 Exhibit 22.1

2024

Management Proxy Circular

Annual Meeting – May 9, 2024
Magna International Inc.

MAGNA
Forward. For all.

Better Mobility.
It Matters.

Magna is committed to creating a better world of mobility, responsibly. As a mobility technology company and leading global automotive supplier, Magna innovations are making vehicles cleaner, safer and smarter. These innovations solve complex problems and help our customers fulfill their vision. They also have a significant impact on sustainability and efficiency throughout the value chain and product life cycle. The Power of Magna means we are uniquely positioned to do what no other supplier in the industry can do. Our systems-level expertise, operational excellence and product capabilities spanning the entire vehicle enable us to deliver future-forward technologies. Count on Magna to drive change and meet the transportation challenges of tomorrow.

Net-Zero emissions by 2050

$42.8B in sales

28 countries

World's **4th** largest automotive parts supplier

342 manufacturing facilities

179,000+ team members

100% renewable electricity globally by 2030

Our Vision for the Car of the Future

The mobility landscape is transforming, driven by new technology and changing consumer preferences. As a dedicated leader, Magna spearheads innovations that resonate across the automotive industry, positioning us for the Car of the Future. This software- and systems-defined vehicle will be equipped with active safety features and connected capabilities, while embracing advancements in electrification. It will be embedded with Magna innovations designed to enhance safety, intelligence, and sustainability.

Our full systems approach and deep product expertise allows us to understand the complete picture and deliver solutions that respond to evolving market opportunities. We continually make advancements in our areas of expertise, from enhancing driver assistance systems to pioneering new eco innovations.

At Magna, every step we take is guided by a broader purpose: to advance mobility for everyone and everything. We are driven by the vision of creating a future where mobility is accessible, sustainable, and inclusive. By aligning our expertise with this purpose, we contribute to shaping a better automotive industry and a more connected world.

All-Encompassing Magna Technologies

Eco Innovation means technologies for the future – from aerodynamics and powertrain to software, manufacturing processes and nearly everything in between.

These innovations solve complex problems and help our customers fulfill their vision. They also have a significant impact on sustainability and efficiency throughout the value chain and product life cycle.

Flexing Our eDrive Muscle

Magna's comprehensive hybrid and electric powertrain portfolio is taking vehicle electrification to the next level of efficiency and range. Our next generation 800V eDrive solution sets new standards in efficiency, power-to-weight ratio, and torque density. The system will minimize our reliance on aluminum and heavy rare earth materials, and lower CO_2 emissions during production by about 20%.

Expanding Presence in the Value Chain

The LG Magna e-Powertrain joint venture is a key contributor to our expanded presence in the EV value chain. With production of motors, inverters, and on-board chargers at a new facility in Mexico and an additional facility under development in Hungary, we are well positioned to keep pace as global EV production continues to increase.

Building on Market-Leading Camera Expertise

Our Gen5 front camera module system is a one-box system that delivers road safety through long-range and side object detection. With production already underway, the high-resolution camera's microcontroller is scalable for sensor fusion with up to five radars and offers leading active safety solutions.

Strengthening EV Safety and Structure

We are leveraging our foundational structures expertise and contributing to the overall structural and safety aspects of an EV through our battery enclosures, offering customers a competitive advantage in the development of these complex assemblies featuring a range of state-of-the-art joining and sealing techniques. This is one of Magna's fastest growing businesses.

MESSAGE FROM THE CHAIRMAN & CHIEF EXECUTIVE OFFICER

Robert F. MacLellan
Chairman

Swamy Kotagiri
Chief Executive Officer

Dear Fellow Shareholders,

We are pleased to invite you to Magna's upcoming (virtual) annual meeting of shareholders, which will be held on Thursday, May 9, 2024, at 10:00 am (Eastern time).

Turning the Corner, Building Momentum

Magna's vision is advancing mobility for everyone and everything, responsibly. It's a common purpose shared by all our employees. It also drives our passion to deliver results and long-term value for shareholders.

After multiple disrupted years, 2023 felt like a year in which we started turning the corner. Sales, earnings, and free cash flow were all up in 2023 compared to 2022, despite the impact of labour strikes against certain facilities of three key customers. Given the strength of Magna's 2023 operational and financial performance, the Board approved an increase in the company's fourth quarter dividend - the 14th consecutive such increase since 2010.

Our outlook for the next few years forecasts further growth in sales, earnings, and free cash flow through continued execution of our go-forward strategy. We are focused on disciplined, profitable growth, including in megatrend areas which, together with operational excellence activities, should drive margin expansion. We believe we are at the peak of an investment cycle, largely to support megatrend growth, with average annual engineering spending of around $1.2 billion in megatrend areas and around $2.5 billion in CapEx for 2024. CapEx is expected to decline after this year and both our Engineering-to-Sales and CapEx-to-Sales ratios should normalize over the next couple of years as new business launches. With all the factors contemplated in our business plan, we anticipate significant free cash flow improvement and continued balance sheet deleveraging allowing us to return to our target leverage ratio in 2025.

No discussion of our strategy or growth in megatrend areas would be complete without mention of our acquisition of Veoneer Active Safety, which closed in June 2023. With this purchase, we can offer customers a more comprehensive active safety portfolio across all relevant sensors, compute systems and software solutions in one of the fastest growing market segments in the automotive industry. Our active safety business is forecast to generate around $3 billion in sales this year and we are well on-track to realize the synergies expected from the purchase.

As is always the case, there are potential opportunities and risks that may impact what Magna can achieve over the next few years, but we are moving forward and building momentum by delivering operational excellence, cost reduction and productivity improvement initiatives.

The Magna Way

Magna was built on and remains committed to growing the value of our business in a way that balances the interests of our key stakeholders – our customers, our people, the communities in which we operate, and our shareholders. In 2023, we shipped roughly 2 billion sustainable, innovative, high-quality, cost-efficient products and systems from our facilities to over 55 OEMs around the world. Magna received 107 customer awards recognizing our product quality and operational performance - an incredible effort made possible by the commitment, dedication, and innovation of our more than 179,000 employees. Their efforts are the foundation of our success and a key reason why Magna continues to be named one of Ethisphere's "World's Most Ethical Companies," Fortune's "World's Most Admired Companies", and Forbes' "Best Employers."

Magna works hard to be a model corporate citizen globally, as demonstrated by our 2023 pledge to achieve net-zero emissions by 2050 and adopt 100% renewable energy in our operations by 2030. However, our commitment to sustainability goes well beyond emissions and energy: it is best understood through the deep involvement of Magna employees in our communities, including through initiatives aimed at planting trees, raising funds for clean water, alleviating poverty, supporting disaster relief, and promoting gender rights and education.

Conducting business in a manner that is stakeholder centered, responsible and ethical. Balancing people and profit. This is the Magna way.

Responsive to You

At last year's annual meeting, shareholders sent the Board a message through the "Say on Pay" vote. We heard you and we have responded by taking several significant steps related to the company's executive compensation framework. Late in 2023, the Board approved five changes to executive compensation for Magna's executive management team, including the elimination of the legacy profit-sharing model. Rest assured, profit-sharing remains in place where it is most effective – at the company's operating divisions. However, the compensation framework for executive management has been reworked to better drive performance, while more closely aligning the interests of management and shareholders. You can read the details in the TOCC's Compensation and Performance Report in this Circular.

In Closing

Our longest-serving director and current Audit Committee Chair, Peter Bowie, will retire from the Board at the upcoming annual meeting. Peter joined Magna's Board in 2012 and has been a consistent contributor to the Board and Audit Committee, as well as a highly effective steward of shareholder interests throughout. We thank Peter for his many important contributions over the last 12 years.

We encourage you to participate in Magna's upcoming (virtual) annual meeting on May 9, 2024, and look forward to your support for all twelve nominees for re-election at the meeting. You can submit your vote on the matters outlined in this circular - by proxy ahead of the meeting, or online during the meeting.

We thank you for your continued support and look forward to continuing to engage with you – at the annual meeting and throughout the year.

Robert F. MacLellan

Seetarama (Swamy) Kotagiri

Notice of Annual Meeting of Shareholders

Date:	Thursday, May 9, 2024
Time:	10:00 a.m. (Toronto time)
Place:	Virtual-only meeting via live internet webcast online at www.virtualshareholdermeeting.com/MGA2024

We have opted to hold a virtual-only meeting, conducted via live internet webcast, in which all shareholders will have an equal opportunity to participate online regardless of geographic location.
Shareholders can submit questions or comments ahead of the Meeting via ProxyVote.com. Simply visit www.ProxyVote.com, enter your Control Number, Vote your Shares and ask your Pre-Meeting Questions.

You are receiving this Notice of Magna’s Annual Meeting of Shareholders (the “Meeting”) since you held Magna Common Shares at the close of business on March 20, 2024. You are entitled to vote your shares at the Meeting, which is being held to:
1.
receive Magna’s consolidated financial statements and the report of independent registered public accounting firm thereon for the fiscal year ended December 31, 2023;

2.
elect twelve directors;

3.
reappoint Deloitte LLP as our independent auditor and authorize the Audit Committee to fix the independent auditor’s remuneration;

4.
vote, in an advisory, non-binding manner, on Magna’s approach to executive compensation (“Say on Pay”) described in the accompanying Management Information Circular/Proxy Statement (the “Circular”); and

5.
transact any other business that may properly come before the Meeting.

As of the date of this Notice, we are not aware of any business to be addressed at the Meeting other than the four specific items listed above.
The Circular relating to the Meeting contains more information on the matters to be addressed at the Meeting. The section of the Circular titled “How to Vote Your Shares” contains detailed information to help you understand how to vote your shares within the applicable time limits. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at their discretion.
Magna has elected to use the Notice and Access rules permitted by Canadian securities regulators to deliver the Circular to both our registered and non-registered shareholders. This means that instead of receiving the Circular by mail, shareholders will receive a written notification with instructions on how to access the Circular online, together with a form of proxy or voting instruction form, as applicable. The Circular is available on our website at magna.com, on SEDAR+ at sedarplus.ca and on EDGAR at sec.gov/edgar.
By order of the Board of Directors.

March 27, 2024 Aurora, Ontario	BASSEM A. SHAKEEL Vice-President, Associate General Counsel and Corporate Secretary

Contents

Management Information Circular/Proxy Statement
1	Proxy Summary
6	Voting Information
7	How To Vote Your Shares

Business of the Meeting
10	Financial Statements
11	Election of Directors
12	Board Overview
13	Details of the 2024 Nominees
17	Biographies of 2024 Nominees
23	Director Compensation
27	Reappointment of Deloitte LLP as Magna’s Independent Auditor
29	Say on Pay
30	Compensation Discussion & Analysis
51	Summary Compensation Table
54	Incentive Plans and Awards

Corporate Governance
59	Corporate Governance at Magna
60	Governance Environment
61	About the Board
62	Board Independence
66	Board Effectiveness
70	Shareholder Democracy and Engagement
72	Ethical Conduct
73	Sustainability at Magna
75	Board Committees and Committee Reports
76	Report of the Audit Committee
78	Report of the Governance, Nominating and Sustainability Committee
79	Report of the Talent Oversight and Compensation Committee
80	Report of the Technology Committee

Additional Information
81	Additional Information
82	Definitions and Interpretation

Proxy Summary

Management Information
Circular/Proxy Statement
This Circular is being provided to you in connection with the Annual Meeting of Magna’s shareholders (the “Meeting”), which will be held on Thursday, May 9, 2024, commencing at 10:00 a.m. (Toronto time) via live internet webcast online at www.virtualshareholdermeeting.com/MGA2024.
Proxy Summary
In this summary, we highlight certain information you will find in various other parts of this management information circular/proxy statement (the “Circular”). This summary does not contain all of the information that you should consider. Please review the entire Circular carefully before casting your vote.
Business of the Meeting
	Business of the Meeting	Board Vote Recommendation	For More Information
1.	Receive the audited consolidated financial statements and the report of the auditor for the year ended December 31, 2023	N/A	Page 10
2.	Vote to elect twelve directors for a term of approximately one-year, ending on the date of the next annual meeting	FOR	Page 11
3.	Vote to reappoint Deloitte LLP as Magna’s independent auditor and authorize the Audit Committee to set the independent auditor’s remuneration	FOR	Page 27
4.	Vote on the advisory, non-binding resolution on Magna’s approach to executive compensation (“Say on Pay”)	FOR	Page 29
1. Financial Statements
Magna’s consolidated financial statements for the fiscal year ended December 31, 2023, together with the report of independent registered public accounting firm on those statements, will be presented at the Meeting, but no shareholder vote is required in connection with the financial statements. The report of independent registered public accounting firm on our financial statements for the fiscal year ended December 31, 2023, was unqualified and without reservation. Both of these items are contained in our 2023 Annual Report, which is available on our website at www.magna.com.
Selected financial results for 2023 are found below. However, we encourage shareholders to review our complete financial statements and the report of independent registered public accounting firm thereon.

SALES
U.S. $ MILLIONS

37,840
42,797
2022
2023

DILUTED EPS
U.S. $

2.03
4.23
2022
2023

CASH PROVIDED FROM OPERATING ACTIVITIES
U.S. $ MILLIONS

2,095
3,149
2022
2023

ADJUSTED RETURN ON INVESTED CAPITAL[(1)]

8.5%
10.0%
2022
2023

DIVIDENDS PAID PER SHARE
U.S. $

1.46
1.60
1.72
1.80
1.84
2019
2020
2021
2022
2023

1.
Adjusted Return on Invested Capital is a non-GAAP financial measure. During 2023, we revised our calculation of Adjusted Return on Invested Capital to exclude the amortization of acquired intangible assets. The historical presentation of this non-GAAP measure has been updated to reflect the revised calculation. Definitions and reconciliations to the most directly comparable financial measures calculated in accordance with U.S. GAAP, can be found in the company’s Annual Report for the Year Ended December 31, 2023, in the Management’s Discussion and Analysis of Results or Operations and Financial Position section. The Magna International Inc. 2023 Annual Report has been posted to the company’s website through the Investors link at www.magna.com.

Proxy Summary 1

2. Election of Directors – 2024 Nominees

Tenure

4yrs
Avg.

- 0-4 yrs : 8 nominees
- 5-9 yrs : 4 nominees
- 10+ yrs : 0 nominee

98%
Avg. 2023 Votes FOR

100%
2023 Attendance

Age

65yrs
Avg.

- <60 yrs : 1 nominee
- 60-65 yrs : 7 nominees
- 66-70 yrs : 2 nominees
- >70 yrs : 2 nominees

Gender

42%
Women

Diversity

42%
Diverse
Nominees*

* LGBTQ+ or underrepresented minority in home country

Independence

92%
Independent

Nominee Overview
Nominee	Age	Director Since	Tenure Limit	Principal Occupation	Independence(1)	Financial Expertise	Committee Memberships(2)
Mary S. Chan	61	2017	2029	Chief Operating Officer, Nikola Corporation and Corporate Director	I		GNSC/TC
Hon. V. Peter Harder, P.C.	71	2020	2029	Senator and Corporate Director	I		GNSC*/TC
Jan R. Hauser	65	2022	2034	Corporate Director	I	✓	AC/TC
Seetarama S. Kotagiri	55	2021	–	Chief Executive Officer of Magna	M		–
Jay K. Kunkel	64	2023	2035	Corporate Director	I	✓	AC/TC
Robert F. MacLellan	69	2018	2030	Chairman, Northleaf Capital Partners and Corporate Director	I	✓	Board Chair/TC
Mary Lou Maher	63	2021	2033	Corporate Director	I	✓	AC/TC
William A. Ruh	62	2017	2029	Chief Executive Officer, Lifestyle Solutions Real Estate and Corporate Director	I		TC*/TOCC
Dr. Indira V. Samarasekera	71	2014	2026	Senior Advisor, Bennett Jones LLP and Corporate Director	I		TOCC*/TC
Matthew Tsien	63	2023	2035	Corporate Director	I		TOCC/TC
Dr. Thomas Weber	69	2022	2034	Corporate Director	I		GNSC/TC
Lisa S. Westlake	62	2019	2031	Corporate Director	I	✓	TOCC/TC
Notes:
1.
I = Independent; M = Management.

2.
The Board has 4 (four) standing committees: Audit Committee (“AC”); Governance, Nominating and Sustainability Committee (“GNSC”); Technology Committee (“TC”); and Talent Oversight and Compensation Committee (“TOCC”). Asterisk (*) denotes Committee Chair.

Additional information about the Nominees, including their biographies, skills and compensation can be found starting on page 12 of the Circular.
2Proxy Summary

Proxy Summary

Highlights of our approach to corporate governance include:
Corporate Governance Overview
■ Active Board engagement in, and approval of strategy	■ Diverse Nominee skills, expertise and backgrounds
■ Strong oversight of management succession planning	■ Board Diversity Policy with gender parity target
■ Environmental, Social and Governance (ESG) oversight	■ Director tenure limit
■ Active shareholder engagement	■ Limitation on director interlocks
■ Advance Notice By-Law	■ Independent Board Chair
■ Annual director election; no slate ballots	■ 100% Independent Directors on all Board committees
■ Majority voting policy; prompt disclosure of vote results	■ Independent Directors meet without Management
■ Annual Say on Pay vote	■ Rigorous annual Board/Director effectiveness evaluation
■ Mandatory deferral of director fees	■ Director orientation and continuing education
■ Equity maintenance requirement for directors	■ Commitment to culture of ethics and compliance
■ Trading blackouts and anti-hedging restrictions

3.
Reappointment of Deloitte LLP as Magna’s Independent Auditor

Deloitte LLP (“Deloitte”), an Independent Registered Public Accounting Firm, was first appointed Magna’s independent auditor on May 8, 2014 and has audited Magna’s consolidated financial statements for the fiscal years ended December 31, 2014 and after. Deloitte reports directly to the Audit Committee, which assesses its independence, oversees its work, evaluates its performance and sets its compensation.
The Audit Committee believes that Deloitte provides value to Magna’s shareholders through its methodical, independent challenge to Magna’s external financial reporting. Deloitte’s audit approach is based on an audit risk assessment, which is continuously updated throughout the year. Audit risks identified in the risk assessment are addressed through tailored audit procedures which reflect Deloitte’s understanding of Magna-specific factors as well as the general business environment in which Magna operates. The firm’s communications to the Audit Committee demonstrate strong audit quality, professional skepticism and innovation in the audit, including through the effective use of data analytics. The Audit Committee is satisfied that Deloitte’s integrated audit team consists of audit professionals and specialists who are qualified and experienced to provide audit services in the regions in which Magna operates. The firm has demonstrated a commitment to promoting a learning culture within its own team and sharing the firm’s insights, perspectives and best practices with the Audit Committee, the Board, internal audit, as well as management and Magna’s finance teams.
Additional information about Deloitte, including its independence, services and fees can be found starting at page 27 of the Circular.
Proxy Summary 3

4. Say on Pay / Executive Compensation
Magna’s executive compensation framework has been structured to promote effective short- and long-term decision-making through balanced incentives aimed at profitable growth in a lean manufacturing business, as well as long-term value creation in a rapidly evolving industry. Some of the ways we seek to achieve these objectives include:
Compensation Framework Feature	Purpose
Minimal fixed compensation
■
Low base salaries and highly variable compensation help create an owner’s mindset

■
Motivates managers to achieve consistent profitability in order to maintain consistent compensation

■
Incents profit growth to grow compensation

Performance-conditioned profit sharing bonus / STI
■
Promotes entrepreneurialism

■
Drives strong managerial focus on lean/efficient operations through effective management of costs

■
Connects compensation to the operational impact of everyday decisions

Performance-conditioned multi-metric LTI
■
ROIC PSUs incent efficient capital allocation and value creation

■
rTSR PSUs create sensitivity to stock market performance and return of capital to shareholders, in the form of dividends, as well as alignment with shareholders

■
TFG PSUs promote strategic transformation by incenting actions that generate sustainable, long-term growth in equity values

■
Capped PSU payouts help mitigate risk by promoting responsible decision-making and discouraging excessive risk-taking

■
Stock options incent absolute TSR growth

No pensions	■ Reinforces an owner’s mindset and incents long-term growth in equity value as a pension-alternative
Share maintenance requirement	■ Reinforces an owner’s mindset ■ Promotes alignment with shareholders ■ Helps mitigate risk
Benefits	■ Substantially consistent with those of other employees in the same office/jurisdiction
2023 CEO Compensation
Compensation in 2023 for Magna’s CEO, Seetarama S. Kotagiri, consisted of a low base salary, a profit-driven STI, as well as LTIs tied to value-creation on both an absolute basis and relative to industry peers. Mr. Kotagiri’s base salary and target STI represented approximately 30% of his target TDC of $16.0 million, with target LTI values representing approximately 70% of such target TDC.
	2023 ($)	Performance vs. Target
Base Salary	325,000	—
Short-term Incentive (Cash)	5,633,000	↑ 13%
Long-term Incentives (Equity ROIC PSUs (3-yr) rTSR PSUs (3-yr) Stock Options (7-yr)	4,400,000 2,200,000 4,400,000	Tracking At Target Tracking Below Target Out-of-the-Money
Total	16,958,000	↑6%
In-line with compensation governance best practices, the TOCC engaged its independent compensation advisor to perform a “realized/realizable” compensation analysis of Mr. Kotagiri’s 2023 compensation to assist the TOCC in assessing pay outcomes. Realized/realizable compensation provides an indication of how the different elements of compensation are actually performing as of a point in time – in this case, December 31, 2023. The graph below shows realized and realizable compensation values for 2023, relative to actual TDC, which includes base salary, actual STI earned and target LTI values.
4Proxy Summary

Proxy Summary

This graph demonstrates that realized/realizable values for elements of incentive compensation which are more within Executive Management’s control – the profit-driven STI and the ROIC LTI – tracked closely to forecast (STI) / target (ROIC PSU) levels. Additionally, realized/realizable values for market-driven elements of incentive compensation – the rTSR PSUs and stock options – closely reflect the broader Magna shareholder experience in 2023. The balance in realized/realizable 2023 CEO compensation indicates a reasonable outcome overall. Please refer to the CD&A later in this Circular for a full discussion of 2023 realized/realizable compensation, including a comparison against prior years.

Notes:
1.
Actual TDC consists of Base Salary, actual STI, target LTIs, as disclosed in the Summary Compensation Table.

2.
Realized/realizable compensation consists of Base Salary and actual STI, as disclosed in the Summary Compensation Table, together with the market value of LTIs granted in the year. Market value of LTIs has been calculated based on the value of Magna Common Shares as of December 29, 2023.

Pay for Performance
The Say on Pay vote at the Meeting represents your opportunity to express to us your view as to whether the company’s approach to executive compensation generates outcomes that are justified by Magna’s performance. There is no single way of assessing the relationship between pay and performance, nor any one metric on its own that can convey a complete picture as to such relationship. However, in light of the alignment between pay and performance as depicted in the graph below when normalized to exclude the full grant value of the non-recurring, long-term TFG PSUs granted in 2022, we are satisfied that compensation outcomes are reasonably aligned with performance. We believe that inclusion of the full grant value of the TFG PSUs would be distortive, since such PSUs were granted to incent the long-term transformation of the company and they are relatively early in their performance period. Nevertheless, we have separately shown the relative positioning of Magna CEO compensation inclusive of the grant value of the TFG PSUs in the interests of full transparency.

Compensation Peers vs. Magna
3-Year Compensation Rank[1]
3-Year TSR Performance Rank
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Honeywell
Deere & Co
Caterpillar
Magna
(Full TFG)
ITW
BorgWarner
Parker-Hannifin
Corning
Emerson Electric
Jabil
Eaton Corp
Aptiv
Johnson Controls
Goodyear
Lear
Adient
Magna (No TFG)

Note:
1.
Represents three-year average CEO compensation, as disclosed in the Summary Compensation Table.

Proxy Summary 5

Voting Information
Record Date
March 20, 2024, is the record date for the Meeting (the “Record Date”). Only holders of our Common Shares as of the close of business on the Record Date are entitled to receive notice of and vote at the Meeting.

Outstanding Shares, Votes and Quorum
As of the Record Date, 287,280,095 Magna Common Shares were issued and outstanding. Each Magna Common Share is entitled to one vote. A quorum of shareholders is needed to hold the Meeting and transact business. Under our by-laws, quorum means at least two persons holding, or representing by proxy, at least 25% of our outstanding Common Shares.

Principal Shareholders	To our knowledge, no shareholder beneficially owns or exercises control or direction, directly or indirectly, over 10% or more of Magna’s Common Shares which were outstanding as at the Record Date.
Shareholder Group	Number of Shares	Percentage of Shares
Public Shareholders	269,424,634	93.8%
Magna Directors and Executive Officers (N = 22)	383,854	0.1%
Magna Employee Deferred Profit Sharing Plans (Canada, U.S., Europe)(1)	17,471,607	6.1%
Note:
1. To the best of our knowledge, all of these shares will be voted FOR the election of directors, the re-appointment of the auditor and the “Say on Pay” advisory resolution.
Individual Voting	At the Meeting, shareholders will vote for each nominee for election to the Board, individually. We do not use slate voting.
Majority Voting	We maintain a majority voting policy, which is described under “Corporate Governance”, and each nominee for election to the Board has agreed to abide by such policy.
Voting Results	Detailed voting results will be promptly disclosed in a press release issued and filed on the Meeting date.

You may request a paper copy of the Circular, at no cost, up to one year from the date the Circular was filed on SEDAR+. You may make such a request at any time prior to or following the Meeting by contacting Broadridge at 1-877-907-7643 (Toll Free for Registered Shareholders and Non-Registered/Beneficial Shareholders – North America) or Direct 1-303-562-9305 (English) / 1-303-562-9306 (French) (Other countries) and follow the instructions. Shareholders who have already signed up for electronic delivery of proxy materials will continue to receive them by email.

6Voting Information

Voting Information

How To Vote Your Shares
Your Vote Is Important
Your vote is important. This Circular tells you who can vote, what you will be voting on and how to vote. Please read the information below to ensure your shares are properly voted.
Since the Meeting is being held as a virtual-only meeting, there are differences in how the Meeting will be conducted compared to an in-person meeting. However, shareholders will have an equal opportunity to participate at the meeting online, regardless of geographic location. This means that shareholders attending online will have the opportunity to ask questions and vote in real-time. All shareholders are encouraged to cast their votes in advance by proxy as described below.

Registered vs. Non-Registered Shareholder
How you vote your shares depends on whether you are a registered shareholder or a non-registered shareholder. In either case, there are different ways to vote, but shareholders will not be able to attend the Meeting and vote in person since it will be a virtual-only meeting.
Registered Shareholder: You are a registered shareholder if you hold one or more share certificates that indicate your name and the number of Magna Common Shares that you own. As a registered shareholder, you will receive a form of proxy from Broadridge Investor Communications Corporation representing the shares you hold. If you are a registered shareholder, refer to “How to Vote – Registered Shareholders”.
Non-Registered Shareholder: You are a non-registered shareholder if a securities dealer, broker, bank, trust company or other nominee holds your shares for you, or for someone else on your behalf. As a non-registered shareholder, you will most likely receive a Voting Instruction Form from Broadridge Investor Communications Corporation, although in some cases you may receive a form of proxy from the securities dealer, broker, bank, trust company or other nominee holding your shares. If you are a non-registered shareholder, refer to “How to Vote – Non-Registered Shareholders”.

Proxies Are Being Solicited by Management
Management is soliciting your proxy in connection with the matters to be addressed at the Meeting (or any adjournment(s) or postponement(s) thereof) to be held at the time set out in the accompanying Notice of Annual Meeting. We will bear all costs incurred in connection with Management’s solicitation of proxies, including the cost of preparing and delivering this Circular and accompanying materials. In addition to the use of mail and email, some of our officers and employees may (for no additional compensation) also directly solicit proxies by phone, fax or other electronic methods. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy solicitation material to the persons on whose behalf they hold Magna shares and to obtain authorizations for the execution of proxies. These institutions will be reimbursed for their reasonable expenses in doing so.

Voting Information 7

These securityholder materials are being sent to both registered and non-registered owners of Magna Common Shares.

HOW TO VOTE – REGISTERED SHAREHOLDERS	HOW TO VOTE – NON-REGISTERED SHAREHOLDERS

If you are a registered shareholder, you may vote either by proxy or by completing an online ballot during the Meeting.
Submitting Votes by Proxy
There are four ways to submit your vote by proxy:

 smartphone     internet      mail     telephone
The form of proxy contains instructions for each of these methods.
If you are voting by smartphone, internet or telephone, you will need the pre-printed Control Number on your form of proxy.
A proxy submitted by mail must be in writing, dated the date on which you signed it and be signed by you (or your authorized attorney). If such a proxy is being submitted on behalf of a corporate shareholder, the proxy must be signed by an authorized officer or attorney of that corporation. If a proxy submitted by mail is not dated, it will be deemed to bear the date on which it was sent to you.
If you are voting your shares by proxy, you must ensure that your completed, signed and dated proxy form or your smartphone, internet or telephone vote is received by Broadridge Investor Communications not later than 5:00 p.m. (Toronto time) on May 7, 2024. If the Meeting is adjourned or postponed, you must ensure that your completed and signed proxy form or your smartphone, internet or telephone vote is received by Broadridge not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting.
Appointment of Proxyholder
Unless you specify otherwise or appoint a proxyholder, the Magna officers whose names are pre-printed on the form of proxy will vote your shares:
■
FOR the election to the Magna Board of Directors of all twelve nominees named in this Circular;

■
FOR the reappointment of Deloitte LLP as Magna’s independent auditor and the authorization of the Audit Committee to fix the independent auditor’s remuneration; and

■
FOR the advisory resolution to accept the approach to executive compensation disclosed in this Circular.

You have the right to appoint someone else (who need not be a shareholder) as your proxyholder; however, if you do, that person must vote your shares on your behalf during the Meeting. To appoint someone else as your proxyholder, insert the person’s name in the space provided on the form of proxy and provide an appointee identification number as indicated.

If you are a non-registered shareholder, the intermediary holding on your behalf (and not Magna) has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper voting instructions.
Submitting Voting Instructions
There are four ways to submit your vote by Voting Instruction Form:

 smartphone     internet      mail     telephone
The Voting Instruction Form contains instructions for each of these methods.
If you are a non-registered shareholder and have received a Voting Instruction Form from Broadridge Investor Communications, you must complete and submit your vote by smartphone, internet, mail or telephone, in accordance with the instructions on the form.
Your completed, signed and dated Voting Instruction Form or your smartphone, internet or telephone vote must be received by Broadridge not later than 5:00 p.m. (Toronto time) on May 7, 2024. If the Meeting is adjourned or postponed, you must ensure that your completed, signed and dated Voting Instruction Form or your smartphone, internet or telephone vote is received by Broadridge not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting. If a Voting Instruction Form submitted by mail or fax is not dated, it will be deemed to bear the date on which it was sent to you.
Additionally, Magna may use Broadridge’s QuickVote™ service to assist beneficial shareholders with voting their shares. Broadridge will tabulate the results of all the instructions received and then provide the appropriate instructions for such shares to be represented at the Meeting.
In some cases, you may have received a form of proxy instead of a Voting Instruction Form, even though you are a non-registered shareholder. Such a form of proxy will likely be stamped by the securities dealer, broker, bank, trust company or other nominee or intermediary holding your shares and be restricted as to the number of shares to which it relates. In this case, you must complete the form of proxy and submit it to Broadridge as described to the left under “How to Vote – Registered Shareholders – Submitting Votes By Proxy”.
If you choose to vote by proxy, you are giving the person (referred to as a “proxyholder”) or people named on your form of proxy the authority to vote your shares on your behalf at the Meeting (including any adjournment or postponement of the Meeting).

8Voting Information

Voting Information

HOW TO VOTE – REGISTERED SHAREHOLDERS (cont’d)	HOW TO VOTE – NON-REGISTERED SHAREHOLDERS (cont’d)

Appointment of Proxyholder (cont’d)
You may indicate on the form of proxy how you want your proxyholder to vote your shares, or you can let your proxyholder decide for you. If you do not specify on the form of proxy how you want your shares to be voted, your proxyholder will have the discretion to vote your shares as they see fit.
The form of proxy accompanying this Circular gives the proxyholder discretion with respect to any amendments or changes to matters described in the Notice of Annual Meeting and with respect to any other matters that may properly come before the Meeting (including any adjournment or postponement of the Meeting). As of the date of this Circular, we are not aware of any amendments, changes or other matters to be addressed at the Meeting.
Voting Online During the Meeting
The Meeting will be held virtually via internet webcast. As a registered shareholder, you or your duly appointed proxyholder, will be able to cast votes and ask questions during the Meeting. To do so, you or your duly appointed proxyholder can access the Meeting on May 9, 2024, at 10:00 am (Toronto time) by visiting www.virtualshareholdermeeting.com/MGA2024. To participate in the Meeting, registered shareholders will need the control number pre-printed on the form of proxy. Duly appointed proxyholders will need the appointee identification number provided in the form of proxy by the registered holder of the shares being represented.
If you vote online during the Meeting and had previously completed and returned your form of proxy, your proxy will be automatically revoked and any votes you cast on a poll at the Meeting will count.
Revoking a Vote Made by Proxy
You have the right to revoke a proxy by ANY of the following methods:
■
Vote again by phone, internet or smartphone not later than 5:00 p.m. (Toronto time) on May 7, 2024 (or not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting);

■
Deliver by mail another completed and signed form of proxy, dated later than the first form of proxy, such that it is received by Broadridge not later than 5:00 p.m. (Toronto time) on May 7, 2024 (or not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting);

■
Deliver to us at the following address a signed written notice revoking the proxy, provided it is received not later than 5:00 p.m. (Toronto time) on May 8, 2024 (or not later than 5:00 p.m. on the last business day prior to the date of the adjourned or postponed Meeting):

Magna International Inc.
337 Magna Drive
Aurora, Ontario, Canada L4G 7K1
Attention: Corporate Secretary

Voting Online During the Meeting
If you have received a Voting Instruction Form and wish to vote online during the Meeting, you must first appoint yourself as a proxyholder by completing, signing and returning the Voting Instruction Form or completing the equivalent electronic form online, in each case, and returning it to Broadridge not later than 5:00 pm (Toronto time) on May 7, 2024.
If you have received a form of proxy and wish to vote online during the Meeting, you must insert your name in the blank space provided on the form of proxy. If you are voting your shares by proxy, you must ensure that your completed and signed proxy form or your phone or internet or smartphone vote is received by Broadridge not later than 5:00 p.m. (Toronto time) on May 7, 2024.
If the Meeting is adjourned or postponed, you must ensure that your completed and signed Voting Instruction Form (or equivalent electronic form online) is received by Broadridge not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting.
The Meeting will be held virtually via internet webcast. As a non-registered shareholder who has duly appointed yourself or someone else as proxyholder, you or your duly appointed proxyholder will be able to cast votes and ask question during the Meeting. To do so, you or your duly appointed proxyholder can access the Meeting on May 9, 2024, at 10:00 am (Toronto time) by visiting www.virtualshareholdermeeting.com/MGA2024. To participate in the Meeting, you will need the appointee identification number provided in the voting instruction form for the shares being represented.
If you have not appointed yourself as a proxyholder in accordance with the instructions on your Voting Instruction Form, you can participate in the Meeting as a guest. Guests will be able to listen to the Meeting proceedings, but will not be able to vote or ask questions.
Revoking a Voting Instruction Form or Proxy
If you wish to revoke a Voting Instruction Form or form of proxy for any matter on which a vote has not already been cast, you must contact your securities dealer, broker, bank, trust company or other nominee or intermediary (for a form of proxy sent to you by such intermediary) and comply with any applicable requirements relating to the revocation of votes made by Voting Instruction Form or proxy.

Voting Information 9

1	Financial Statements
Magna’s consolidated financial statements for the fiscal year ended December 31, 2023, together with the report of independent registered public accounting firm on those statements, will be presented at the Meeting. No shareholder vote is required in connection with the foregoing. The report of independent registered public accounting firm on our financial statements for the fiscal year ended December 31, 2023, was unqualified and without reservation. Both of these items are contained in our 2023 Annual Report, which is available on our website at www.magna.com.
Selected financial results for 2023 are found below. However, we encourage shareholders to review our complete financial statements and the report of independent registered public accounting firm thereon.
1.
Adjusted Return on Invested Capital is a non-GAAP financial measure. During 2023, we revised our calculation of Adjusted Return on Invested Capital to exclude the amortization of acquired intangible assets. The historical presentation of this non-GAAP measure has been updated to reflect the revised calculation. Definitions and reconciliations to the most directly comparable financial measures calculated in accordance with U.S. GAAP, can be found in the company’s Annual Report for the Year Ended December 31, 2023, in the Management’s Discussion and Analysis of Results or Operations and Financial Position section. The Magna International Inc. 2023 Annual Report has been posted to the company’s website through the Investors link at www.magna.com.

10Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

2	Election of Directors

IN THIS SECTION
	12	Board Overview
	13	Details of the 2024 Nominees
	17	Biographies of 2024 Nominees
	23	Director Compensation
The Board recommends that you vote FOR each of the 12 nominees.
Nominee Summary
Business of the Meeting 11

Nominee Overview
Nominee	Age	Director Since	Tenure Limit	Principal Occupation	Independence(1)	Financial Literacy	Financial Expertise	Committee Memberships(2)
Mary S. Chan	61	2017	2029	Chief Operating Officer of Nikola Corporation and Corporate Director	I	✓		GNSC/TC
Hon. V. Peter Harder, P.C.	71	2020	2029	Senator and Corporate Director	I	✓		GNSC*/TC
Jan R. Hauser	65	2022	2034	Corporate Director	I	✓	✓	AC/TC
Seetarama S. Kotagiri	55	2021	–	Chief Executive Officer of Magna	M	✓		–
Jay K. Kunkel	64	2023	2035	Corporate Director	I	✓	✓	AC/TC
Robert F. MacLellan	69	2018	2030	Chairman, Northleaf Capital Partners and Corporate Director	I	✓	✓	Board Chair/TC
Mary Lou Maher	63	2021	2033	Corporate Director	I	✓	✓	AC/TC
William A. Ruh	62	2017	2029	Chief Executive Officer, Lifestyle Solutions Real Estate and Corporate Director	I	✓		TC*/TOCC
Dr. Indira V. Samarasekera	71	2014	2026	Senior Advisor, Bennett Jones LLP and Corporate Director	I	✓		TOCC*/TC
Matthew Tsien	63	2023	2035	Corporate Director	I	✓		TOCC/TC
Dr. Thomas Weber	69	2022	2034	Corporate Director	I	✓		GNSC/TC
Lisa S. Westlake	62	2019	2031	Corporate Director	I	✓	✓	TOCC/TC
Notes:
1.
I = Independent; M = Management.

2.
The Board has 4 (four) standing committees: Audit Committee (“AC”); Governance, Nominating and Sustainability Committee (“GNSC”); Technology Committee (“TC”); and Talent Oversight and Compensation Committee (“TOCC”). Every director sits on the Technology Committee. Asterisk (*) denotes Committee Chair.

Board Overview
Board’s Role
Directors are elected by shareholders to act as stewards of the company. The Board is Magna’s highest decision-making body, except to the extent certain rights have been reserved for shareholders under applicable law or Magna’s articles of incorporation or by-laws. Among other things, the Board is responsible for appointing our Chief Executive Officer, overseeing Management, shaping and overseeing implementation of our long-term strategy, satisfying itself that material risks are being managed appropriately, reviewing and approving financial statements, establishing our systems of corporate governance and executive compensation, as well as overseeing our corporate culture. In fulfilling their duties, directors are required under applicable law to act in the best interests of the company.
2024 Nomination Process
All twelve nominees for election at the Meeting were elected at our 2023 annual meeting of shareholders and have been nominated for re-election based on factors discussed below. One current director who was elected at the 2023 annual meeting, Peter G. Bowie, has reached his term limit and will retire from the Board at the Meeting.
In recommending to the Board the twelve nominees, the GNSC considered a number of factors including:
■
nominees’ respective skills, expertise, and experience in relation to Magna’s business and corporate strategy;

12Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

■
the diversity of backgrounds and experiences that would be represented across the Board if all nominees are elected;

■
feedback from the annual Board effectiveness evaluation process, which incorporates both a self-evaluation and a peer review process; and

■
individual voting results from the 2023 annual meeting of shareholders.

The GNSC and the Board are confident that each of the twelve nominees:
■
exceeds the minimum requirements set out in our Board Charter and the Business Corporations Act (Ontario) (“OBCA”);

■
has skills, experience and expertise that provide the Board with the necessary insight to effectively carry out its mandate; and

■
will, if re-elected, continue to provide responsible oversight as a steward of the company, including prudent oversight of Management.

The “Details of the 2024 Nominees” section which follows contains information regarding nominees’ independence, skills, expertise and other relevant information that you should consider in casting your vote.
Unless otherwise instructed, the Magna officers whose names have been pre-printed on the form of proxy or Voting Instruction Form intend to vote FOR each such nominee.
Details of the 2024 Nominees
Nominee Independence
Eleven out of twelve, or 92%, of the nominees for election at the Meeting have been affirmatively determined to be independent.
Nominee	Independent	Non- Independent	Basis for Determination
Mary S. Chan	✓		No material relationship
Hon. V. Peter Harder	✓		No material relationship
Jan R. Hauser	✓		No material relationship
Seetarama S. Kotagiri		✓	Management
Jay K. Kunkel	✓		No material relationship
Robert F. MacLellan	✓		No material relationship
Mary Lou Maher	✓		No material relationship
William A. Ruh	✓		No material relationship
Dr. Indira V. Samarasekera	✓		No material relationship
Matthew Tsien	✓		No material relationship
Dr. Thomas Weber	✓		No material relationship
Lisa S. Westlake	✓		No material relationship
Nominees’ Meeting Attendance
Independent Directors are expected to attend all Board meetings, as well as all meetings of standing Committees on which they serve, and are welcome to attend any other Committee meetings. However, we recognize that scheduling conflicts are unavoidable from time to time, particularly in the first year of a director’s tenure, and also where meetings are called on short notice. Our Board Charter requires Directors to attend a minimum of 75% of regularly scheduled Board and applicable standing Committee meetings, except where an absence is due to medical or other valid reason. Magna’s Chief Executive Officer does not serve as a member of any Board Committee, but typically attends most or all Committee meetings. The Board Chair serves as a member of the Technology Committee, which is a committee of all the Independent Directors. Although the Board Chair does not serve on any other standing committees, he typically attends most or all committee meetings. The twelve nominees achieved 100% attendance at all Board and applicable Committee meetings as set forth below.
Business of the Meeting 13

	BOARD (#)	AUDIT (#)	GNSC (#)	TOCC (#)	TECH (#)	TOTAL
NOMINEE						(#)	(%)
Mary S. Chan	9/9	—	5/5	—	5/5	19/19	100
Hon. V. Peter Harder	9/9	—	5/5	—	5/5	19/19	100
Jan R. Hauser	9/9	6/6	—	—	5/5	20/20	100
Seetarama S. Kotagiri	9/9	—	—	—	5/5	14/14	100
Jay K. Kunkel	4/4	2/2	—	—	2/2	8/8	100
Robert F. MacLellan	9/9	6/6	—	—	5/5	20/20	100
Mary Lou Maher	9/9	6/6	—	—	5/5	20/20	100
William A. Ruh	9/9	—	—	9/9	5/5	23/23	100
Dr. Indira V. Samarasekera	9/9	—	—	9/9	5/5	23/23	100
Matthew Tsien	4/4	—	—	4/4	2/2	10/10	100
Dr. Thomas Weber	9/9	—	2/2	—	5/5	16/16	100
Lisa S. Westlake	9/9	—	—	9/9	5/5	23/23	100
2023 Annual Meeting Vote Results
Each of the nominees standing for re-election received a substantial majority of votes “for” their election at our 2023 annual meeting of shareholders, as set forth in the table below.
Nominee	2023
	Votes FOR (%)	Votes WITHHELD (%)
Mary S. Chan	99.4	0.6
Hon. V. Peter Harder	99.1	0.9
Jan R. Hauser	99.6	0.4
Seetarama S. Kotagiri	99.7	0.3
Jay K. Kunkel	99.7	0.3
Robert F. MacLellan	99.4	0.6
Mary Lou Maher	99.6	0.4
William A. Ruh	95.3	4.7
Dr. Indira V. Samarasekera	88.0	12.0
Matthew Tsien	99.7	0.3
Dr. Thomas Weber	99.7	0.3
Lisa S. Westlake	95.2	4.8
Nominees’ Equity Ownership
We believe it is important that each director be economically aligned with shareholders. We try to achieve such alignment in two principal ways:
■
Equity Maintenance Requirement: Each director-at-large is required to hold a minimum of $825,000 of Magna Common Shares and/or Deferred Share Units (“DSUs”) within five years of joining the Board. Each committee chair is required to hold a minimum of $900,000 of Magna Common Shares and/or Deferred Share Units (“DSUs”) within five years of joining the Board. The Board Chair is required to hold a minimum of $1,500,000 of Magna Common Shares and/or DSUs within three years of becoming Chair. In assessing compliance with these requirements, we consider the value of any Magna Common Shares held by a director, together with the aggregate value of deferred compensation in the form of retainers and fees, excluding accrued dividend equivalents and without reference to increases or decreases in the market value of such compensation.

■
Mandatory Deferral of Compensation: Until the equity maintenance requirement has been achieved, a minimum of 60% of a director’s annual retainer is paid in the form of DSUs. Once a director has achieved the minimum equity maintenance requirement, a minimum of 40% is automatically deferred in the form of DSUs, subject to the director’s election to defer a greater amount. DSUs are notional units, the value of which is tied to the market value of our Common Shares. The value represented by a director’s DSUs can only be realized following their departure from the Board and remains “at risk” until that time.

Taking into account the five-year period in which to accumulate the minimum required value of Common Shares and DSUs, each of Magna’s nominees complies with or exceeds the minimum equity maintenance requirement.
14Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

Holdings by each nominee of Magna Common Shares and/or DSUs, together with the status of compliance with the equity maintenance requirement and the “at-risk” value of their equity as of the Record Date are set forth in the table below.
Nominee	Common Shares (#)	DSUs (#)	Total Equity “At-Risk”(2) ($)	Equity Maintenance Requirement Status(1)
Mary S. Chan	—	32,357	1,778,000	Exceeds
Hon. V. Peter Harder	—	20,244	1,112,000	Exceeds
Jan R. Hauser	—	8,323	457,000	Complies
Seetarama S. Kotagiri	187,804	298,601(3)	$26,728,000	Exceeds
Jay K. Kunkel	—	2,682	147,000	Complies
Robert F. MacLellan	—	37,239	2,046,000	Exceeds
Mary Lou Maher	3,100	10,362	740,000	Complies
William A. Ruh	—	35,246	1,937,000	Exceeds
Dr. Indira V. Samarasekera	—	54,569	2,999,000	Exceeds
Matthew Tsien	—	2,682	147,000	Complies
Dr. Thomas Weber	—	11,332	623,000	Complies
Lisa S. Westlake	2,000	15,676	971,000	Exceeds
Notes:
1.
“Complies” signifies a director who is within their first five years of tenure and accumulating equity value to achieve the minimum equity requirement.

2.
In calculating the value of total equity at risk, we have used the closing price of Magna Common Shares on the NYSE on the Record Date.

3.
Represents ROIC PSUs and rTSR PSUs (at target), but excludes TFG PSUs.

Business of the Meeting 15

Nominee Skills and Expertise
The GNSC seeks to recruit candidates who reflect a diversity of skills, experience, perspectives and backgrounds that are relevant to Magna’s business. While the specific mix may vary from time to time and alternative categories may be considered in addition to or instead of those below, the following skills matrix lists the types of experience generally sought by the GNSC and includes each nominee’s self-assessed ranking of their experience level for each item.
	Mary S. Chan MSc	Hon. V. Peter Harder P.C., LLD	Jan R. Hauser BBA, CPA	Seetarama S. Kotagiri MSc	Jay K. Kunkel BBA	Robert F. MacLellan CPA, MBA	Mary Lou Maher FCPA, FCA	William A. Ruh MSc	Dr. Indira V. Samarasekera PhD, PEng	Matthew Tsien MSc	Dr. Thomas Weber PhD	Lisa S. Westlake MBA

Accounting/Audit: technical expertise with financial statements and financial reporting matters; understanding of critical accounting policies, technical issues relevant to the internal and external audit, as well as internal controls.
	➂	➁	➀	➂	➁	➀	➀	➁	➂	➂	➂	➁

Automotive: practical experience with automobile manufacturers or suppliers; solid understanding of industry dynamics on a global or regional basis; knowledge of automotive/industrial manufacturing; or experience in comparable capital-intensive manufacturing industries.
	➀	➂	➂	➀	➀	➁	➂	➂	➂	➀	➀	➂

Cybersecurity: an understanding of digital, data management, technology and/or cyber security issues in large, complex enterprises; and/or experience in cybersecurity oversight, including cybersecurity frameworks, risk mitigation strategies and controls.
	➁	➁	➁	➂	➂	➂	➁	➀	➂	➂	➁	➁

Environmental, Social and Governance (“ESG”): sophisticated understanding of environment/climate change, as well as social issues, including human rights and supply chain; ESG governance/oversight; and/or general familiarity with ESG regulatory requirements and reporting frameworks.
	➂	➀	➁	➂	➁	➀	➀	➁	➀	➂	➁	➁
Finance/Financial Advisory: senior financial management roles and/or financial advisory roles; expertise related to capital allocation, capital structure or capital markets.	➂	➁	➀	➁	➀	➀	➀	➁	➂	➂	➂	➀
Governance/Board: sophisticated understanding of corporate governance practices and norms; prior board experience; expertise with stakeholder management or engagement.	➁	➀	➀	➁	➀	➀	➀	➁	➀	➁	➁	➀
High-Growth Markets: a track record of operational success or other experience in markets other than North America and Western Europe, such as China.	➀	➀	➀	➀	➀	➂	➂	➁	➁	➀	➁	➀
Large Cap Company: board, management and/or other applicable experience with companies that have a market capitalization in excess of $10 billion.	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀	➁	➀
Legal/Regulatory/Public Policy: experience with legal and regulatory compliance oversight; experience in relevant areas of government or public policy.	➂	➀	➁	➂	➀	➁	➁	➁	➀	➁	➂	➁
Mergers & Acquisitions (“M&A”): management or board-level experience with complex M&A in different industries and/or different geographic regions.	➁	➂	➀	➀	➀	➀	➁	➁	➁	➁	➁	➀
R&D/Innovation/Technology: domain expertise and skill in technology/innovation; practical experience with technological transformation and disruption.	➀	➁	➂	➀	➀	➂	➂	➀	➀	➀	➀	➁
Risk Oversight: practical expertise in risk governance, including enterprise risk management frameworks; knowledge/understanding of risk monitoring and mitigation.	➁	➀	➀	➁	➁	➀	➀	➀	➁	➁	➀	➀
Senior/Executive Leadership: demonstrated track record of leadership, mature judgement, operating success and value creation in complex organizations and/or in progressively challenging roles.	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀
Strategy Development: board, senior management and/or other experience in strategy development, analysis or oversight.	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀
Talent Management/Compensation: hands-on experience developing, managing, compensating and motivating employees.	➀	➀	➀	➀	➀	➀	➀	➀	➁	➀	➀	➀
Ranking Legend
➀
Significant expertise/experience

➁
Strong familiarity

➂
General understanding

16Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

Biographies of 2024 Nominees

Mary S. Chan MSc	Independent	GNSC, Technology
New Jersey, U.S.A. Age: 61 Tenure: 6+

Other Current Public Company Boards:
■
SBA Communications Corporation (Compensation, Governance & Nomination)

Total 2023 Compensation:
$291,000
Equity-at-risk (Record Date):
$1,778,000

Ms. Chan brings to the Board extensive experience in connected cars, autonomous and semi-autonomous vehicles, as well as demonstrated executive leadership success in the mobility communications infrastructure,

General Motors Company (2012-2015), where she was responsible for building the next generation of connected vehicle product and services. At GM, Ms. Chan led the industry-first launch of 4G LTE connectivity across GM’s global brands in the U.S., China, Europe and

products and services industry. Ms. Chan is currently the Chief Operating Officer of Nikola Corporation (since October 2023), a	100% 2023 MEETING ATTENDANCE	>99% 2023 ANNUAL MEETING VOTING RESULT	Mexico. Ms. Chan was also previously Senior VP & General Manager, Enterprise Mobility Solutions & Services, Dell Inc. (2009-2012), and had progressive
hydrogen truck manufacturer. Prior to this role, she was a managing partner of VectoIQ LLP (2015‑2023), an advisory firm that partners with		executive roles, including Executive VP Wireless Network Business Unit, at Alcatel-Lucent Inc. (1996-2009). Ms. Chan holds B.Sc. and M.Sc.

organizations participating in the transition towards mobility as a service and an autonomous vehicle society. Prior to joining VectoIQ, she served as President, Global Connected Consumer & OnStar Service of
degrees in Electrical Engineering (Columbia).
Significant expertise/experience:
■ Automotive	■ Senior/Executive Leadership
■ High-Growth Markets	■ Strategy Development
■ Large Cap Company	■ Talent Management/Compensation
■ R&D/Innovation/Technology

Hon. V. Peter Harder, P.C., LLD	Independent	GNSC (Chair), Technology
Ontario, Canada Age: 71 Tenure: 4+

Other Current Public Company Boards:
■
None

Total 2023 Compensation:
$316,000
Equity-at-risk (Record Date):
$1,112,000

Mr. Harder, who previously served on our Board from May 2012 to March 2016, brings to the Board a Canadian-centred, globally aware perspective that draws upon his extensive experience in foreign affairs and international trade. In particular, he possesses a valuable understanding of the workings of China’s political establishment,

(1991-2007). While Deputy Minister of Foreign Affairs, he served the Prime Minister’s Personal Representative to the G-8 and as the first co-chair of the Canada-China Strategic Working Group. After leaving the public service in 2007, Mr. Harder served as the President of the Canada-China Business Council (2008-2015) and as a director to a number of major

as well as its economic drivers, in addition to Canada-China trade and investment issues. Mr. Harder also brings demonstrated expertise regarding compensation	100% 2023 MEETING ATTENDANCE	>99% 2023 ANNUAL MEETING VOTING RESULT	Canadian corporations as well as charitable and not-for-profit organizations. Mr. Harder holds degrees from the University of Waterloo (BA) and Queen’s issues and corporate governance. Mr. Harder currently serves as a member of the Senate of Canada and was the first independent Government Representative in the Senate (2016-2020). Prior to his appointment to the Senate, Mr. Harder was a long-serving Deputy Minister in the Government of Canada
University (MA) and has received an honorary doctorate (LLD) from the University of Waterloo. Mr. Harder is a member of the King’s Privy Council of Canada.
Significant expertise/experience:
■ Environmental, Social and Governance	■ Risk Oversight
■ Governance/Board	■ Senior/Executive Leadership
■ High-Growth Markets	■ Strategy Development
■ Large Cap Company	■ Talent Management/Compensation
■ Legal/Regulatory/Public Policy

Business of the Meeting 17

Jan R. Hauser, BBA, CPA	Independent	Audit, Technology
Massachusetts, U.S.A. Age: 65 Tenure: ~2

Other Current Public Company Boards:
■
Enfusion Inc. (Audit (Chair); Compensation)

Total 2023 Compensation:
$295,000
Equity-at-risk (Record Date):
$457,000
Ms. Hauser, brings to the Board global financial leadership, including more than 35 years dealing with financial reporting and complex business transactions. Ms. Hauser is a corporate director who		Committee. She also served as PricewaterhouseCoopers’ representative on the Financial Accounting Standard Board’s (FASB) Emerging Issues Task Force and the Financial Accounting Standards Advisory
previously served as the Vice President, Controller and Chief Accounting Officer of General Electric Company (2013-2018), prior to which she held	100% 2023 MEETING ATTENDANCE	>99% 2023 ANNUAL MEETING VOTING RESULT	Council for the FASB. Earlier in her career, she was selected for a fellowship in the Office of the Chief Accountant at the US Securities and

various roles at PricewaterhouseCoopers (1981-1991 and 1993-2013), including Senior Consulting Partner, Accounting Consulting Services, National Professional Services Group. During her time at PricewaterhouseCoopers, she led diversity efforts for the national office and served on the US Partner Admissions

Exchange Commission (1991-1993). Ms. Hauser previously served on the board of Vonage Holdings Corporation until its acquisition. Ms. Hauser has a BBA in Accounting(Wisconsin) and is also a licensed CPA.

Significant expertise/experience:
■ Accounting/Audit	■ Mergers & Acquisitions
■ Finance/Financial Advisory	■ Risk Oversight
■ Governance/Board	■ Senior/Executive Leadership
■ High-Growth Markets	■ Strategy Development
■ Large Cap Company	■ Talent Management/Compensation
Ms. Hauser was a director of Proterra Inc. (“Proterra”) when it filed a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code on August 7, 2023. Proterra’s shares were suspended from trading on August 17, 2023. Ms. Hauser’s term as a director of Proterra ended effective March 13, 2024, when it emerged from bankruptcy protection.

Seetarama S. Kotagiri MSc	Management	Chief Executive Officer
Michigan, U.S.A. Age: 55 Tenure: 2+

Other Current Public Company Board:
■
Johnson Controls International PLC (Audit)

Total 2023 Compensation:
$16,958,000
Equity-at-risk (Record Date):
$26,728,000

Mr. Kotagiri was appointed as the Chief Executive Officer of Magna effective January 1, 2021 and he is Management’s sole representative on the Board. With over 30 years of industry experience, including 22 years with Magna, he brings extensive knowledge and understanding of the automotive industry, as well as and operations across the Magna group of companies over the last decade before he was appointed Chief Executive Officer in 2021. Prior to joining Magna, Mr. Kotagiri was a Structural Engineer at General Motors. Mr. Kotagiri has been featured in Business Insider’s 100 People Transforming Business and was named by Automotive News as a

the company’s culture, operations, key personnel, customers, suppliers and the complex drivers of its success. In addition, Mr. Kotagiri has been	100% 2023 MEETING ATTENDANCE	>99% 2023 ANNUAL MEETING VOTING RESULT	2021 all star in the category CEO, Global Supplier. He is currently a member of the Business Council of Canada and the MIT Presidential CEO Advisory Board and

instrumental in the company’s growth and evolution through his operational leadership, and has aligned the organization’s strategy around the megatrends shaping future mobility. Mr. Kotagiri is focused on keeping Magna at the forefront of a changing mobility landscape and accelerating the company’s growth for the benefit of employees, shareholders and customers. Mr. Kotagiri held various executive roles in technology serves as an independent director of Johnson Controls International PLC. Mr. Kotagiri has a master’s degree in mechanical engineering from Oklahoma State University with a specialization in materials and structural engineering as well as a Bachelor of Engineering degree from B.V.B. College of Engineering at Karnataka University in India.

Significant expertise/experience
■ Automotive	■ R&D/Innovation/Technology
■ High-Growth Markets	■ Senior/Executive Leadership
■ Large Cap Company	■ Strategy Development
■ Mergers & Acquisitions	■ Talent Management/Compensation

18Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

Jay K. Kunkel BBA	Independent	Audit, Technology
Tokyo Prefecture, Japan Age: 64 Tenure: ~1

Other Current Public Company Boards:
■
Varex Imaging Corporation (Audit; Nominating and Corporate Governance Committee)

Total 2023 Compensation:
$194,000
Equity-at-risk (Record Date):
$147,000

Mr. Kunkel brings to the Board deep knowledge and experience in the global automotive industry from the perspectives of both OEM and supplier, with particular expertise in Asia. Mr. Kunkel is a corporate
President of Continental for Asia and China, and was on the Management Board in Germany (2005-2013); Head, Corporate Finance and M&A Advisory for PricewaterhouseCoopers in Japan (2000-
director who most recently held senior executive roles within the Tenneco group (2018-2020), including Executive Vice President for Tenneco Federal Mogul Corporation and President for Tenneco’s	100% 2023 MEETING ATTENDANCE	>99% 2023 ANNUAL MEETING VOTING RESULT
2005); Director, Business Operations for Visteon Automotive Systems in Asia Pacific, Japan (1997-2000); Vehicle Program Manager for Mitsubishi Motors in Japan (1990-1996); and Purchasing Manager, Chassis Systems

Asia operations. Prior to joining Tenneco, he served as Senior Vice President and CEO of Asia at Lear Corporation (2013-2018); Corporate Senior Vice President and		and Manager, Asia Planning for USA in Japan (1983-1990). Mr. Kunkel has a BBA from Western Michigan University, USA.
Significant expertise/experience:
■ Automotive	■ Mergers & Acquisitions
■ Finance/Financial Advisory	■ R&D/Innovation/Technology
■ Governance/Board	■ Senior/Executive Leadership
■ High-Growth Markets	■ Strategy Development
■ Large Cap Company	■ Talent Management/Compensation
■ Legal/Regulatory/Public Policy

Robert F. MacLellan CPA, MBA	Independent	Board Chair, Technology
Ontario, Canada Age: 69 Tenure: ~6

Other Current Public Company Boards:
■
T. Rowe Price Group, Inc. (Compensation (Chair); Audit)

Total 2023 Compensation:
$520,000
Equity-at-risk (Record Date):
$2,046,000

Mr. MacLellan, who has served as Board Chair since May 2022, brings to the Board significant financial and accounting acumen, a track record of executive leadership success, blue-chip board experience and the perspective of the institutional investment community. Mr. MacLellan serves as the non-executive Chairman of Northleaf Capital Partners, an independent global equity and infrastructure fund manager and advisor (since 2009),

The Toronto-Dominion Bank, TD Mutual Funds and TD Capital Group. He served in various other capacities with TDBFG (1995-2003). Prior boards include WIND Mobile Group, ACE Aviation Holdings Inc., Yellow Pages Group and Maple Leaf Sports and Entertainment Ltd. Mr. MacLellan is a Chartered Accountant and has a B.Comm. (Carleton) and an MBA (Harvard). Mr. MacLellan serves as an independent director of T. Rowe Price Group, Inc., which is one of Magna’s largest

prior to which he was the Chief Investment Officer of TD Bank Financial Group (TDBFG) (2003-2008) where he was responsible for overseeing the management of investments for its Employee Pension Fund,	100% 2023 MEETING ATTENDANCE	>99% 2023 ANNUAL MEETING VOTING RESULT	shareholders. As an independent director of T. Rowe Price, Mr. MacLellan has no involvement in portfolio investment decisions at T.Rowe Price.
Significant expertise/experience:
■ Accounting/Audit	■ Mergers & Acquisitions
■ Environmental, Social and Governance	■ Risk Oversight
■ Finance/Financial Advisory	■ Senior/Executive Leadership
■ Governance/Board	■ Strategy Development
■ Large Cap Company	■ Talent Management/Compensation

Business of the Meeting 19

Mary Lou Maher FCPA, FCA	Independent	Audit, Technology
Ontario, Canada Age: 63 Tenure: ~3

Other Current Public Company Boards:
■
Canadian Imperial Bank of Commerce (Audit (Chair))

■
CAE Inc. (Human Resources (Chair); Audit)

Total 2023 Compensation:
$287,000
Equity-at-risk (Record Date):
$740,000

Ms. Maher brings to the Board extensive audit and financial experience. She is a highly regarded and widely respected business advisor having advised client CEOs, CFOs and Boards of Directors on a variety of complex issues.
Ms. Maher was concurrently the Canadian

Ms. Maher has been recognized for her work on inclusion and diversity, receiving the Wayne C. Fox Distinguished Alumni Award from McMaster University and was inducted into the Hall of Fame for the WXN 100 Top Most Powerful Women in Canada. She also received the Lifetime Achievement Award from Out on Bay

Managing Partner, Quality and Risk, KPMG Canada, and Global Head of Inclusion and Diversity, KPMG International from October 2017 to	100% 2023 MEETING ATTENDANCE	>99% 2023 ANNUAL MEETING VOTING RESULT	Street (Proud Strong), as well as the Senior Leadership Award for Diversity from the Canadian Centre for Diversity and Inclusion. Ms. Maher holds

February 2021. Ms. Maher was with KPMG since 1983 and had served in various executive and governance roles, including CFO and CHRO. Ms. Maher also has experience serving on not-for-profit boards, including being Chair of Women’s College Hospital and a member of the CPA Ontario council. In addition, Ms. Maher founded KPMG Canada’s first ever National Diversity Council and was the executive sponsor of pride@kpmg.

a Bachelor of Commerce degree from McMaster University, for which she also serves on the Board of Governors. Ms. Maher serves as an independent director of the Canadian Imperial Bank of Commerce (CIBC), which provides routine banking services to Magna. Magna’s fees to CIBC in 2023 represented less than 0.01% of the bank’s 2023 revenues and are not material to Magna or the bank.

Significant expertise/experience:
■ Accounting/Audit	■ Risk Oversight
■ Environmental, Social and Governance	■ Senior/Executive Leadership
■ Finance/Financial Advisory	■ Strategy Development
■ Governance/Board	■ Talent Management/Compensation
■ Large Cap Company

William A. Ruh MSc	Independent	Technology (Chair), TOCC
Montana, U.S.A. Age: 62 Tenure: ~7

Other Current Public Company Boards:
■
None

Total 2023 Compensation:
$307,000
Equity-at-risk (Record Date):
$1,937,000

Mr. Ruh brings to the Board a track record of success in managing the digital transformation of large industrial companies. He possesses a wealth of expertise in advanced software and automation solutions, including cloud-based platforms, analytics, machine learning and cybersecurity, developed over the course of a forty year career in the software industry.

group. Other previous executive roles included: serving as the chief executive officer for GE Digital as well as the senior vice president and Chief Digital Officer (CDO) for GE (2011-2018). Cisco Systems, Inc. (2004-2011) where he held global responsibility for developing advanced services and solutions; Software AG, Inc. (2001-2004); and The Advisory Board Company (2000-2001), among others. Mr. Ruh has served on the boards of Pivotal Software,

Mr. Ruh is currently the Chief Executive Officer of Lifestyle Solutions Real Estate (since January 2024), a real estate and investment management company. He also serves on the	100% 2023 MEETING ATTENDANCE	>95% 2023 ANNUAL MEETING VOTING RESULT	Cadmakers, Akrometrix, Taleris, the American Chamber of Commerce Australia and the Bay Area Council. Mr. Ruh is an accomplished author of books and papers. He has a B.Sc. and board of Podium, a Lendlease company creating a platform for property development (since February 2024). Prior to this role, he was the Chief Executive Officer, Digital of Lendlease Group, an international property and infrastructure
M.Sc. in computer science from California State University, Fullerton where he is a member of the Advisory Board for the School of Engineering.
Significant expertise/experience:
■ Cybersecurity	■ Senior/Executive Leadership
■ Large Cap Company	■ Strategy Development
■ R&D/Innovation/Technology	■ Talent Management/Compensation
■ Risk Oversight

20Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

Dr. Indira V. Samarasekera PhD, PEngIndependent	TOCC (Chair), Technology
British Columbia, Canada Age: 71 Tenure: ~9

Other Current Public Company Boards:
■
TC Energy (Governance; Human Resources)

■
Stelco Holdings Inc. (Environment, Health and Safety (Chair))

■
Intact Financial (Compliance Review and Corporate Governance; Human Resources and Compensation (Chair))

Total 2023 Compensation:
$328,000
Equity-at-risk (Record Date):
$2,999,000

Dr. Samarasekera brings to the Board a proven record of technical expertise, demonstrated leadership, tangible success in building international relationships and a long-standing commitment to R&D/innovation. She was CGCNC Chair from May 2020 to August 2022 and has served as TOCC chair since August 2022.
Dr. Samarasekera is a corporate director and

Among other things, Dr. Samarasekera was previously a member of Canada’s Science, Technology and Innovation Council as well as Canada’s Global Commerce Strategy. She possesses an M.Sc. in mechanical engineering (California), as well as a PhD in metallurgical engineering (British Columbia). Dr. Samarasekera has also been elected as a Foreign Associate of the National Academy of Engineering in the U.S. She currently serves

Senior Advisor at Bennett Jones, LLP. Dr. Samarasekera served as the President and Vice-Chancellor of the University of Alberta (2005-2015). She is internationally	100% 2023 MEETING ATTENDANCE	88% 2023 ANNUAL MEETING VOTING RESULT	on the board of the Canadian Institute for Advanced Research. Dr. Samarasekera was also a committee member of the TMX Group/Institute of Corporate Directors Committee to Chart
recognized as a leading metallurgical engineer, including for her work on steel process engineering for which she was appointed an Officer of the Order of Canada.		the Future of Corporate Governance in Canada.
Significant expertise/experience:
■ Environmental, Social and Governance	■ R&D/Innovation/Technology
■ Governance/Board	■ Senior/Executive Leadership
■ Large Cap Company	■ Strategy Development
■ Legal/Regulatory/Public Policy

Matthew Tsien MSc	Independent	TOCC, Technology
Washington, U.S.A Age: 63 Tenure: ~1

Other Current Public Company Boards:
■
AGCO Corporation (Audit; Talent and Compensation)

Total 2023 Compensation:
$194,000
Equity-at-risk (Record Date):
$147,000

Mr. Tsien brings to the board extensive technology and engineering experience within the automotive industry, particularly from a large OEM perspective in China. Mr. Tsien’s career spanned 45 years with General Motors and its group of companies (1976-2021), where he built a strong track planning and program management for international markets encompassing Asia, Russia, the Middle East and Africa. Other prior roles include Executive Vice President, SAIC-GM-Wuling Automobile China (2009-2011); Executive Director, Global Technology Engineering (2005-2008); Executive Director,

record in areas such as electrification and connectivity. He held various roles with GM, including Executive Vice President, Chief Technology Officer, and President, General	100% 2023 MEETING ATTENDANCE	>99% 2023 ANNUAL MEETING VOTING RESULT	Vehicle Systems, North America Product Development (2001-2005); Electrical Chief Engineer Germany (1999-2000), Regional Vehicle Line Executive Australia (1997-1998),

Motors Ventures (2020-2021); Executive Vice President and President, GM China (2014-2020); Vice President, Planning and Program Management, GM China and GM International, and Strategic Alliances for China (2012-2013) where he was responsible for product

Chief Technology Officer and Director, Business Planning China (1995-1997); and Director, Audio Systems Engineering, Delco Electronics (1992-1995). Mr. Tsien has a BS (Kettering), an MS (Stanford) and an MS (MIT).

Significant expertise/experience:
■ Automotive	■ Senior/Executive Leadership
■ High-Growth Markets	■ Strategy Development
■ Large Cap Company	■ Talent Management/Compensation
■ R&D/Innovation/Technology

Business of the Meeting 21

Dr. Thomas Weber PhD	Independent	GNSC, Technology
Baden-Württemberg, Germany Age: 69 Tenure: 2+

Other Current Public Company Boards:
■
None

Total 2023 Compensation:
$299,000

Equity-at-risk (Record Date):
$623,000
Dr. Weber brings to the Board valuable knowledge and experience regarding the global automotive industry, with particular expertise within Europe, as well as the development and production of of Science and Engineering “Acatech” with responsibility for areas related to “mobility of the future” and circular economy. In 2023, he was elected as President of Acatech. In addition, he is an Honorary Professor in the field of future-oriented vehicles (including alternative powertrain systems). Dr. Weber’s career spanned a wide range of demanding functions and responsibilities relating to passenger cars within Daimler AG (1990-2016), including serving on the Board of
100% 2023 MEETING ATTENDANCE	>99% 2023 ANNUAL MEETING VOTING RESULT
mechanical engineering and mobility of the future at the University of Stuttgart (since 2010). Dr. Weber previously served as a member of Magna’s Technology Advisory Council (2019-2021) and is a Mechanical Engineer (Stuttgart), with a doctorate in

Management, responsible for Group Research & Mercedes-Benz Cars Development (2004-2016). Since 2017, he served as a director of the German National Academy	production and automation (Fraunhofer Institute).
Significant expertise/experience:
■ Automotive	■ Senior/Executive Leadership
■ R&D/Innovation/Technology	■ Strategy Development
■ Risk Oversight	■ Talent Management/Compensation

Lisa S. Westlake MBA	Independent	TOCC, Technology
Florida, U.S.A. Age: 62 Tenure: ~5

Other Current Public Company Boards:
■
None

Total 2023 Compensation:
$291,000
Equity-at-risk (Record Date):
$971,000

Ms. Westlake brings to the Board extensive global experience in both human resources and finance, as well as an established reputation for her leadership abilities in organizational transformations, leveraging technology to drive innovation, stakeholder and crisis management, as well as enterprise risk resources and finance roles with Moody’s Corporation, including Chief Human Resources Officer (2008-2017), Vice-President, Investor Relations (2006-2008) and Managing Director, Finance (2004-2006). In a career that spanned nearly 35 years, Ms. Westlake also had a range of Financial Officer and other senior roles at:

management. Ms. Westlake most recently served as the Chief Human Resources Officer of global information and analytics services	100% 2023 MEETING ATTENDANCE	>95% 2023 ANNUAL MEETING VOTING RESULT	American Express Company (1996-2003); The Dun & Bradstreet Corporation (1989-1995); and Lehman Brothers (1984-1987). Ms. Westlake has a
firm, IHS Markit Ltd. (2017-2018), prior to which she served in a range of senior human		B.A. in biochemistry (Dartmouth), as well as an MBA (Columbia).
Significant expertise/experience:
■ Finance/Financial Advisory	■ Risk Oversight
■ Governance/Board	■ Senior/Executive Leadership
■ High-Growth Markets	■ Strategy Development
■ Large Cap Company	■ Talent Management/Compensation
■ Mergers & Acquisitions

22Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

Director Compensation
Objectives of Director Compensation
We have structured director compensation with the aim of attracting and retaining skilled directors and aligning their interests with the interests of our long-term shareholders. To accomplish these objectives, we believe that such compensation must be competitive with that paid by our S&P/TSX60 peer companies, as well as the global automotive and industrial peers in our executive compensation peer group. Additionally, we believe that a significant portion of such compensation must be deferred until departure from the Board, thus tying the redemption value to the market value of our Common Shares and placing it “at risk” to align the interests of directors with those of shareholders. For purposes of director compensation, non-independent, non-executive directors are compensated on the same basis as Independent Directors. Magna’s Chief Executive Officer, the sole member of Management on the Board, does not receive any incremental compensation for such Board service.
Compensation Structure
The current schedule of retainer and fees payable to Independent Directors, in effect since January 1, 2023, is set forth below.
Retainer / Fee Type	Amount ($)	3x Equity Maintenance ($)
Comprehensive Board Chair Annual Retainer	500,000	1,500,000
Comprehensive Committee Chair Annual Retainer	300,000	900,000
Comprehensive Director-At-Large Annual Retainer	275,000	825,000
Per Meeting Fee (applicable solely to meetings in excess of 25 meetings in aggregate)	1,000
Travel Time Fee (half day/full day)	2,000 / 4,000
Special Committee Chair Retainer	To be set on Committee formation
Each director is entitled to a period of five years from the date of election or appointment to the Board in which to meet the pre-2023 equity maintenance requirements of $750,000 (for all directors except the Board Chair whose equity maintenance requirement remains $1,500,000), and an additional three years to achieve the increase in equity maintenance holdings from the pre-2023 requirement of $750,000 (and $1,500,000 for the Board Chair) to their respective current equity maintenance requirements as reflected in the table above. In assessing compliance with these requirements, we consider the value of any Magna Common Shares held by a director, together with the aggregate value of deferred compensation in the form of retainers and fees, excluding accrued dividend equivalents and without reference to increases or decreases in the market value of such compensation.
The GNSC has responsibility for reviewing director compensation and typically reviews it approximately every two to three years, with the most recent such review completed in 2022.
Business of the Meeting 23

2023 Directors’ Compensation
The table below sets forth a summary of the compensation earned by all Independent Directors directors during the year ended December 31, 2023.
Name	Fees Earned(1)		Share-Based Awards(2)		Option-Based Awards ($)	Non-Equity Incentive Plan Compensation ($)	Pension Value ($)	All Other ($)	Total ($)
	Cash ($)	% of Total Fees	Deferred to DSUs ($)	% of Total Fees
Mary S. Chan	NIL	—	291,000	100	NIL	NIL	NIL	NIL	291,000
Hon V. Peter Harder	NIL	—	316,000	100	NIL	NIL	NIL	NIL	316,000
Jan R. Hauser	NIL	—	295,000	100	NIL	NIL	NIL	NIL	295,000
Jay K. Kunkel	124,000	64	70,000	36	NIL	NIL	NIL	NIL	194,000
Robert F. MacLellan	NIL	—	520,000	100	NIL	NIL	NIL	NIL	520,000
Mary Lou Maher	71,000	25	216,000	75	NIL	NIL	NIL	NIL	287,000
William A. Ruh	NIL	—	307,000	100	NIL	NIL	NIL	NIL	307,000
Dr. Indira V. Samarasekera	49,000	15	279,000	85	NIL	NIL	NIL	NIL	328,000
Matthew Tsien	124,000	64	70,000	36	NIL	NIL	NIL	NIL	194,000
Dr. Thomas Weber	NIL	—	299,000	100	NIL	NIL	NIL	NIL	299,000
Lisa S. Westlake	181,000	62	110,000	38	NIL	NIL	NIL	NIL	291,000
Peter G. Bowie	NIL	—	320,000	100	NIL	NIL	NIL	NIL	320,000
Dr. Kurt J. Lauk	65,000	52	60,000	48	NIL	NIL	NIL	5,000(3)	130,000
Notes:
1.
Consists of all retainers and fees paid to the director in cash. NIL indicates that 100% of the retainers and fees earned were deferred in the form of DSUs.

2.
Consists of retainers and fees deferred in the form of DSUs pursuant to the DSU Plan (as defined under “Deferred Share Units”).

3.
Dr. Lauk received a retirement gift valued at $5,000, upon his retirement from the Magna Board on May 11, 2023.

Deferred Share Units
Mandatory Deferral Creates Alignment With Shareholders
We maintain a Non-Employee Director Share-Based Compensation Plan (the “DSU Plan”), which governs the retainers and fees that are deferred in the form of DSUs. In addition to the 60% of the annual retainer that is automatically deferred, each Independent Director may annually elect to defer up to 100% (in increments of 10%) of their total annual cash compensation from Magna (including Board and Committee retainers, meeting attendance fees, work and travel day payments and written resolution fees). Once the minimum equity maintenance requirement has been met, 40% of the annual retainer is automatically deferred in the form of DSUs, subject to a director’s election to defer a greater proportion. All DSUs are fully vested on the date allocated to a director under the DSU Plan. Amounts deferred under the DSU Plan cannot be redeemed until a director’s departure from the Board. The mandatory deferral aims to align the interests of Independent Directors with those of shareholders.
DSU Value is “At Risk”
DSUs are notional stock units. The value of a DSU increases or decreases in relation to the NYSE market price of one Magna Common Share, and dividend equivalents are credited in the form of additional DSUs at the same times and in the same amounts as dividends that are declared and paid on our Common Shares. Upon a director’s departure from the Board, we deliver Magna Common Shares in satisfaction of the after-tax redemption value of the DSUs.
24Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

Outstanding Share-Based Awards
The following table sets forth outstanding share-based awards (DSUs) for all Independent Directors as at December 31, 2023. Aside from the deferral of compensation in the form of DSUs, directors are not eligible to receive or be granted any other forms of equity for service on the Board.
Name	Option-Based Awards				Share-Based Awards
	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date (mm/dd/yy)	Value of Unexercised In-The- Money Options ($)	Number of Shares or Units That Have Not Vested (#)	Market or Payout Value of Share- Based Awards That Have Not Vested ($)	Market or Payout Value of Vested Share-Based Awards Not Paid Out or Distributed(1) ($)
Mary S. Chan	NIL	NIL	NIL	NIL	NIL	NIL	1,826,000
Hon. V. Peter Harder	NIL	NIL	NIL	NIL	NIL	NIL	1,111,000
Jan R. Hauser	NIL	NIL	NIL	NIL	NIL	NIL	446,000
Jay K. Kunkel	NIL	NIL	NIL	NIL	NIL	NIL	116,000
Robert F. MacLellan	NIL	NIL	NIL	NIL	NIL	NIL	2,056,000
Mary Lou Maher	NIL	NIL	NIL	NIL	NIL	NIL	732,000
William A. Ruh	NIL	NIL	NIL	NIL	NIL	NIL	1,989,000
Dr. Indira V. Samarasekera	NIL	NIL	NIL	NIL	NIL	NIL	3,135,000
Matthew Tsien	NIL	NIL	NIL	NIL	NIL	NIL	116,000
Dr. Thomas Weber	NIL	NIL	NIL	NIL	NIL	NIL	595,000
Lisa S. Westlake	NIL	NIL	NIL	NIL	NIL	NIL	1,009,000
Peter G. Bowie	NIL	NIL	NIL	NIL	NIL	NIL	4,325,000
Note:
1.
Represents the value of Independent Directors’ aggregate DSU balance, which includes dividends credited in the form of additional DSUs, based on the closing price of Magna Common Shares on the NYSE on December 29, 2023.

Incentive Plan-Awards – Value Vested During the Year
The values of share-based awards (DSUs) which vested in the year ended December 31, 2023, are set forth below in respect of each director who served during 2023.
Name	Option-Based Awards – Value Vested During the Year ($)	Share-Based Awards – Value Vested During the Year(1) ($)	Non-Equity Incentive Plan Compensation – Value Earned During the Year ($)
Mary S. Chan	NIL	343,000	NIL
Hon. V. Peter Harder	NIL	346,000	NIL
Jan R. Hauser	NIL	305,000	NIL
Jay K. Kunkel	NIL	72,000	NIL
Robert F. MacLellan	NIL	576,000	NIL
Mary Lou Maher	NIL	230,000	NIL
William A. Ruh	NIL	363,000	NIL
Dr. Indira V. Samarasekera	NIL	371,000	NIL
Matthew Tsien	NIL	72,000	NIL
Dr. Thomas Weber	NIL	313,000	NIL
Lisa S. Westlake	NIL	135,000	NIL
Peter G. Bowie	NIL	448,000	NIL
Dr. Kurt J. Lauk(2)	NIL	96,000	NIL
Note:
1.
Represents the aggregate grant date value of retainers and fees deferred in the form of DSUs in 2023 as disclosed in the table under the heading “2023 Directors’ Compensation”, together with dividends credited in the form of additional DSUs on Independent Directors’ aggregate DSU balance (which includes DSUs granted in prior years) as follows:

Business of the Meeting 25

	Dividends on Aggregate DSUs ($)		Dividends on Aggregate DSUs ($)
Mary S. Chan	52,000	Dr. Indira V. Samarasekera	92,000
Hon. V. Peter Harder	30,000	Matthew Tsien	2,000
Jan R. Hauser	10,000	Dr. Thomas Weber	14,000
Jay K. Kunkel	2,000	Lisa S. Westlake	25,000
Robert F. MacLellan	56,000	Peter G. Bowie	128,000
Mary Lou Maher	14,000	Dr. Kurt J. Lauk(2)	36,000
William A. Ruh	56,000

2.
Dr. Lauk retired from the Board on May 11, 2023.

Trading Blackouts and Restriction on Hedging Magna Securities
Trading Blackouts
Directors are subject to the terms of our Insider Trading and Reporting Policy and Code of Conduct & Ethics, both of which restrict directors from trading in Magna securities while they have knowledge of material, non-public information. One way in which we enforce trading restrictions is by imposing trading “blackouts” on directors for specified periods prior to the release of our financial statements and as required in connection with material acquisitions, divestitures or other transactions. The regular quarterly trading blackouts commence at 11:59 p.m. on the last day of each fiscal quarter and end 48 hours after the public release of our quarterly financial statements. Special trading blackouts related to material transactions extend to 48 hours after the public disclosure of the material transaction or other conclusion of the transaction.
Anti-Hedging Restrictions
Directors are not permitted to engage in activities that would enable them to improperly profit from changes in our stock price or reduce their economic exposure to a decrease in our stock price. Prohibited activities include “puts”, “collars”, equity swaps, hedges, derivative transactions and any transaction aimed at limiting a director’s exposure to a loss or risk of loss in the value of the Magna securities that they hold.
26Business of the Meeting

REAPPOINTMENT OF DELOITTE
Business of the Meeting

3	Reappointment of Deloitte LLP as Magna’s Independent Auditor
The Audit Committee recommends that you vote FOR reappointment of Deloitte.
94%	>99%	10
Audit / Related Fees	2023 Votes FOR	Fiscal Yrs as auditor
Deloitte, an Independent Registered Public Accounting Firm, was first appointed Magna’s independent auditor on May 8, 2014 and has audited Magna’s consolidated financial statements for the fiscal years ended December 31, 2014 and after. Deloitte reports directly to the Audit Committee, which assesses its independence, oversees its work, evaluates its performance and sets its compensation.
The Audit Committee believes that Deloitte provides value to Magna’s shareholders through its methodical, independent challenge to Magna’s external financial reporting. Deloitte’s audit approach is based on an audit risk assessment, which is continuously updated throughout the year. Audit risks identified in the risk assessment are addressed through tailored audit procedures that reflect Deloitte’s understanding of Magna-specific factors as well as the general business environment in which Magna operates. The firm’s communications to the Audit Committee demonstrate strong audit quality, professional skepticism and innovation in the audit, including through the effective use of data analytics. The Audit Committee is satisfied that Deloitte’s integrated audit team consists of audit professionals and specialists who are qualified and experienced to provide audit services in the regions in which Magna operates. The firm has demonstrated a commitment to promoting a learning culture within its own team and sharing the firm’s insights, perspectives and best practices with the Audit Committee, the Board, internal audit, as well as management and Magna’s finance teams.
Deloitte’s Independence
Deloitte is independent with respect to the company within the applicable rules and regulations adopted by the Securities Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario. In order to protect Deloitte’s independence, the Audit Committee has a process for pre-approving all services provided by, and related fees to be paid to, Deloitte. This process includes quarterly review of any incremental services proposed to be provided by Deloitte, together with associated costs. Audit Committee approval is required for any services that have not previously been pre-approved. In assessing the impact of any proposed services on auditor independence, the Audit Committee considers whether:
■
the services are consistent with applicable auditor independence rules;

■
the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as familiarity with Magna’s business, people, culture, accounting systems and risk profile; and

■
the services enhance Magna’s ability to manage or control risks and improve audit quality.

The Audit Committee has also established a process to pre-approve the future hiring (if any) of current and former partners and employees of Deloitte engaged on Magna’s account in the prior three fiscal years. There were no such hires in 2023.
Business of the Meeting 27

Services and Fees
Services provided by the independent auditor may fall into one of the following categories: audit services, audit-related services, tax services and other permitted services. The nature of the services in each of these categories is detailed below.
None of the services provided by Deloitte in 2023 were treated as exempt from pre-approval pursuant to the de minimis provision of paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.
Pursuant to this approval process, the Audit Committee approved and Magna was billed the following fees for services provided by Deloitte in respect of 2023 and 2022:
Type of Services	2023		2022
	Fees ($)	% of Total	Fees ($)	% of Total
Audit(1)	10,199,000	52	9,773,000	57
Audit-related(2)	8,198,000	42	6,589,000	39
Tax(3)	1,069,000	6	685,000	4
Other Permitted(4)	7,000	<1	48,000	<1
Total	19,473,000	100	17,095,000	100
Notes:
1.
Services performed in order to comply with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including integrated audit of the consolidated financial statements and quarterly reviews. In some cases, these may include an appropriate allocation of fees for tax services or accounting consultations, to the extent such services were necessary to comply with the standards of the PCAOB. This category includes the audit of our internal control over financial reporting for purposes of Section 404 of the Sarbanes-Oxley Act of 2002.

2.
Assurance and related services, including such things as due diligence relating to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, services related to statutory audits of certain foreign subsidiaries, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. Audit-related services actually provided by Deloitte in respect of 2023 consisted of: services related to statutory audits of certain foreign subsidiaries, assurance service and procedures related to attest engagements not required by statute or regulation, due diligence relating to mergers and acquisitions, as well as other assurance services.

3.
Tax compliance, planning and advisory services, excluding any such services required in order to comply with the standards of the PCAOB that are included under “Audit Services”. The tax services actually provided by Deloitte in respect of 2023 consisted of: domestic and international tax advisory, compliance and research services, as well as transfer pricing advisory services.

4.
All permitted services not falling under any of the previous categories.

Unless otherwise instructed, the persons designated in the form of proxy or Voting Instruction Form intend to vote FOR the resolution reappointing Deloitte.
Representatives of Deloitte are expected to participate at the Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.
28Business of the Meeting

SAY ON PAY
Business of the Meeting

4	Say on Pay

IN THIS SECTION
	30	Compensation Discussion & Analysis
	51	Summary Compensation Table
	54	Incentive Plans and Awards
The Board recommends that you vote FOR our Say on Pay resolution
77% 2023 Say on Pay
At the Meeting, shareholders will again have the opportunity to cast an advisory, non-binding vote on Magna’s approach to executive compensation – this is often referred to as “Say on Pay”. We most recently held a Say on Pay vote at our May 11, 2023, annual meeting of shareholders, which was supported by a majority (77%) of the votes cast on the resolution.
Following the 2023 result, the TOCC initiated a review of the Corporation’s executive compensation framework. That review resulted in five significant changes, including the elimination of profit sharing percentages and diversification of short-term incentive metrics.

Our approach to executive compensation, including changes made in response to the 2023 Say on Pay vote, is set out in detail in the CD&A in this Circular. Included in the CD&A is a detailed discussion and benchmarking results demonstrating the relationship between executive compensation and corporate performance over a three-year period. We encourage you to carefully read the CD&A.
The text of the Say on Pay resolution to be voted on at the Meeting reads as follows:
“Resolved, on an advisory basis and not to diminish the roles and responsibilities of the board of directors, that the shareholders accept the approach to executive compensation disclosed in the accompanying Management Information Circular/Proxy Statement.”
Although Say on Pay votes are non-binding, the TOCC will consider the results when assessing future compensation decisions.
Unless otherwise instructed, the Magna officers whose names have been pre-printed on the form of proxy or Voting Instruction Form intend to vote FOR the Say on Pay resolution.
Business of the Meeting 29

Compensation Discussion & Analysis
Key Terms Used in This Section
CD&A:	the Compensation Discussion & Analysis section of this Circular
executive compensation peer group:	the group of companies discussed in Section B of this CD&A, against which the compensation of our Executives is compared or benchmarked
Fasken:	the Board’s independent legal advisor, Fasken Martineau DuMoulin LLP
Hugessen:	the Board’s independent compensation advisor, Hugessen Consulting
LTIs:	long-term incentives primarily in the form of PSUs and stock options
Named Executive Officers or NEOs:	our five most highly compensated executive officers
Pre-Tax Profit:	Income from operations before income taxes
PSUs:	performance stock units
ROIC:	the company’s return on invested capital, calculated as set forth in Section C of this CD&A
RSUs:	restricted stock units
rTSR	TSR, relative to the rTSR peer group
rTSR peer group:	the group of companies discussed in Section B of this CD&A, against which Magna’s rTSR is measured in connection with the company’s rTSR PSUs
STI	short-term incentive in the form of an annual cash bonus
TDC	total direct compensation
TFG PSUs	the special, non-recurring Transformational Grant PSUs granted in September 2022 to incent the long-term, strategic transformation of Magna
TSR:	Total Shareholder Return
30Business of the Meeting

CD&A
Business of the Meeting

Compensation and Performance Report
March 27, 2024
Dear Fellow Shareholders,

The TOCC supports the Board by assessing compensation and benchmarking data within the context of corporate performance, corporate strategy, risk considerations, as well as the general objectives underlying Magna’s system of executive compensation. Based on Committee members’ expertise and judgement, as well as the perspectives and advice of the TOCC’s independent advisors, the TOCC makes recommendations to the Board to assist it in fulfilling its responsibilities related to executive compensation matters.

As members of the Talent Oversight and Compensation Committee (the “TOCC”), we are pleased to share with you in this CD&A our approach to executive compensation at Magna, including 2023 compensation decisions and outcomes in the context of overall performance.
We believe that executive compensation is a critical tool in driving desired management behaviours to achieve strategic objectives within the context of a company’s culture, business, and industry. Magna operates a lean, capital-intensive manufacturing business in a highly competitive, rapidly transforming, heavily disrupted, global industry. In this context, the company’s executive compensation system seeks to promote:
■
operational efficiency and annual profitability;
■
value creation over the medium term;
■
sustained, long-term stock price growth;
■
alignment with shareholders; and
■
talent attraction, motivation and retention.

Magna’s Strong Performance in 2023
After multiple challenging years, 2023 was a strong year in terms of Magna’s overall performance. Highlights include:
■
outperformance in financial results (discussed further below, including solid year-over-year improvements in top- and bottom-line results, as well as cash generation);

■
progress with the transition of Magna’s product portfolio, including through the completion of the acquisition and integration of Veoneer Active Safety;

■
success in securing $12 billion in business awards which will generate returns in future years;

■
significant achievements in operational excellence, including structural cost reductions, inflationary cost recoveries and digitization initiatives;

■
a ramp-up of Magna’s sustainability efforts, including through a net-zero commitment and continued realization of near term decarbonization targets; and

■
receipt of 107 customer recognition awards, as well as being named one of Ethisphere’s “World’s Most Ethical Companies” (for the third consecutive year) and one of Fortune’s “World’s Most Admired Companies”.

Selected 2023 financial results include:
	2023	2022	Change
Sales	$42,797 million	$37,840 million	↑ 13%
Income from operations before income taxes	$1,606 million	$878 million	↑ 83%
Diluted Earnings per Share	$4.23	$2.03	↑ 108%
Adjusted Diluted Earnings per Share	$5.49	$4.24	↑ 29%
Adjusted Return on Invested Capital	10.0%	8.5%	↑ 1.5%
The company’s strong year was achieved in the context of an industry which continues to transform while being challenged in the short-term by elevated inflation and interest rates. Additionally, in North America, labour strikes against selected facilities of General Motors, Ford and Stellantis in the fourth quarter of 2023 reduced vehicle production volumes. A full discussion of Magna’s 2023 financial performance can be found in the Management’s Discussion and Analysis of Results of Operations and Financial Position for the year ended December 31, 2023, which is contained in Magna’s 2023 Annual Report.

Business of the Meeting 31

The financial, operational and strategic positives from 2023 did not fully translate into share price and total shareholder return (TSR) performance. On a one-year basis, Magna’s absolute share price performance lagged industry peers and one-year TSR performance relative to the companies in the rTSR peer group was at the 35th percentile. Significant equity-based incentives are in place to align the interests of Management and shareholders, with the majority of such incentives tied to financial and TSR performance conditions. As you will read in the following sections, the value of those equity incentives, including the 2021 rTSR PSUs redeemed early in 2024 and outstanding stock options, fully reflect the shareholder experience, thus demonstrating the alignment between pay and performance. As business awards from recent years begin production and Magna's capital and other investments begin generating returns, we expect Magna's share price and TSR to improve, with equity incentives closely reflecting such improvement.
Executive Compensation Decisions in 2023
There were four areas in which the TOCC made compensation decisions in 2023:
1.
NEO Target Compensation: In connection with his appointment as CEO effective January 1, 2021, Mr. Kotagiri’s target compensation was set below median for CEOs in the company’s executive compensation peer group, with the stated intention of migrating that target towards the median as Mr. Kotagiri gained experience and demonstrated success in the role. Based on continued success in driving Magna’s strategy and results, Mr. Kotagiri’s 2022 target of $15.0 million was increased to $16.0 million for 2023 – in-line with median target compensation for peer group CEOs – with all of the increased target value allocated to long-term incentives.

Target compensation for other NEOs was also set or adjusted in 2023, as follows:
■
In connection with his appointment as CFO effective January 1, 2022, Mr. McCann’s target compensation was set based on the same approach taken with Mr. Kotagiri, as described above. Following strong performance as CFO in 2022, Mr. McCann’s 2023 target compensation was set at $3.5 million, which is currently below the median of executive compensation peer group CFOs.

■
Mr. Farrell and Mr. Rucker were appointed to their current roles effective January 1, 2023. In connection with their appointments, the TOCC approved 2023 target compensation amounts of $4.5 million and $3.3 million, respectively. These amounts reflect a range of factors, including seniority, compensation levels in their prior roles, scale of the operating groups under their responsibility and executive compensation peer group benchmarks.

■
Target compensation for Mr. Wilds was originally set in 2020 in connection with his appointment to his current role. With continued demonstration of success, Mr. Wilds’ target compensation has been progressively increased, including an increase to $3.5 million for 2023.

The TOCC periodically assesses NEO compensation against benchmarks in the company’s executive compensation peer group. Given the importance of retaining high-performing talent, the TOCC expects to migrate target compensation levels towards the peer group median for equivalent roles, subject to demonstration of continued strong performance by the applicable NEO.
2.
Short-Term Incentives: For 2023, STIs for NEOs and other members of Executive Management continued to consist of a profit sharing bonus, calculated as a specified percentage of Magna’s Pre-Tax Profit. As part of the 2023 compensation setting process, the TOCC established profit sharing percentages aligned to drive the company’s 2023 business plan. While Magna’s profit sharing mechanism differs from STI mechanisms in peer companies’ compensation systems, the process of aligning profit sharing percentages to current business plan is analogous to the annual compensation and target setting processes applied by peer companies’ compensation committees. Consistent with prior years, the amortized value of Magna’s share purchase warrants in Fisker Inc., together with quarterly mark-to-market gains on such warrants, have both been excluded in calculating the bonus base on which STIs were determined.

3.
Long-Term Incentives: The TOCC recommended, and the Board approved, the grant of 2023 LTIs on a basis consistent with Magna’s existing LTI structure. Accordingly, each NEO received a grant of LTIs split among ROIC PSUs (40% of LTI), rTSR PSUs (20% of LTI) and time-vested stock options (40% of LTI). Performance ranges and payout scales for the PSUs were left unchanged; however, adjustments to the ROIC PSU calculation were approved as discussed immediately below.

32Business of the Meeting

CD&A
Business of the Meeting

4.
R&D Expenditures to Generate Returns Outside the ROIC PSU Performance Period: In 2023, we continued an approach initiated in 2021 with respect to the calculation of ROIC for purposes of ROIC PSUs. The three-year performance period of the ROIC PSUs poses a challenge to the extent that long-term investments being made for future growth cannot generate returns during the performance period. If such expenditures are not added back to income for purposes of calculating ROIC, there may be a structural disincentive to making the investments. Magna has been investing heavily in electronics/advanced driver assistance systems (“ADAS”), electric mobility and corporate R&D (such investments collectively referred to as “EE&C Expenditures”), all of which reduce Net Income and thus ROIC for purposes of the ROIC PSUs. Given the scale of such investments and the expected time frame before they generate returns, such expenditures were excluded in calculating 2023 ROIC for purposes of the 2021 ROIC PSUs (redeemed in February 2024), the 2022 ROIC PSUs (to be redeemed in February 2025) and the 2023 ROIC PSUs (to be redeemed in February 2026).

2023 CEO Compensation
Compensation in 2023 for Magna’s CEO, Seetarama S. Kotagiri, consisted of a low base salary, a profit-driven STI, as well as LTIs tied to value-creation on both an absolute basis and relative to industry peers. Mr. Kotagiri’s base salary and target STI represented approximately 30% of his target TDC of $16.0 million, with target LTI values representing approximately 70% of such target TDC.
	2023 ($)	Performance vs. Target
Base Salary	325,000	—
Short-term Incentive (Cash)	5,633,000	↑ 13%
Long-term Incentives (Equity ROIC PSUs (3-yr) rTSR PSUs (3-yr) Stock Options (7-yr)	4,400,000 2,200,000 4,400,000	Tracking At Target Tracking Below Target Out-of-the-Money
Total	16,958,000	↑6%
In-line with compensation governance best practices, the TOCC engaged its independent compensation advisor to perform a “realized/realizable” compensation analysis of Mr. Kotagiri’s 2023 compensation to assist the TOCC in assessing pay outcomes. Realized/realizable compensation provides an indication of how the different elements of compensation are actually performing as of a point in time – in this case, December 31, 2023. The graph below shows realized and realizable compensation values relative to actual TDC, which includes base salary, actual STI earned and target LTI values.

Notes:
1.
Actual TDC consists of Base Salary, actual STI, target LTIs, as disclosed in the Summary Compensation Table.

2.
Realized/realizable compensation consists of Base Salary and actual STI, as disclosed in the Summary Compensation Table, together with the market value of LTIs granted in the year. Market value of LTIs has been calculated based on the value of Magna Common Shares as of December 29, 2023.

3.
GDFV represents the target / grant date fair value of the TFG PSUs, as disclosed in the Summary Compensation Table for 2022.

Business of the Meeting 33

As we reflect on the realized/realizable analysis above we believe there are four key takeaways for shareholders:
■
the strong operational and financial performance achieved in 2023 is evident in realized/realizable compensation values for 2023 as compared to 2022 and 2021;

■
realized/realizable values for elements of incentive compensation which are more within Executive Management's control – the profit-driven STI and the ROIC LTI – tracked closely to forecast (STI) / target (ROIC PSU) levels;

■
realized/realizable values for market-driven elements of incentive compensation – the rTSR PSUs and stock options – closely reflect the broader Magna shareholder experience in 2023; and

■
the balance in realized/realizable 2023 compensation indicates a reasonable outcome overall.

Additionally, the rigour in design of the Transformational Grant (“TFG”) PSUs (granted in 2022) is demonstrated by the fact that such PSUs have no realized/realizable value as of December 31, 2023. Nevertheless, the TFG PSUs were implemented as a tool to incent the long-term transformation of the company's business and were neither designed nor expected to generate realizable value in the short-term.
2023 Say on Pay and Actions Taken in Response
In light of shareholder feedback received in 2023, as well as our experience following multiple consecutive compensation years in which the company’s legacy executive compensation system demonstrated challenges in meeting core objectives without TOCC/Board intervention, the TOCC initiated a review of the company’s executive compensation framework in May 2023.
Compensation Redesign – Guiding Principles
As a starting point for this review, the TOCC and Executive Management agreed on a set of guiding principles for the development of a revised compensation framework, including the following:
■
base salaries must provide an appropriate level of fixed compensation and support the goals of executive talent attraction and retention;

■
the cash STI must continue to promote entrepreneurialism, innovation, and value creation, but with less extreme compensation volatility than under the legacy system;

■
the STI must continue delivering “pay for performance” in alignment with the interests of shareholders, with greater precision around performance that is within management influence, while enhancing execution of the annual business plan;

■
equity based LTIs must be the primary driver of executive compensation and management behaviour;

■
discretionary adjustments should be limited to exceptional circumstances; and

■
superior long-term performance should lead to superior compensation outcomes.

Five Significant Changes Approved for 2024+
Given the interconnectedness of entrepreneurialism, culture, and profit sharing compensation within the company, the TOCC tasked Executive Management with bringing forward an initial proposal for a revised compensation framework which met the mutually agreed principles. In developing the initial proposal, Executive Management was directed to work collaboratively with the TOCC’s compensation advisor.
Over the course of five TOCC meetings held between July and November 2023, the TOCC and its compensation advisor reviewed, provided input on, and shaped all aspects of, a revised framework, which the Board approved in November 2023. This new framework took effect for compensation beginning January 1, 2024, and reflects five significant changes from the legacy compensation system, as outlined below:
■
Compensation Mix: the compensation mix for members of Executive Management has been set as follows:

Role	Cash (Base Salary + STI) (%)	Equity (LTIs)(1) (%)
CEO	30	70
Other NEOs	40	60
Other Executive Management	40-50	50-60
Note:
1.
In determining the proportion of equity for each individual, we will include an amortized 20% of the value of the 2022 TFG grant.

34Business of the Meeting

CD&A
Business of the Meeting

Although 2023 CEO and CFO compensation mix was consistent with the above, the compensation mix for other NEOs and other members of Executive Management varied by individual and role in 2023. The above changes to compensation mix are intended to enhance the focus on long-term performance as the key driver of compensation outcomes, while better aligning the interests of Executive Management and shareholders.
■
Base Salaries: fixed compensation under the new framework has transitioned to the following:

Role	Base Salary ($)	Proportion of Target TDC (%)
CEO	1,250,000	~7
Other NEOs	750,000	~15-20
Other Executive Management	500,000	~15-25
The new framework retains the principle of below-market fixed compensation in the three salary tiers above, but diverges from the company’s legacy approach of maintaining a consistent $325,000 base salary for all members of Executive Management. The changes above better differentiate fixed compensation for different roles and compensation levels, while realigning fixed compensation as a proportion of Target TDC to levels which are closer to, but still below, market norms.
■
STI Metrics: consistent with compensation best practices and feedback received from shareholders, the STI in the new framework has been diversified to add Free Cash Flow as a second metric. The balance of the two STI metrics has been established as follows:

Metric	Proportion of STI (%)
Pre-Tax Profit	75%
Free Cash Flow	25%
Maintenance of Pre-Tax Profit as the critical short-term metric serves to maintain alignment between Executive Management and other levels of management in the organization, particularly the company’s manufacturing Divisions, for which profit sharing percentages remain in place to continue driving lean operating behaviours and entrepreneurial thinking. The addition of Free Cash Flow is intended to drive greater focus on generating cash from operations and capital expenditures.
■
Profit Sharing Percentages: under the new framework, the legacy profit sharing percentage mechanism has been eliminated for members of Executive Management. Instead, STI opportunities are based on conventional target setting processes, with targets aligned to the annual business plan. Importantly, profit sharing remains unchanged at the company’s manufacturing Divisions, where the current model remains most effective. While the change to the Pre-Tax Profit mechanism for Executive Management represents a significant break from the company’s legacy approach for Executive Management, it better differentiates the role of Executive Management from other levels of management in driving performance, while aligning to market norms.

■
LTIs: the performance range applicable to the company’s ROIC PSUs up to and including the ROIC PSUs granted in 2023 was set when the ROIC PSUs were introduced in 2017 and has not been changed since. Under the new framework, the performance range for ROIC PSUs will be assessed and calibrated for each three-year grant to better reflect the company’s operating reality and capital investment plans in its three-year business plan. This change in approach aligns Magna with market norms, improves transparency and eliminates the adjustments to ROIC, such as the EE&C Expenditures discussed earlier. Aside from this change, the approach to LTIs remains consistent with the past — rTSR PSUs and stock options remain in place and the relative proportions of the three LTI vehicles remains unchanged with ROIC PSUs, rTSR PSUs and stock options comprising 40%, 20% and 40%, respectively, of the aggregate LTI.

The TOCC believes the foregoing changes are appropriately structured to achieve the guiding principles, retain a strong focus on profitability and capital efficiency as key drivers of performance, and maintain alignment in behavioral incentives with other levels of management. Such changes have been designed to better align Magna’s executive compensation system to market norms and best practices, while further enhancing the pay/performance link, all of which serves to strengthen the alignment between the interests of shareholders and management. The TOCC will diligently monitor forecast compensation outcomes under the new framework throughout 2024 and report on those outcomes in the company’s 2025 proxy circular.
Business of the Meeting 35

Pay for Performance
The Say on Pay vote at the Meeting represents your opportunity to express to us your view as to whether the company’s approach to executive compensation generates outcomes that are justified by Magna’s performance. There is no single way of assessing the relationship between pay and performance, nor any one metric on its own that can convey a complete picture as to such relationship. However, in light of the alignment between pay and performance as depicted in the graph below when normalized to exclude the full grant value of the non-recurring, long-term TFG PSUs, we are satisfied that compensation outcomes are reasonably aligned with performance. We believe that inclusion of the full grant value of the TFG PSUs would be distortive, since such PSUs were granted to incent the long-term transformation of the company and they are relatively early in their performance period. Nevertheless, we have separately shown the relative positioning of Magna CEO compensation inclusive of the grant value of the TFG PSUs in the interests of full transparency.

Note:
1.
Represents three-year average CEO compensation, as disclosed in the Summary Compensation Table.

In Closing
At Magna’s May 9, 2024 annual meeting, you will have the opportunity to express your views on Magna’s approach to executive compensation through the advisory Say on Pay vote. In casting your vote, we trust that you will carefully consider the perspectives we have shared in this CD&A and we look forward to your support on Magna’s Say on Pay resolution.
Dr. Indira V. Samarasekera (Committee Chair)	William A. Ruh	Matthew Tsien	Lisa S. Westlake
36Business of the Meeting

CD&A
Business of the Meeting

Section Summary
The balance of this CD&A is divided into the following sections:
Section	Description	Page
A	Discusses the role of compensation in our corporate culture and the objectives of our executive compensation program and other matters	37
B	Addresses the Board’s responsibility for executive compensation, as well as the scope of the TOCC’s role and discusses the TOCC’s process for making compensation decisions	39
C	Provides an overview and detailed description of the elements of our executive compensation program	41
D	Describes our compensation risk mitigation practices	50
The Summary Compensation Table follows on page 51.
A. Compensation Philosophy & Objectives
Corporate Culture and Compensation
Our unique, entrepreneurial corporate culture seeks to balance the interests of key stakeholders, such as shareholders, employees and management, including by establishing a framework for each such type of stakeholder to share in our profitability. We believe that our corporate culture has been a critical factor in our past growth and success and expect it will continue to be a critical factor in our ability to create long-term shareholder value. In particular, the employee and management profit sharing elements of our culture have proven to be essential to our ability to attract and retain our skilled, entrepreneurial employees and managers, as well as to create effective incentives for them to achieve strong performance in a cyclical and highly competitive industry.
Approach to Employee Compensation
Magna is committed to an operating philosophy based on fairness and concern for people. This philosophy is part of our “Fair Enterprise” culture in which employees and management share the responsibility to help ensure our success. Our Employee’s Charter sets out this philosophy through the following fundamental principles:
■
job security;

■
safe and healthful workplace;

■
fair treatment;

■
competitive wages and benefits;

■
employee equity and profit participation;

■
communication and information; and

■
an employee hotline.

Our commitments to employees in respect of each of the above principles is described in more detail in our Annual Information Form / Annual Report on Form 40-F filed concurrently with this Circular.
Two of the above principles in the Employee’s Charter directly address employee compensation:
Competitive Wages and Benefits: we are committed to providing our employees with information that enables them to compare their total compensation, including wages and benefits, with those earned by employees of direct competitors and local companies with which our subsidiaries compete for employees. Where an employee’s compensation is found not to be competitive, it will be adjusted.
Employee Equity and Profit Participation: we believe that our employees should share in our financial success through profit sharing by participating employees. In addition to rewarding employees for their contribution to our success, this assists them in saving for retirement since a portion of the profit-sharing bonus is deferred into employee-directed retirement savings funds within our U.S. 401(k) plan, Canadian group RRSP and similar arrangements elsewhere.
Executive Compensation Philosophy
Magna’s strategy is to create long-term value for shareholders through continued growth and success as a leading global automotive supplier and mobility technology company. We operate a complex business in a highly competitive, cyclical, lean manufacturing industry in which disciplined cost management, operational excellence, effective program management, as well as constant innovation are critical to short-term profitability. At the same time, the automotive industry is undergoing significant change, including through the accelerating importance of powertrain electrification,
Business of the Meeting 37

software/electronics, ADAS and new mobility models. Realizing value from these opportunities will, among other things, require careful capital allocation decisions, disciplined acquisition and investment choices, and expenditures on innovation/R&D, which may not generate immediate returns and may adversely impact payouts under the STI’s and some of the LTI’s in Magna’s core executive compensation system. Accordingly specific elements of compensation may evolve in the future as the company’s business and industry continue to evolve.
Magna’s compensation framework has been structured to promote effective short- and long-term decision-making in the above context through balanced incentives aimed at profitable growth in a lean manufacturing business, as well as long-term value creation in a rapidly evolving industry. Some of the ways we seek to achieve these objectives include:
Compensation Framework Feature	Purpose
Minimal fixed compensation
■
Low base salaries and highly variable compensation help create an owner’s mindset

■
Motivates managers to achieve consistent profitability in order to maintain consistent compensation

■
Incents profit growth to grow compensation

Performance-conditioned profit sharing bonus / STI
■
Promotes entrepreneurialism

■
Drives strong managerial focus on lean/efficient operations through effective management of costs

■
Connects compensation to the operational impact of everyday decisions

Performance-conditioned multi-metric LTI
■
ROIC PSUs incent efficient capital allocation and value creation

■
rTSR PSUs create sensitivity to stock market performance and return of capital to shareholders, in the form of dividends, as well as alignment with shareholders

■
TFG PSUs promote strategic transformation by incenting actions that generate sustainable, long-term growth in equity values

■
Capped PSU payouts help mitigate risk by promoting responsible decision-making and discouraging excessive risk-taking

■
Stock options incent absolute TSR growth

No pensions	■ Reinforces an owner’s mindset and incents long-term growth in equity value as a pension-alternative
Share maintenance requirement	■ Reinforces an owner’s mindset ■ Alignment with shareholders ■ Helps mitigate risk
Benefits	■ Substantially consistent with those of other employees in the same office/jurisdiction
Additionally, all compensation systems must be successful in attracting, motivating and retaining world-class managers. We seek to provide executives with competitive compensation packages, including the opportunity to achieve superior compensation for superior performance. The next section of this CD&A describes the process through which compensation decisions are made, including compensation benchmarking practices we use to help structure competitive compensation packages.
As discussed earlier, the profit sharing elements of our executive compensation program were developed within the context of an entrepreneurial culture that, by definition, requires some degree of risk-taking in order to achieve growth. Recognizing that the consequences of excessive risk-taking may be felt most acutely by shareholders, our executive compensation program seeks to encourage and reward responsible business decision-making and reasonable risk-taking. We seek to achieve this through a variety of methods, which are discussed in Section D of this CD&A.
In November 2023, Magna implemented a new Policy on Recovery of Erroneously Awarded Incentive-Based Compensation in compliance with the requirements of The New York Stock Exchange and SEC. The policy applies to current executive officers, as well as any former ones who had served as an executive officer during the prior three completed fiscal years immediately preceding the date the company is required to prepare an accounting restatement correcting materially non-compliant financial statements. Subject to certain conditions, the clawback extends to the amount of incentive-based compensation received by the current or former executive officer in excess of the amount they would have otherwise received, had such compensation been determined based on the applicable restated financial statements.
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B. Compensation Decision-Making: Responsibility and Process
Role of the Board
The Board oversees our system of executive compensation including by satisfying itself that our system is effective in attracting, retaining and motivating skilled executives who can achieve our strategic objectives. The Board also annually assesses the company’s performance and that of the Chief Executive Officer in relation to predefined objectives approved by the Board.
Role of the TOCC
The Board has delegated to the TOCC responsibility for annually reviewing, considering and making recommendations related to executive compensation matters generally. More specifically, the TOCC has been delegated responsibility for making recommendations with respect to the application of our executive compensation program to members of Executive Management, including the NEOs discussed in this CD&A.
While some NEOs, such as the Chief Executive Officer and Chief Financial Officer, are usually invited to participate in TOCC meetings, final compensation decisions affecting NEOs are typically made by the TOCC without any NEOs present in order to ensure the independence of the decision-making process.
Role of the Chief Executive Officer
The TOCC looks to the Chief Executive Officer to assess the performance, and make recommendations regarding target compensation levels, of his direct reports. Such performance assessments are considered by the TOCC in the context of LTI awards to members of Executive Management, as well as proposed compensation setting and LTI awards for such executives. The TOCC also looks to the Chief Executive Officer to put forward his general recommendation regarding LTI awards for other proposed recipients.
Role of the Independent Advisors
In reviewing, considering and making recommendations on executive compensation matters, the TOCC considers the advice of the Board’s independent advisors, Hugessen and Fasken, including through in camera sessions as part of each of the TOCC’s meetings attended by them.
Hugessen has acted as the Board’s compensation advisor since December 2012 and only provides board-side advice. One or more representatives of Hugessen are invited to attend TOCC meetings at which executive compensation matters are discussed. On executive compensation matters, Hugessen reports directly to and seeks its instructions directly from the TOCC, communicating as needed directly with the TOCC Chair between meetings.
The scope of Hugessen’s services generally includes advice related to executive and director compensation program structure and design, benchmarking data and observations, as well as pay for performance analytics. In addition, Hugessen provides contextual information relating to compensation best practices and emerging trends. The services provided by Hugessen in 2023 included:
■
analysis of Magna’s NEO compensation, including pay for performance considerations;

■
advice, analysis and considerations related to 2023 compensation decisions including those discussed in the Compensation and Performance Report earlier in this CD&A;

■
consideration of and recommendations related to 2023 target compensation levels;

■
advice related to 2023 STIs and LTIs;

■
ongoing review and advice on compensation recommendations presented for TOCC approval; and

■
changes to Magna’s approach to executive compensation for 2024.

Hugessen’s advice was only one of a number of factors (discussed below) that were reviewed and considered by the TOCC in making its executive compensation recommendations to the Board.
The fees billed by Hugessen for the services it provided in 2023 and 2022 were as set forth below.
Description of Services	2023		2022
	(C$)	(%)	(C$)	(%)
Executive compensation advisory services	319,000	100	287,000	100
All other services for Magna	NIL	NIL	NIL	NIL
Total	319,000	100	287,000	100
Business of the Meeting 39

TOCC Considers a Wide Range of Factors in its Executive Compensation Decisions
In connection with executive compensation decisions, the TOCC will normally consider a wide range of factors, including:
■
Magna’s core operating and compensation philosophies and principles;

■
alignment of management, employee and shareholder interests to create long-term shareholder value;

■
our financial, operating, stock price, ROIC, TSR and rTSR performance;

■
long-term strategic objectives;

■
compensation risk considerations;

■
compensation benchmarking data;

■
pay for performance alignment data;

■
individual executive performance;

■
performance of prior LTI grants;

■
the recommendations of the Chief Executive Officer with respect to his direct reports;

■
the advice and recommendations of the TOCC’s independent advisors;

■
accounting impact and potential dilution to shareholders from equity compensation;

■
feedback received from shareholders and other stakeholders;

■
general information relating to executive compensation trends and developments; and

■
retention, succession and other relevant considerations.

In making recommendations to the Board, the TOCC does not rely solely on any one of the above or other factors.
Application of Measured Discretion
The Board through the TOCC, maintains authority over target TDC levels, the form and respective proportions of STIs and LTIs, as well as the performance goals/targets applied to LTI compensation. Situations requiring application of measured discretion may arise from time to time with respect to the calculation of the bonus base for profit sharing, the ROIC PSUs or rTSR PSUs. Additionally, the Board and Executive Management have a common understanding that, as part of the Board’s review of the terms of any proposed material acquisition or disposition, the TOCC will work with Executive Management to identify potential changes to executives’ current employment contract terms to ensure that executive compensation arrangements remain appropriate following such transactions.
Target Compensation Setting
Under Magna’s executive compensation framework, the Board, through the TOCC, determines target TDC for the Chief Executive Officer, who proposes target TDC levels for his direct reports. The TOCC assesses proposed target TDC levels in the context of the various factors described above and determines the target amounts to be granted in the form of long-term equity, based for 2023 on a 70%/30% equity/cash split for the Chief Executive Officer and a 55%/45% split for the Chief Financial Officer. The equity/cash split for other members of Executive Management varies depending on the role. Target TDC for each NEO in 2023 was as set forth in the table below.
Name	Target TDC ($)
Seetarama S. Kotagiri	16,000,000
Patrick W.D. McCann	3,500,000
John H. Farrell	4,545,000
Tom Rucker	3,500,000
Eric J. Wilds	3,500,000
Executive Compensation Peer Group
In assessing target TDC levels for members of Executive Management, the TOCC considers benchmarking data from Magna’s executive compensation peer group. Such data provides the TOCC with a basis for determining Magna’s pay for performance, including through “back-testing” of realizable pay. It also serves as a market reference point in setting compensation within a reasonable competitive range.
Magna’s executive compensation peer group currently consists of 15 companies from a broad comparator universe composed primarily of North American public companies that are direct automotive industry peers, as well as capital goods and technology hardware/equipment comparables. The broad universe of comparator companies was identified and screened by Hugessen based on a range of 1/5x to 5x Magna’s Total Revenue and Total Enterprise Value (“TEV”).
Magna’s executive compensation peer group was last refreshed early in 2022 to streamline the peer group (from 17 to 15) and incorporate relevant technology comparables in light of Magna’s increasing deployment of capital in areas such as electrification, ADAS and new mobility. No changes were made to the peer group in 2023.
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Automotive	Capital Goods
Adient plc	Caterpillar Inc.
Aptiv plc	Deere & Company
BorgWarner Inc.	Eaton Corp.
Lear Corporation	Emerson Electric Co.
The Goodyear Tire & Rubber Company	Honeywell International Inc.
Illinois Tool Works Inc.
Johnson Controls Inc.
Parker-Hannifin Corporation
Technology Hardware & Equipment
Corning Incorporated
Jabil Inc.
rTSR Peer Group
The TOCC also uses a peer group against which performance is assessed for purposes of the rTSR PSUs. The rTSR peer group consists of 10 automotive suppliers selected from a comparator universe of publicly traded North American companies in the automotive industry. The selected peers are considered to be Magna’s most direct competitors for business and investor capital, based on such factors as coverage by equity research analysts, as well as inclusion in industry indices and in the peer groups of peer companies. The rTSR peer group also contains the following, each of which counts as the equivalent of a single company within the peer group:
■
a composite peer consisting of the two publicly traded, North American automobile OEMs;

■
a composite peer consisting of three publicly traded European automotive suppliers; and

■
the S&P500 index.

The rTSR peer group remains unchanged from 2022 and consists of the following:
rTSR Peer Group
Adient plc	Gentex Corp.
American Axle Manufacturing & Holdings Inc.	Lear Corp.
Autoliv, Inc.	Linamar Corp.
BorgWarner Inc.	Martinrea International Inc.
Dana Incorporated	Visteon Corp.
Ford / General Motors (Composite Peer)	Continental / Forvia / Valeo (Composite Peer)
S&P 500 Index
C. Elements of Magna’s 2023 Executive Compensation Program
2023 NEOs	Magna’s Named Executive Officers in 2023 were:
	■ Seetarama S. Kotagiri	Chief Executive Officer
	■ Patrick W.D. McCann	Chief Financial Officer
	■ John H. Farrell	President, Body & Exterior Systems and Seating
	■ Tom Rucker	President, Power & Vision and Complete Vehicles
	■ Eric J. Wilds	Chief Sales & Marketing Officer
John Farrell and Tom Rucker are new NEOs in 2023, replacing Vincent Galifi and Tommy Skudutis, each of whom is transitioning to retirement. Mr. Farrell previously served as President of Cosma International and Mr. Rucker previously served as President of Magna Powertrain, in each case until December 31, 2022. Compensation for Mr. Farrell and Mr. Rucker prior to 2023 reflected incentives aligned with their respective Operating Group. Effective January 1, 2023, Mr. Farrell and Mr. Rucker were appointed to their current roles and their compensation substantially aligned with Magna’s executive compensation structure.
Business of the Meeting 41

Employment Contracts	Each NEO is subject to an employment agreement that specifies various key terms, including:
■ target total TDC, as well as base salary, STI percentage and target LTI values;
■ standard benefits to be provided;
■ compensation claw-back terms;
■ the securities maintenance amount applicable to the executive; and
■ terms applicable in different end of employment scenarios.
Overview	Our 2023 compensation program for the NEOs consisted of the following elements:

1. Base Salaries:
We maintain base salaries for NEOs that are positioned significantly below base salaries in our executive compensation peer group. These low base salaries are intended to:
■
maximize the incentive for each executive to pursue profitability for the benefit of all of Magna’s stakeholders;

■
reinforce the link between executive pay and corporate performance; and

■
reflect and reinforce our entrepreneurial corporate culture.

During 2023, the NEOs received identical base salaries of $325,000.

Name	Base Salary ($)
Seetarama S. Kotagiri	325,000
Patrick W.D. McCann	325,000
John H. Farrell	325,000
Tom Rucker	325,000
Eric J. Wilds	325,000
2. Short-Term Incentive
The 2023 STI for each NEO was an annual profit sharing bonus, which was completely “at-risk” and capped at 200% of the target STI value. In order to create maximum incentive to achieve profitability, the profit sharing bonus was earned from the first dollar of profit.

STI payouts for the NEOs in respect of 2023 were as set forth in the table below.
	Profit Share (%)	Adjusted Pre-Tax Profit Bonus Base ($)	STI ($)
Seetarama S. Kotagiri	0.3303	1,705,000,000	5,633,000
Patrick W.D. McCann	0.1113		1,898,000
John H. Farrell	0.1678		2,862,000
Tom Rucker	0.1113		1,898,000
Eric J. Wilds	0.1113		1,898,000
Recognition of Individual and Team Performance
An NEO’s profit share reflects a number of factors specific to the individual, including nature of the role, seniority/tenure and other factors. However, the direct link to Magna’s profits ultimately reflects Magna’s overall performance.

TOCC Discretion Over Profit Shares	The TOCC maintains discretion over profit sharing percentages, as well as certain factors that may impact the calculation of Pre-Tax Profit for compensation purposes.
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This discretion can be exercised to increase or decrease profit sharing percentages in the course of the annual STI target-setting process to align forecast profit sharing opportunities with the current business plan. In addition, in conjunction with the Board’s approval of a material acquisition or disposition, the TOCC may equitably adjust profit sharing percentages to ensure executive compensation arrangements remain appropriate following any such transaction. As discussed earlier in this CD&A, profit sharing percentages have been eliminated for 2024 onwards.

STI Paid in Quarterly Installments
The STI paid to NEOs is paid in installments. Installments for the first three fiscal quarters of each year are normally paid following the end of each fiscal quarter, based on our year-to-date profits. Following the end of each fiscal year, we calculate the profit sharing bonus to which each NEO is entitled for that fiscal year, subtract the installments paid for the first three quarters and pay the difference as the final installment.

3. Long-Term Incentives:
LTIs for NEOs in 2023 consisted of ROIC PSUs, rTSR PSUs and regular stock options. The three-part LTI is structured to reward a broad range of value-creating behaviour using multiple metrics. A majority (60%) of the total 2023 LTI value granted by the TOCC was in the form of performance-conditioned PSUs, the maximum realizable number of which is capped at 200% of target. The PSUs are completely “at risk” since performance below specified thresholds can result in no PSUs being paid out.

LTIs granted to NEOs in respect of 2023 were as set forth in the table below.
Name	ROIC PSUs ($/#)	rTSR PSUs ($/#)	Stock Options ($/#)	Aggregate Core LTI ($)
Seetarama S. Kotagiri	4,400,000	2,200,000	4,400,000	11,000,000
	75,813	37,907	231,579
Patrick W.D. McCann	640,000	320,000	640,000	1,600,000
	11,027	5,514	33,684
John H. Farrell	720,000	360,000	720,000	1,800,000
	12,406	6,203	37,895
Tom Rucker	640,000	320,000	640,000	1,600,000
	11,027	5,514	33,684
Eric J. Wilds	640,000	320,000	640,000	1,600,000
	11,027	5,514	33,684
ROIC PSUs
The ROIC PSUs are intended to incent and reward capital-efficient value creation over a three-year performance period. The performance period for the ROIC PSUs granted in respect of 2023 is January 1, 2023 to December 31, 2025.
The number of ROIC PSUs realized by an NEO following the performance period depends on the target number granted, Magna’s return on invested capital performance in relation to its cost of capital and the payout scale approved by the TOCC. The maximum number of ROIC PSUs that can be realized is capped at 200% of target, but no PSUs may ultimately be earned if ROIC performance falls below the payout threshold.
The dollar value of compensation realized by an NEO following the performance period will depend on the final number of ROIC PSUs paid out, as well as the trading price of our Common Shares.
When ROIC PSUs are redeemed following the performance period, we deliver Common Shares acquired on the market under our share repurchase program, with dividends paid in cash based on the final number of ROIC PSUs.

Business of the Meeting 43

ROIC is defined as:
ROIC is calculated as A ÷ B, where:
A = (Net Income before Interest and Income Taxes − Equity Income) multiplied by (1 − assumed Tax Rate of 25%), plus Equity Income
B = Total Assets (excluding Cash, Deferred Tax Assets and Operating Lease Right of Use Assets) less Current Liabilities (excluding Short-term Borrowings, Long-term Debt due within one-year and Current portion of Operating Lease Liabilities)
The TOCC may exercise discretion to address various situations in order to ensure consistency and comparability in ROIC goal-setting and measurement. Such an adjustment was made by the TOCC, in respect of 2023 ROIC, as discussed in the Compensation and Performance Report earlier in this CD&A.
The table below sets forth the payout scale for the ROIC PSUs (interpolation applies for points between the payout levels). The payout scale for the ROIC PSUs remains unchanged from 2022.

Performance Level	ROIC (%)	Payout (% of Target)
Maximum	19.0	200
Target	13.5 to 14.5	100
Threshold (Cost of Capital)	9	50
Below Threshold	–	0

As an exception to the foregoing payout scale, if Magna’s ROIC (determined in the manner discussed below) is below the Threshold / Cost of Capital but three-year rTSR as determined for purposes of the rTSR PSUs is greater than or equal to the 55th percentile of the rTSR peer group, then 50% of the target number of ROIC PSUs will be paid out.

Since Magna operates in a cyclical industry, we average the implied payout for each of the three individual years of the performance period to determine the actual ROIC PSU payout. This means that a year of ROIC performance that is below our cost of capital will count as 0% in the payout calculation, but cannot be a negative percentage. The effect of this is that the ROIC PSU payout will not directly correspond to our three-year compound average ROIC. By calculating ROIC PSU payout based on the average implied payouts for each of the years of the performance period, extreme outlier years cannot have a disproportionate impact on the payout calculation. The feature also operates to place a cap on ROIC performance above the maximum level, thus preventing positive outlier years from having a disproportionate impact on the payout calculation.

rTSR PSUs
The rTSR PSUs are intended to incent and reward creation of shareholder value, relative to the companies in our rTSR peer group. The performance period for the rTSR PSUs granted in respect of 2023 is January 1, 2023 to December 31, 2025.

The number of rTSR PSUs realized by an NEO following the performance period depends on the target number granted, Magna’s three-year rTSR performance and the payout scale approved by the TOCC. The number of rTSR PSUs that can be realized is capped at 200% of target, and no rTSR PSUs would be paid for rTSR performance below the 25th percentile of the rTSR peer group. The dollar value of compensation realized by an NEO following the performance period will depend on the final number of rTSR PSUs paid out, as well as the trading price of our Common Shares. When rTSR PSUs are redeemed following the performance period, we deliver Common Shares acquired on the market under our share repurchase program, with dividends paid in cash based on the final number of rTSR PSUs.

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The table below sets forth the payout scale for the rTSR PSUs (interpolation applies for points between the payout levels). The payout scale for the rTSR PSUs remains unchanged from 2022.
Performance Level	Three-year rTSR (Percentile)	Payout (% of Target)
Maximum	>75th	200
Above Target	65th	150
Target	50th	100
Below Target	35th	50
Threshold	<25th	0

As an exception to the foregoing payout scale, if the company’s three-year rTSR is greater than the target level, thus demonstrating value creation, but absolute three-year TSR is negative, the number of rTSR PSUs paid out will be capped at the target level. This feature recognizes that payouts should not exceed target where shareholders have experienced a deterioration in the absolute value of their holdings.

Stock Options
Stock options serve as a tool to incent absolute share price returns over the medium to long term (three to seven years). Magna’s stock options vest in equal one-third tranches on the first three anniversaries of the grant date and expire on the seventh anniversary of the grant date. The TOCC is committed to responsible option granting practices, including by maintaining annual option grants to all participants below 1% of our issued and outstanding shares. Options are not priced during trading blackouts and are granted at an exercise price equal to market price on the NYSE.

Stock options are typically granted in late February or early March of a year. Stock options in respect of 2023 compensation were granted on March 2, 2023, at an exercise price of $56.12.

Stock option grants are made under our 2009 Incentive Stock Option Plan, which was approved by shareholders in May 2010. The 2009 Option Plan is discussed in further detail under “Incentive Plans and Awards”.

If an NEO ceases to be employed by Magna (including any affiliates) within one year following the date of a stock option exercise, they must hold shares with a market value (at the exercise date) equal to the net after-tax gain until the one-year anniversary of the exercise date.

Anti-Hedging Restrictions
Executives are forbidden from engaging in activities that would enable them to improperly profit from changes in our stock price or reduce their economic exposure to a decrease in our stock price. Prohibited activities include “puts”, “collars”, equity swaps, hedges, derivative transactions and any transaction aimed at limiting an executive’s exposure to a loss or risk of loss in the value of the Magna securities that he or she holds.

Automatic Securities Disposition Plans
Executives are permitted to enter into automatic securities disposition plans (“ASDPs”), which are also known as Rule 10b5-1 Plans. Such plans allow executives to establish a plan for the sale of Common Shares held by the executive and exercise of stock options granted to them, subject to meeting all legal requirements applicable to such plans. Among other things, an executive may only enter into, modify or terminate a plan while he or she is not under a trading blackout or otherwise in possession of material undisclosed information. None of the NEOs had an ASDP in place during 2023.

Business of the Meeting 45

4. Benefits
Benefits provided to NEOs are the same as those provided to other employees in the same country, with a few exceptions discussed below. As discussed earlier, Magna does not provide a defined benefit pension plan to NEOs, consistent with our compensation approach to employees generally.

NEOs receive the same medical, dental insurance and disability benefits as other managerial employees in the same country.

During 2023, we provided limited “perks” to NEOs, including limited access to corporate aircraft for personal use, when not required for business purposes and subject to reimbursement of the “aggregate variable operating cost” of the personal flight. The “aggregate variable operating cost” consists of all variable costs for operating the aircraft for the personal flight, including fuel, maintenance, customs charges, landing and handling fees, data and communications charges, deadhead flight expenses and any other similar costs. Since Magna’s variable cost is fully reimbursed, there is no disclosable perk amount in the Summary Compensation Table.

Magna maintains corporate access privileges to the dining room, boardroom and other facilities of a third-party owned golf course adjacent to the company’s head office. As part of such access, NEOs may utilize the golf club’s facilities for personal use at their own expense.

Executive Equity Ownership
Executive Management Equity Maintenance Requirements
Each NEO is subject to an equity maintenance requirement set forth in his employment contract. If an NEO’s total TDC is increased, their equity maintenance requirement also increases, subject to a three-year period in which to achieve the new level. In assessing compliance with the equity maintenance requirement, NEOs’ whole shares and equivalents (RSUs, as well as PSUs at target) are counted. Unexercised stock options are not counted in determining compliance with the equity maintenance requirement. Each NEO exceeds the minimum equity maintenance requirement.

Name	Equity Maintenance Requirement ($)	Qualifying Equity (#)	Value of Qualifying Equity(1) ($)	Equity Maintenance Requirement Status
Seetarama S. Kotagiri	8,000,000	403,689	23,850,000	Exceeds
Patrick W.D. McCann	1,500,000	53,249	3,146,000	Exceeds
John H. Farrell	1,800,000	69,241	4,091,000	Exceeds
Tom Rucker	1,400,000	43,046	2,543,000	Exceeds
Eric J. Wilds	1,400,000	64,469	3,809,000	Exceeds
  Note:
  1.
As of December 29, 2023.

Termination/Severance
Termination/Severance Payments Are Limited to a Maximum of 24 Months Compensation
All NEOs are entitled to 24 months’ severance (the “Notice Period”) in the event of termination without cause. Severance payments are based on the average of an NEO’s base salary and STIs for the 12 fiscal quarters prior to the termination.
A summary showing the treatment of each compensation element in different termination scenarios is set forth below under “Summary of Treatment of Compensation on Resignation, Retirement, Termination or Change in Control”.

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Change in Control Protections
Double-Trigger
We maintain “double trigger” change in control protection for our North American-based NEOs; however, such protection does not provide any enhanced severance. The primary benefit is the acceleration of any unvested stock options in the event that a change in control is followed by termination of employment or constructive dismissal for “good reason”. In a change in control scenario, treatment of outstanding stock options will need to be addressed by the TOCC. Depending on the nature of the acquiror, outstanding options could become exercisable into equity of the acquiror. However, outstanding options could also be accelerated, in which case there would be no incremental benefit to the executive of his change in control protection.

The definition of “good reason” for purposes of the change in control protection applies only in the event of the following:
■
a material reduction in the executive’s position, duties, authority or responsibilities;

■
Magna requiring the executive to work at a location that is more than 100 kms from where he is based at the time of the change in control; or

■
any other action that would constitute constructive dismissal at law.

Business of the Meeting 47

Summary of Treatment
of Compensation on Resignation,
Retirement, Termination,
or Change in Control
Element of Compensation	Resignation	Retirement	Termination – Cause	Termination – No Cause	Termination Without Cause on Change in Control(1)
Base Salary	Pro-rated to effective date	Pro-rated to effective date	Pro-rated to effective date	Average of compensation excluding LTIs for the last 12 fiscal quarters paid out over severance period (up to 24 months) as salary continuation (bi-weekly) or lump-sum.	Average of compensation excluding LTIs for the last 12 fiscal quarters paid out over severance period (up to 24 months) as salary continuation (bi-weekly) or lump-sum.
Annual Bonus – Cash	Pro-rated to effective date	Pro-rated to effective date	Pro-rated to effective date
ROIC PSUs and rTSR PSUs	Forfeiture of unredeemed PSUs.
PSUs granted in complete years prior to the termination date are redeemed on the regular payout date, subject to performance conditions established at time of grant (0% to 200%). PSUs granted in year of retirement are redeemed on regular payout date, subject to performance conditions established at time of grant (0% to 200%) and pro ration to reflect the proportion ot the year worked.
Forfeiture of unredeemed PSUs
PSUs granted in complete years prior to the termination date are redeemed on the regular payout date, subject to performance conditions established at time of grant (0% to 200%). PSUs granted in year of termination are redeemed on regular payout date, subject to payout conditions established at time of grant (0% to 200%) and pro ration to reflect the proportion of the year worked.

Plan administrator can take such steps as necessary to the convert or exchange outstanding PSUs into securities of substantially equivalent value in any entity participating in or resulting from a change in control.

TFG PSUs	Forfeiture of unredeemed PSUs
PSUs associated with a hurdle that has been achieved will be paid out in accordance with terms established at time of grant, subject to pro ration to reflect the proportion of the performance period worked
			Forfeiture of unredeemed PSUs	Forfeiture of unredeemed PSUs	The Plan administrator may accelerate the vesting of TFG PSUs associated with a hurdle that had been achieved prior to announcement of the change in control.
Stock Options	Unvested and unexercised options expire on earlier of option expiry date and three months after effective date of resignation.	Unvested and unexercised options expire on earlier of option expiry date and three years after effective date of retirement.	All unexercised options are cancelled on effective date of termination.	Unvested and unexercised options expire on earlier of option expiry date and three months after effective date of termination.	Vested options can be exercised until earlier of option expiry date and 12 months after Notice Period (as defined above). Unvested options accelerate and can be exercised until same date.
RSUs	Unredeemed RSUs are forfeited in the event of voluntary resignation.	RSUs are redeemed on regular redemption date.	Unredeemed RSUs are forfeited on the effective date of termination.	RSUs are redeemed on regular redemption date.	RSUs are redeemed on regular redemption date.
Benefits & Perks	None	None	None	None	None
Pension	None	None	None	None	None
Notes:
1.
Assumes Magna is a continuing entity following the Change in Control.

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Summary of Incremental Severance, Termination and Change in Control Payments
The table below shows the value of the estimated incremental payments or benefits that would accrue to each NEO upon termination of their employment following resignation, normal retirement, termination without cause, termination with cause and termination without cause on change in control. For stock options, the values shown represent the in-the-money value of any grants the vesting of which would accelerate as a result of each termination circumstance below.

	Resignation	Retirement	Termination – Cause	Termination Without Cause ($)	Termination Without Cause on Change in Control ($)
Seetarama S. Kotagiri
Severance	NIL	NIL	NIL	8,953,000	8,953,000
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
TFG PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	685,000
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL
Total				8,953,000	9,638,000
Patrick W.D. McCann
Severance	NIL	NIL	NIL	2,675,000	2,675,000
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
TFG PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	100,000
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL
Total				2,675,000	2,775,000
John H. Farrell
Severance	NIL	NIL	NIL	4,745,000	4,745,000
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
TFG PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	112,000
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL
Total				4,745,000	4,857,000
Tom Rucker
Severance	NIL	NIL	NIL	3,397,000	3,397,000
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
TFG PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	100,000
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL
Total				3,397,000	3,497,000
Eric J. Wilds
Severance	NIL	NIL	NIL	2,850,000	2,850,000
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
TFG PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	100,000
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL
Total				2,850,000	2,950,000
Note:
1.
Represents the in-the-money value of options, the vesting of which is accelerated in case of a change in control followed by an act of “good reason” resulting in a “double-trigger change” in control, using the closing price of Magna Common Shares on the NYSE on December 29, 2023.

Business of the Meeting 49

D. Compensation Risk Management
Overall Level of Compensation Risk is Reasonable in Light of Nature of Magna’s Business and Industry
The TOCC has considered whether Magna’s executive compensation system may encourage excessive risk taking. The TOCC concluded that the potential risks created by any particular element of the system are appropriately mitigated by other elements and that the overall level of risk is reasonable in light of the nature of Magna’s business and the automotive industry. In reaching this conclusion, the TOCC considered the methods described below, which are employed to help establish an appropriate balance between risk and reward, as well as to encourage responsible decision-making:
■
Board/TOCC oversight of executive compensation generally;

■
independent advice and recommendations on compensation matters provided by compensation consultants and legal advisors directly selected and retained by the TOCC;

■
Board/TOCC discretion to determine target total compensation and adjust profit sharing percentages without notice and in connection with approval of M&A transactions;

■
complete Board/TOCC discretion over the form of STIs and LTIs;

■
mix of compensation vehicles and metrics;

■
links between executive compensation and consequences of management decision-making;

■
the 200% cap on STIs;

■
the 200% cap on the maximum number of ROIC and rTSR PSUs that can be realized;

■
compensation clawbacks consistent with the new clawback requirements set out in Section 303A.14 of The New York Stock Exchange Listed Company Manual;

■
forfeiture risk applicable to PSUs, stock options and RSUs in certain circumstances;

■
significant levels of personal wealth “at risk” due to equity maintenance requirements;

■
post-retirement holdback of option shares resulting from option exercise occurring within one-year prior to retirement; and

■
anti-hedging restrictions.

Beyond the compensation-specific features which help mitigate risk, the TOCC also assesses the broader context of Board oversight and controls which serve to mitigate the potential for excessive risk taking by Executive Management. These controls include:
■
Annual Board approval of rolling three-year business plans and seven-year strategic plans;

■
Board approval of annual capital expenditures budget;

■
Board control over return of capital to shareholders through dividends and annual share repurchase budgets; and

■
Board approval of all acquisitions or dispositions with an enterprise value in excess of $250 million, as well as joint ventures or partnerships requiring an investment of such amount.

When these four “levers” are considered along with the compensation features above, the TOCC is satisfied that the theoretical potential for excessive risk taking by Executive Management is sufficiently moderated by a broad range of Board controls and compensation disincentives.

50Business of the Meeting

SUMMARY COMPENSATION TABLE
Business of the Meeting

Summary Compensation Table
The following table sets forth a summary of all compensation earned in respect of 2023, 2022 and 2021 by the individuals who were our Named Executive Officers in respect of 2023. All amounts are presented in U.S. dollars and have been rounded to the nearest thousand.
Name and Principal position	Year	Salary ($)	Share-based awards(1) ($)	Option-based awards(2) ($)	Non-equity incentive plan compensation ($)		Pension value ($)	All other Compensation ($)	Total Compensation ($)
					Annual(3) ($)	Long- term ($)
Seetarama S. Kotagiri Chief Executive Officer	2023	325,000	6,600,000	4,400,000	5,633,000	NIL	NIL	NIL	16,958,000
	2022	325,000	20,520,000	3,680,000	3,446,000	NIL	NIL	NIL	27,971,000
	2021	325,000	4,320,000	2,880,000	3,345,000	NIL	NIL	NIL	10,870,000
Patrick W.D. McCann Chief Financial Officer	2023	325,000	960,000	640,000	1,898,000	NIL	NIL	NIL	3,823,000
	2022	325,000	3,750,000	500,000	710,000	NIL	NIL	NIL	5,285,000
	2021	325,000	180,000	120,000	429,000	NIL	NIL	NIL	1,054,000
John H. Farrell President, Body & Exterior Systems and Seating	2023	325,000	1,080,000	720,000	2,862,000	NIL	NIL	NIL	4,987,000
	2022	500,000	3,945,000	405,000	1,431,000	NIL	NIL	NIL	6,281,000
	2021	300,000	275,000	325,000	1,850,000	NIL	NIL	NIL	2,750,000
Tom Rucker President, Power & Vision and Complete Vehicles	2023	325,000	960,000	640,000	1,898,000	NIL	NIL	NIL	3,823,000
	2022	500,000	3,508,000	218,000	1,110,000	NIL	NIL	NIL	5,336,000
	2021	325,000	510,000	140,000	1,112,000	NIL	NIL	NIL	2,087,000
Eric J. Wilds Chief Sales and Marketing Officer	2023	325,000	960,000	640,000	1,898,000	NIL	NIL	NIL	3,823,000
	2022	325,000	3,750,000	500,000	710,000	NIL	NIL	NIL	5,285,000
	2021	325,000	750,000	500,000	692,000	NIL	NIL	NIL	2,267,000
Notes:
1.
Amounts disclosed in this column represent the grant value (at target) of PSUs and, In the case of Mr. Rucker for 2022, the amount disclosed also includes RSUs. Amounts disclosed in this column for 2022 also include the aggregate compensation value intended to be conferred by the Board in the form of TFG PSUs. The aggregate compensation value of the TFG PSUs for each NEO differs from the aggregate grant date fair value of the TFG PSUs granted in 2022, as computed in accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. Generally, the aggregate grant date fair value is the amount that Magna expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual economic value, if any, that the NEOs will realize upon the vesting or settlement of the TFG PSUs. In particular, the actual values of TFG PSUs received are different from the accounting expense because they depend on performance. The amounts disclosed for the TFG PSUs are based on the probable outcome of the market-condition goals, determined using a Monte Carlo simulation model that incorporates into the valuation the possibility that the market condition may not be satisfied and that the value could be NIL. Assumptions, factors and methodologies used in our computations pursuant to Topic 718 include the following:

Assumption	Value
Valuation Date Stock Price	$54.29
Expected Volatility	38.49%
Risk Free Rate	3.72%
Expected Dividend Yield Used When Simulating Stock Price Appreciation(a)	0.00%
Expected Dividend Yield Used for Award Holders(b)	0.00%
Notes:
a.
Mathematically equivalent to reinvesting dividends in Magna Common Shares.

b.
Assumed value of 0.00% since TFG PSU grantees receive dividend equivalents.

A Monte Carlo simulation is a generally accepted statistical technique used, in this instance, to simulate a range of possible future unit prices for Magna over the remaining Performance Period. The purpose of this modeling is to use a probabilistic approach for estimating the fair value for purposes of financial accounting under Topic 718 and IFRS-2. Based on the assumptions above, the summary of results from the Monte Carlo simulation was as follows:
Summary of Results
Valuation Date Stock Price		$54.29
Remaining Performance Period		5.0 yrs
Hurdle 1 Estimated Fair Value	$39.41
Hurdle 2 Estimated Fair Value	$30.05
Hurdle 3 Estimated Fair Value	$22.97
Hurdle 4 Estimated Fair Value	$17.71
Weighted Average Estimated Fair Value		$27.33
Weighted Average Estimated Fair Value as a % of Stock Price		50.3%
Business of the Meeting 51

2.
Amounts disclosed in this column represent the compensation value intended to be conferred by the Board in the form of the stock options as discussed in the Compensation Discussion & Analysis section of this Circular. In valuing such options, the TOCC initially makes reference to the value of a time-vested stock option determined using the Black-Scholes option pricing model. For stock option grants up to and including the 2021 grant, the TOCC (including its predecessor committees) applied the calculated Black-Scholes value to determine the number of stock options to be granted for the applicable compensation value, subject to a floor of 20% of the market/option exercise price of Magna Common Shares at the date of grant. The 20% floor represents a prudent practice intended to prevent an excessive number of stock options being granted in any year. For stock options granted in each of 2022 and 2023, the TOCC assessed the calculated Black-Scholes values against the median and average trends in Black-Scholes values for the company’s stock options over a rolling ten-year period, but ultimately applied the calculated Black-Scholes value to each such grant.

The Black-Scholes option pricing model requires the input of a number of assumptions, including expected time until exercise, expected stock price volatility, risk-free interest rates and expected dividend yields. Although the assumptions used reflect our best estimates, they involve inherent uncertainties based on market conditions generally outside Magna’s control. If other assumptions are used, the stock option value disclosed could be significantly impacted. The weighted average assumptions used in measuring the Black-Scholes fair value for the stock options granted in each of 2023, 2022 and 2021, as well as the “floor value” of stock options granted in 2021, are as follows:
	2023	2022	2021
Grant date stock price (NYSE)	$56.12	$75.71	$83.27
Expected time until exercise	5.0 yrs	4.5 yrs	4.5 yrs
Expected volatility	38.0%	34.2%	33.6%
Risk Free Rate	4.3%	1.9%	0.5%
Expected dividend yield	2.0%	2.0%	2.0%
Grant Date Fair Value per option (rounded)	$19.00	$19.00	$18.00
Actual Black-Scholes ratio	33.9%	25.1%	21.6%
Applied ratio / Floor value	—	—	20%

3.
Amounts disclosed in this column represent annual profit sharing bonuses paid in cash.

52Business of the Meeting

SUMMARY COMPENSATION TABLE
Business of the Meeting

Magna’s Total Shareholder Return Performance
The graph below shows the five-year total return of Magna Common Shares on the TSX and NYSE as compared to the S&P/TSX and S&P500 composite indices, respectively, assuming investment of C$100 and $100 on December 31, 2018 and reinvestment of dividends.

250
200
150
100
50
0
TSR ($)
2018
2019
2020
2021
2022
2023
Magna Common Shares (TSX)
Magna Common Shares (NYSE)
S&P/TSX Total Return
S&P500 Total Return

	December 31, 2018		December 31, 2019		December 31, 2020		December 31, 2021		December 31, 2022		December 31, 2023
Magna Common Shares (TSX)	C$	100.00	C$	118.38	C$	154.87	C$	179.44	C$	137.17	C$	146.05
S&P/TSX Total Return	C$	100.00	C$	122.88	C$	129.76	C$	162.32	C$	152.83	C$	170.79
Magna Common Shares		$100.00		$124.32		$165.91		$193.49		$138.14		$150.28
S&P500 Total Return		$100.00		$131.49		$155.68		$200.37		$164.08		$207.21

If a shareholder had invested C$100 in Magna Common Shares on the TSX on December 31, 2018, the cumulative value of that investment would have grown to over C$146 by December 31, 2023. In the case of an investment of $100 in Magna Common Shares on the NYSE on the same date, the total cumulative value of that investment would have grown to over $150 by December 31, 2023. In each such case, the cumulative growth in value lagged the applicable index by the end of the five-year period. Potential considerations include the differential impact of COVID-related lockdowns semiconductor chip shortages, inflationary cost increases and economic cyclicality on Magna as compared to other companies and industries represented in the indices.
In spite of the growth in indexed total returns over the five-year period, Magna’s CEO compensation, indexed to the 2018 level, declined. If Magna’s CEO proxy-disclosed compensation as of December 31, 2018 represented $100, the equivalent compensation as of December 31, 2023 represented approximately $84 of value. This decline reflects the planned CEO succession in 2021 at a lower target TDC, and other factors.
Business of the Meeting 53

Incentive Plans and Awards
Stock Option Plan	Stock option grants are made under the 2009 Plan, which was approved by shareholders on May 6, 2010 and is administered by the TOCC.
Eligible Participants Under 2009 Plan
Under the 2009 Plan, stock options may be granted to employees of and consultants to Magna and its subsidiaries. The TOCC does not foresee options being granted to consultants, except in limited circumstances such as where an individual performs services for Magna through a consulting arrangement for tax or other similar reasons. No options have been granted to consultants since 2010 and no such grants are contemplated.

Limits on Insider Participation	The maximum number of Common Shares:
■ issued to Magna “insiders” within any one-year period; and ■ issuable to Magna insiders at any time,

under the 2009 plan, 2022 Treasury PSU Plan and any other security-based compensation arrangement (as defined in the TSX Company Manual) shall not exceed 10% of Magna’s total issued and outstanding Common Shares.

Option Exercise Prices Are at or Above Market Price on Date of Grant	Exercise prices are determined at the time of grant, but cannot be less than the closing price of a Common Share on the NYSE on the trading day immediately prior to the date of grant.
3-Year Option Vesting; 7-Year Option Life
Time-vested options granted under the 2009 Plan vest in equal proportions on each of the first three anniversaries of the grant date, unless otherwise determined by the TOCC. Subject to accelerated expiry of time-vested options in certain circumstances, options granted under the 2009 Plan expire seven years after grant, unless otherwise determined by the TOCC. On cancellation or surrender of options under the 2009 Plan, the underlying shares are added back to the number of Common Shares reserved for issuance and are available for re-grant.

Amending the 2009 Plan	The 2009 Plan gives the Board the power to amend the plan, except for the following types of amendments, which require shareholder approval:

■
increases to the number of shares reserved for issuance under the plan (excluding an equitable increase in connection with certain capital reorganizations);

■
a reduction in the exercise price of an option;

■
an extension of an option term (excluding certain limited extensions to allow the exercise of options that expire during or within two business days after the end of a trading blackout);

■
an increase in the 10% limit on option shares issuable to insiders, as described above under “Limits on Insider Participation”; and

■
amendment of the amending provision of the plan.

There were no amendments to the 2009 Plan during 2022.
Available Option Plan on Magna.com	The full text of the 2009 Plan is available on our website (www.magna.com).
54Business of the Meeting

Incentive Plans and Awards
Business of the Meeting

2022 Treasury PSU Plan	PSUs settled in shares issued from treasury may be granted under the 2022 Treasury PSU Plan, which was approved by shareholders on May 3, 2022 and is administered by the TOCC.
Eligible Participants Under 2022 Treasury PSU Plan
Current, actively employed employees of Magna or any of Magna’s subsidiaries are eligible for grants under the 2022 Treasury PSU Plan. Members of Magna’s Board of Directors and independent consultants are not eligible participants. However, if an eligible participant transitions from an employment relationship to a consulting relationship, this change is not treated as a termination for purposes of awards made under the Plan.

Limits on Insider Participation	The maximum number of Common Shares:
■ issued to Magna “insiders” within any one-year period; and ■ issuable to Magna insiders at any time,

under the 2022 Treasury PSU Plan, 2009 Plan and any other “security-based compensation arrangement” (as defined in the TSX Company Manual) shall not exceed 10% of Magna’s total issued and outstanding Common Shares. Other than this limit, the 2022 Treasury PSU Plan does not provide for a maximum number of Common Shares that may be issued to one participant.

Vesting Terms
Unless otherwise specified at the time of grant, following completion of the performance period applicable to PSUs granted under the 2022 Treasury PSU Plan will assess Magna’s actual performance in relation to the applicable performance goals and determine the number of PSUs that vest.

Performance Period	The TOCC will determine the duration of the PSU performance period applicable to any grant of PSUs, which shall not be less than three years, nor more than seven years.
Plan Amendment	The 2022 Treasury PSU Plan permits the Board to amend the plan, except for the following types of amendments, which require shareholder approval:

■
an increase in the number of Common Shares reserved for issuance under the 2022 Treasury PSU Plan, except as a result of a reorganization of Magna’s capital;

■
an amendment to remove or exceed the 10% limit on insider participation described above under “Limits on Insider Participation”;

■
an amendment to the definition of “eligible participants” to permit participation by non-employee directors;

■
an amendment that permits a PSU grant to be transferred to a person other than a Permitted Assign (as defined in National Instrument 45-106 of the Canadian Securities Administrators), or for normal estate settlement purposes; and

■
an amendment to the section of the 2022 Treasury PSU Plan specifying matters requiring shareholder approval, except where such an amendment adds matters to be subject to shareholder approval.

There have been no amendments to the 2022 Treasury PSU Plan since its ratification by shareholders on May 3, 2022.
Treasury PSU Plan Available on Magna.com	The full text of the 2022 Treasury PSU Plan is available on our website (www.magna.com).
Business of the Meeting 55

Equity Compensation Plan Information	As of December 31, 2023, equity compensation plans approved by shareholders under which our Common Shares are authorized for issuance are set forth in the table below.
Name of Plan	Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Common Shares Remaining Available for Future Issuance Under Equity Compensation Plan
	(#)	(%)	($)	(#)	(%)
2009 Incentive Stock Option Plan	5,891,433	2.1	58.20	1,741,931	0.6
2022 Treasury PSU Plan	1,646,543(1)	0.5(1)	—(2)	1,353,457	0.5
Note:
1.
Represents the maximum number of Magna Common Shares that would be issued if all four performance hurdles of the TFG PSUs have been attained. No Common Shares will be issued if a hurdle is not attained by December 31, 2027. In the event only some hurdles are attained by such date, only the Common Shares associated with such attained hurdles would be issued:

Hurdle / % Increase vs. Baseline Stock Price ($57.07)	Share Price Hurdle ($)	Aggregate Number of Common Shares Associated with Hurdle (#)
1 / +50%	85.61	329,309
2 / +100%	114.14	493,962
3 / +150%	142.68	493,963
4 / +200%	171.28	329,309
Total	—	1,646,543

2.
Not applicable. See Note 1 to the Summary Compensation Table for a discussion of the aggregate compensation value and aggregate grant date fair value of the TFG PSUs, including the weighted average estimated fair value per TFG PSU.

Option Burn-Rate, Dilution and Overhang	Taking into account the 523,442 options granted in calendar 2023, Magna’s burn-rate option dilution and overhang were as follows as of December 31, 2023:
0.2% Burn-Rate(1)	2.1% Option Dilution(2)	2.7% Option Overhang(3)

Notes:
1.
Represents stock options granted in calendar 2023, expressed as a proportion of the number of Magna Common Shares that were outstanding as of December 31, 2023.

2.
Represents all stock options previously granted but not exercised as of December 31, 2023, expressed as a proportion of the number of Magna Common Shares that were outstanding as of such date.

3.
Represents all stock options available for grant and all stock options previously granted but not exercised as of December 31, 2023, expressed as a proportion of the number of Magna Common Shares that were outstanding as of such date.

Treasury PSU Plan Burn-Rate, Dilution and Overhang
No TFG PSUs were granted in calendar 2023. Taking into account all previously granted and outstanding TFG PSUs, Magna’s Treasury PSU burn-rate, dilution and overhang were as follows as of December 31, 2023:

NIL Burn-Rate(1)	0.6% Dilution(2)	1.0% Overhang(3)

Notes:
1.
Represents all Treasury PSUs granted in calendar 2023, expressed as a proportion of the number of Magna Common Shares that were outstanding as of December 31, 2023.

2.
Represents all Treasury PSUs granted but not vested as of December 31, 2023, expressed as a proportion of the number of Magna Common Shares that were outstanding as of such date.

3.
Represents all Treasury PSUs available for grant and all Treasury PSUs granted but not vested as of December 31, 2023, expressed as a proportion of the number of Magna Common Shares that were outstanding as of such date.

56Business of the Meeting

Incentive Plans and Awards
Business of the Meeting

Outstanding Option and Share-Based Awards	Outstanding option-based awards for each of our Named Executive Officers as of December 31, 2023 are set forth in the table below.
	Option-Based Awards				Share-Based Awards
	Number of Securities Underlying Unexercised Options(1) (#)	Option Exercise Price	Option Expiration Date (mm/dd/yy)	Value of Unexercised In-The- Money Options(2) ($)	Number of Share-Based Awards That Have Not Vested(3) (#)	Market or Payout Value of Share-Based Awards that Have Not Vested(3) ($)	Market or Payout Value of Vested Share-Based Awards Not Paid Out or Distributed ($)(4)
Seetarama S. Kotagiri	20,906	$43.05	02/26/24	335,000	787,583	46,530,000	NIL
	41,008	$45.62	08/13/24	552,000
	62,144	$55.64	03/18/25	214,000
	11,424	$63.17	05/13/25	–
	71,367	$54.44	02/24/26	331,000
	138,700	$51.55	02/23/27	1,044,000
	172,931	$83.27	02/21/28	–
	190,614	$75.71	02/13/29	–
	231,579	$56.12	03/01/30	685,000
Total	940,673			3,162,000
Patrick W.D. McCann	11,614	$43.05	02/26/24	186,000	137,878	8,146,000	NIL
	8,929	$55.64	03/18/25	31,000
	8,598	$54.44	02/24/26	40,000
	8,598	$54.44	05/12/26	40,000
	11,639	$51.55	02/23/27	88,000
	7,205	$83.27	02/21/28	–
	25,899	$75.71	02/13/29	–
	33,684	$56.12	03/01/30	100,000
Total	116,166			485,000
John H. Farrell	9,315	54.44	02/24/26	43,000	139,995	8,271,000	385,000
	31,523	51.55	02/23/27	237,000
	19,515	83.27	02/21/28	–
	51,797	75.71	02/13/29	–
	37,895	56.12	03/01/30	112,000
Total	150,045			392,000
Tom Rucker	5,357	55.64	03/18/25	18,000	135,220	7,989,000	231,000
	7,309	54.44	02/24/26	34,000
	23,278	51.55	02/23/27	175,000
	8,406	83.27	02/21/28	–
	11,654	75.71	02/13/29	–
	33,684	56.12	03/01/30	100,000
Total	89,688			327,000
Eric J. Wilds	13,938	$43.05	02/26/24	223,000	145,467	8,594,000	NIL
	12,489	$55.64	03/18/25	43,000
	13,758	$54.44	02/24/26	64,000
	38,797	$51.55	02/23/27	292,000
	30,023	$83.27	02/21/28	–
	25,899	$75.71	02/13/29	–
	33,684	$56.12	03/01/30	100,000
Total	168,588			722,000
Notes:
1.
Includes both vested and unvested options.

2.
Determined using the closing price of Magna Common Shares on the NYSE on December 29, 2023. Value shown reflects in-the-money value of all options, whether or not exercisable as of December 29, 2023.

3.
Represents ROIC PSUs and rTSR PSUs, at target, together with the number of TFG PSUs granted on a special, non-recurring basis in September 2022.

4.
Represents the market value of any RSUs that had not been redeemed as at December 29, 2023. The value shown was determined using the closing price of Magna Common Shares on the NYSE on December 29, 2023.

Business of the Meeting 57

Incentive Plan Awards – Value Vested During the Year	The values of option-based and share-base awards that vested, and non-equity incentive plan compensation earned, during the year ended December 31, 2023, are set forth below.
Name	Option-based awards – Value vested during the year(1) ($)	Share-based awards – Value vested during the year(2) ($)	Non-equity incentive plan compensation – Value earned during the year(3) ($)
Seetarama S. Kotagiri	104,000	1,188,000	5,633,000
Patrick W.D. McCann	9,000	85,000	1,898,000
John H. Farrell	24,000	19,000	2,862,000
Tom Rucker	17,000	97,000	1,898,000
Eric J. Wilds	29,000	200,000	1,898,000
Notes:
1.
Represents the vesting date value of previouly granted stock options that vested during 2023 and assumes that any such options that were in-the-money were exercised on the vesting date.

2.
Represents the vesting date value of 2020 ROIC PSUs and 2020 rTSR PSUs for each of the NEOs other than Mr. Farrell, together with dividends thereon, as of February 11, 2023, as well as dividends on previously granted RSUs for each of the NEOs other than Mr. Wilds.

3.
Represents the value of profit sharing bonuses paid in cash in respect of 2023.

2020 PSU Awards – Performance and Payout in 2023
The ROIC PSUs and rTSR PSUs, which covered a performance period from January 1, 2020 to December 31, 2022, vested on February 3, 2023, following review by the TOCC and Board approval of the payouts.
The 2020 ROIC PSU payout was at the 59% level on a payout scale of 0% to 200%, as follows:
	2020	2021	2022
ROIC Performance	6.2%	13.3%	11.6%
Payout Level	0%	98%	79%
3-yr Avg. Payout	58%
The 2020 rTSR PSU payout was at the 140% level on a payout scale of 0% to 200%, based on a TSR rank of sixth out of 14, which placed Magna at the 62nd percentile of the rTSR peer group, as follows:
rTSR Peer	TSR (%)	Rank	rTSR Peer	TSR (%)	Rank
Adient plc	57.7	1	Gentex	-0.6	8
Visteon	50.7	2	BorgWarner Inc.	-1.8	9
Linamar	33.0	3	Lear Corporation	-2.4	10
S&P 500	28.9	4	Dana Incorporated	-8.0	11
Fiat/Ford/GM	20.9	5	Martinrea International Inc.	-11.9	12
Magna	14.4	6	American Axle Mfg. Holdings	-16.5	13
Autoliv	-0.1	7	Continental/Faurecia/Valeo	-54.2	14
As a result of the foregoing, the number of 2020 ROIC PSUs and 2020 rTSR PSUs realized by each NEO effective February 3, 2023, was as follows:
Name	ROIC PSUs At Target (#)	ROIC PSUs Realized (#)	rTSR PSUs At Target (#)	rTSR PSUs Realized (#)
Seetarama S. Kotagiri	27,615	16,292	13,808	19,331
Patrick W.D. McCann	2,317	1,367	1,159	1,622
John H. Farrell	NIL	NIL	NIL	NIL
Tom Rucker	2,317	1,367	1,159	1,622
Eric J. Wilds	4,635	2,734	2,317	3,243
58Business of the Meeting

Corporate Governance

Corporate Governance
IN THIS SECTION
60	Governance Environment
61	About the Board
62	Board Independence
66	Board Effectiveness
70	Shareholder Democracy and Engagement
72	Ethical Conduct
73	Sustainability at Magna
Corporate Governance at Magna
Magna believes that strong corporate governance practices are essential to fostering stakeholder trust and confidence, management accountability and long-term shareholder value. This commitment to sound and effective governance starts with a diverse, experienced and highly skilled Board that:
■
is informed, active and engaged;

■
functions independently of Management;

■
embraces evaluation and continuous development;

■
values transparency and is accountable to stakeholders; and

■
fosters a culture of integrity and ethical conduct.

The manner in which these important characteristics support the Board in fulfilling its stewardship role is detailed in this section. Details about our Nominees for election at the Meeting, including their biographies, skills and experience, tenure and compensation, can be found in the “Business of the Meeting – Election of Directors” section of this Circular.
Our approach to corporate governance is set forth in our Board Charter, which is available on our website (www.magna.com) and has been filed on SEDAR+ (www.sedarplus.ca). The Board Charter is reviewed at least annually and updated as needed to reflect evolving best practices in corporate governance.
Corporate Governance Overview
■ Active Board engagement in, and approval of strategy	■ Diverse Nominee skills, expertise and backgrounds
■ Strong oversight of management succession planning	■ Board Diversity Policy with gender parity target
■ Environmental, Social and Governance (ESG) oversight	■ Director tenure limit
■ Active shareholder engagement	■ Limitation on director interlocks
■ Advance Notice By-Law	■ Independent Board Chair
■ Annual director election; no slate ballots	■ 100% Independent Directors on all Board committees
■ Majority voting policy; prompt disclosure of vote results	■ Independent Directors meet without Management
■ Annual Say on Pay vote	■ Rigorous annual Board/Director effectiveness evaluation
■ Mandatory deferral of director fees	■ Director orientation and continuing education
■ Equity maintenance requirement for directors	■ Commitment to culture of ethics and compliance
■ Trading blackouts and anti-hedging restrictions
Corporate Governance59

Governance Environment
Regulation
Magna’s Common Shares are listed on the TSX (stock symbol: MG) and the NYSE (stock symbol: MGA). In addition to being subject to regulation by these stock exchanges, we are subject to securities and corporate governance regulation by the Canadian Securities Administrators (“CSA”), including the Ontario Securities Commission, which is Magna’s primary securities regulator. Magna is also regulated by the United States Securities and Exchange Commission (“SEC”) as a “foreign private issuer”.
We meet or exceed all of the guidelines established by the CSA in National Policy 58-201 – Corporate Governance Guidelines. Additionally, although we are not required to comply with most of NYSE’s Corporate Governance Standards, our practices meet or exceed them in all material respects. Any differences between our governance practices and NYSE’s Corporate Governance Standards are discussed in the “Statement of Significant Governance Differences (NYSE)” which can be found on our website (www.magna.com).
Best Practices
Magna also monitors the voting policies, corporate governance guidelines and recommended best practices of our largest institutional shareholders, shareholder representative organizations, such as the Canadian Coalition for Good Governance, as well as proxy advisory firms, such as Institutional Shareholder Services and Glass Lewis & Co.
Governance Framework
The diagram below summarizes our governance structure, with key elements described in the sections that follow.

INDEPENDENT AUDITOR
APPOINT
SHAREHOLDERS
REPORT
ELECT
ENGAGE
INTERNAL AUDIT
REPORT
AUDIT COMMITTEE
APPOINT
BOARD OF DIRECTORS
APPOINT
TECHNOLOGY COMMITTEE
GNSC
REPORT
REPORT
TOCC
APPOINT
APPOINT
APPOINT
INDEPENDENT ADVISOR
INDEPENDENT ADVISORS
EXECUTIVE MANAGEMENT
OPERATING GROUP MANAGEMENT
CORPORATE MANAGEMENT
DIVISIONAL MANAGEMENT

60Corporate Governance

Corporate Governance

About the Board
Board Size and Term
Our articles of incorporation permit a Board size of between five and fifteen directors, with the exact number to be determined by the Board. Over the last ten years, our Board has ranged between ten and thirteen directors, with an average of eleven. For 2024, twelve nominees have been put forward for election by shareholders. The Board believes that this is an appropriate number of nominees in light of the scale and complexity of Magna’s business and the markets in which we operate, as well as the range of skills needed to effectively oversee the company’s strategy and risks, provide strategic guidance and advice to Executive Management, staff Board Committees and address planned director retirements effectively. Each director is elected for a one-year term expiring at our next annual meeting of shareholders.
Minimum Qualifications for Service as a Director of Magna
In addition to the minimum qualifications specified in the OBCA, our Board Charter requires that each director possesses the following attributes:
■
personal and professional integrity;

■
significant achievement in their field;

■
experience and expertise relevant to our business;

■
a reputation for sound and mature business judgement;

■
the commitment and ability to devote the necessary time and effort in order to conduct their duties effectively; and

■
general ability to read and understand financial statements.

Beyond the above minimum qualifications for service, we expect all of our directors to attend all Board and Committee meetings. However, we recognize that scheduling conflicts are unavoidable from time to time, particularly in the case of meetings that are called on short notice. Accordingly, directors are subject to a minimum attendance requirement of 75% for all regularly scheduled Board and Committee meetings, except where an absence is due to a medical or other valid reason.
In order to be able to devote the necessary time and effort to the activities of the Board and its committees, directors serving on the Board may not sit on more than four public company boards (including ours) without the prior approval of the GNSC. A director on our Board who serves as a chief executive officer (or equivalent position) of another public company may not serve on the board of any other public company (other than the company of which they are the chief executive officer) while serving on our Board without the prior approval of the GNSC. Our chief executive officer is allowed to serve on the board of one other public company, and was recently elected to serve as an independent director on the board of another public company.
Board Leadership
Our Board is led by an independent Board Chair who is annually selected by the Independent Directors from among themselves. Robert F. MacLellan has served as our independent Chairman since May 2022.
The Board Chair’s basic duties include presiding over Board meetings, including in camera sessions at each such meeting involving the Independent Directors, overseeing Board Committees and coordinating Board activities with Committee Chairs. Other duties of the Board Chair, as described in the Board Charter, include:
■
agenda-setting for Board meetings;

■
representing the Board in discussions with third parties;

■
representing the Board in discussions with Executive Management;

■
generally ensuring that the Board functions independently of Executive Management;

■
assisting in recruiting director candidates who have been identified by the GNSC; and

■
overseeing the annual evaluation process of the Board and its Committees.

The Board can delegate additional responsibilities to the Board Chair at any time. Any change to the responsibilities listed in the Board Charter must be approved by the Board.
Corporate Governance61

Board Committee Structure
The Board carries out its duties in part through four standing Committees:
■
Audit Committee;

■
Governance, Nominating and Sustainability Committee;

■
Talent Oversight and Compensation Committee; and

■
Technology Committee.

Each Independent Director is expected to serve on the Technology Committee and one other standing Committee, but may attend the meetings of any Committee. Committee staffing assignments are made with the aim of best matching the skills and expertise of Independent Directors to the Committee mandates in order to maximize the overall effectiveness of the Board and its Committees.
All of the Board Committees are staffed and chaired by Independent Directors, and operate under Committee Charters, which are available on our website (www.magna.com) and on SEDAR+ (www.sedarplus.ca). Each Committee has prepared a report appearing later in this Circular, summarizing the Committee’s mandate and membership, highlighting key accomplishments and identifying major areas of focus.
In addition to the Board’s standing Committees, the Board may establish special committees composed entirely of Independent Directors to review and make recommendations on specific matters or transactions. There were no special committees during 2023.
Director Compensation
Compensation for our Independent Directors is structured to attract and retain skilled independent directors and align their interests with the interests of our long-term shareholders. The details of our director compensation structure and 2023 independent director compensation can be found in the “Business of the Meeting – Director Compensation” section of this Circular.
Board Independence
Shareholders are best served by a strong Board which exercises independent judgement, as well as prudent and effective oversight on behalf of shareholders. Assuming all the Nominees listed in this Circular are elected with a majority of votes, eleven out of twelve, or 92%, of the directors on our Board will be “independent”. This far exceeds the minimum two-thirds independence requirement contained in our Board Charter and recommended by the Canadian Coalition for Good Governance, as well as the recommendation in National Policy 58-201 that a majority of directors be independent.
Definition of Independence
A Magna director is considered to be independent only after the Board has affirmatively determined that the director has no direct or indirect material relationship that could interfere with the exercise of their independent judgement. This approach to determining director independence draws upon the definitions contained in Section 1.4 of National Instrument 52-110 (“NI 52-110”) and Section 303A.02 of the NYSE’s Corporate Governance Listing Standards, as well as the specific relationships identified in those instruments as precluding a person from being determined to be an independent director.
Audit Committee members are subject to a higher standard of independence than other directors, consistent with Section 1.5 of NI 52-110. Under this standard, a person cannot be considered an independent director for purposes of Audit Committee membership if (among other things) he or she is a partner, member, executive officer, managing director or person in a similar position at an accounting, consulting, legal, investment banking or financial advisory services firm providing services to Magna (including any subsidiary) for consulting, advisory or other compensatory fees.
In determining whether any candidate for service on the Board is independent, information is typically compiled from a variety of sources, including: written questionnaires completed by directors/candidates; information previously provided to us by directors; our records relating to relationships with accounting, consulting, legal, investment banking or financial advisory services firms, together with information provided to us by such firms; and publicly available information. The GNSC is provided with a summary of all such relationships (whether or not material) known by Magna based on the foregoing sources. Following the GNSC’s consideration and assessment of such information, it presents its recommendation to the Board for approval.
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Additional Ways in Which Independence is Fostered
Aside from the two-thirds independence requirement, there are other ways in which Board independence is fostered, including:
■
separation of the roles of Board Chair and Chief Executive Officer, together with position descriptions defining such roles;

■
a requirement that the Chief Executive Officer resign from the Board when he or she retires from Management;

■
the use of in camera sessions at every Board and Committee meeting;

■
the right of the Board and each Committee to engage independent legal, financial and other advisors at Magna’s expense;

■
limitations on board interlocks;

■
Board and Committee Chairs’ authority over meeting agendas and attendees; and

■
Independent Directors’ right to discuss any matter with any employee or any advisor to the company, as well as any independent advisor retained by the Board or a Committee.

Committee Independence
The Board believes that Committee independence is critical to enabling the Board to exercise prudent and effective oversight. In addition to permitting only Independent Directors to serve on the Audit Committee, GNSC and TOCC, independence is promoted in a number of ways, including the:
■
use of in camera sessions at every Committee meeting;

■
right of each Committee to retain independent advisors at Magna’s expense;

■
inclusion in each Committee Charter of a position description for the Committee Chair;

■
Committee Chairs’ authority over meeting agendas and attendees;

■
Committee members’ right to discuss any matter with any employee or any advisor to the company, as well as any independent advisor retained by the Board or a Committee; and

■
right of any Committee member to call a Committee meeting.

Interlocks
Our Board Charter limits the number of boards on which our directors can serve together. There are currently no Board interlocks.
CEO Position Description
A position description has been developed for the Chief Executive Officer to further promote the independence of the Board and to define the limits of the Chief Executive’s authority. His basic duties and responsibilities include:
■
development of Magna’s overall corporate strategy (including product, geographic, customer, merger/acquisition and growth strategies) and capital allocation priorities, in conjunction with the Board of Directors;

■
overall direction of Magna’s operations and implementation of strategy in conjunction with the senior leadership team;

■
formulation or approval of critical corporate policies and programs;

■
promotion of Magna’s decentralized, entrepreneurial culture, as well as its culture of integrity;

■
development of Magna’s management reporting structure;

■
selection of senior leadership team and oversight of succession planning for critical positions;

■
together with the Board, determination of compensation for members of Magna’s Executive Management;

■
interaction with the Board on behalf of Management; and

■
communication with key stakeholders.

Director Conflicts of Interest and Related Party Transactions
Where a director has a conflict of interest regarding any matter before the Board, the conflicted director must declare their interest, depart the portion of the meeting during which the matter is discussed and abstain from voting on the matter. However, the OBCA permits directors to vote on their own compensation for serving as directors.
The GNSC is generally responsible for reviewing and making recommendations to the Board regarding related party transactions. In the case of a related party transaction that is material in value, the unconflicted members of the Board
Corporate Governance63

may choose to establish a special committee composed solely of Independent Directors to review and make recommendations to the Board. Related party transactions include those between Magna (including any subsidiary) and a director, officer or person owning more than 10% of our Common Shares. In reviewing and making recommendations regarding related party transactions, the GNSC seeks to ensure that transaction terms reflect those that would typically be negotiated between arm’s length parties, any value paid in the transaction represents fair market value and that the transaction is in the best interests of the company. There were no such related party transactions during 2023.
Board’s Stewardship Role
The Board is responsible for the overall stewardship of Magna. To this end, the Board: supervises the management of the business and affairs of Magna in accordance with the legal requirements set out in the OBCA, as well as other applicable law; and, jointly with Management, seeks to create long-term shareholder value. The Board’s stewardship role, specific responsibilities, compositional requirements and various other matters are set forth in our Board Charter.
Consistent with the standard of care for directors under the OBCA, each director on the Board seeks to act honestly and in good faith with a view to the best interests of the corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The standard of care under Ontario corporate law differs from that of some other common law jurisdictions, by requiring directors to act in the “best interests of the corporation” as opposed to the “best interests of shareholders”. This distinction effectively recognizes that while individual shareholders may have conflicting interests, investment intents and investing horizons, the stewards of a corporation must act with a view to the interests of the corporation as a whole. Consistent with case law developed under the OBCA and equivalent federal and provincial corporate statutes in Canada, Magna’s Board seeks to consider and balance the impact of its decisions on its affected stakeholders, including shareholders, other security holders and employees.
Primary Board Responsibilities
The Board Charter identifies the following as the Board’s primary responsibilities:
■
Corporate Culture and Approach to Corporate Governance: Magna maintains a unique entrepreneurial corporate culture that we believe has been critical to our past success and expect will be critical to our future success. The Board oversees Magna’s culture and overall approach to corporate governance, including by determining the specific policies and practices that the Board believes to be in the best interests of the company. The Board has delegated to the GNSC the responsibility for making recommendations with respect to corporate governance matters.

■
Oversight of Executive Management: The Board appoints the Chief Executive Officer, assesses his performance, determines his compensation and provides strategic advice to him and other members of the Executive Management team. Additionally, the Board satisfies itself as to the integrity of each member of Executive Management and the creation by the Executive Management team of a culture of integrity and ethical business conduct throughout the company.

■
Executive Compensation: The Board oversees our system of executive compensation by structuring incentives aimed at attracting, retaining and motivating skilled executives to responsibly achieve the long-term objectives established through the company’s strategic planning process. The Board has delegated to the TOCC the responsibility for making recommendations on executive compensation matters. The CD&A section of this Circular contains a detailed discussion of how the Board and TOCC fulfill their responsibilities related to executive compensation decisions.

■
Succession Planning: The Board satisfies itself that the company has developed appropriate succession plans identifying potential future candidates for all positions within Executive Management, management of Magna’s Operating Groups and other key positions in the company. In fulfilling these responsibilities, the Board aims to satisfy itself that Magna’s succession processes:

■
have been structured to enable the Board to promptly address an unplanned succession event involving members of Executive Management;

■
will facilitate seamless transitions of members of Executive Management and Operating Group management, as such managers retire, are promoted to new roles or leave the company; and

■
include robust and effective talent management practices to identify, reward, retain, develop and promote high-performing employees.

The Board receives regular updates on Magna’s leadership development and succession planning activities, from our Chief Executive Officer and our Chief Human Resources Officer. Additionally, the Board has multiple opportunities each year to meet and engage with key managers and high-performing employees. Overall, the Board is satisfied that Magna has in place appropriate succession plans addressing key positions within
64Corporate Governance

Corporate Governance

the company, including the Chief Executive Officer’s, as well as a leadership development system that supports the company’s succession planning objectives more generally.
■
Strategic Planning: The Board oversees the development and implementation of the company’s long-term strategy, as well as its near-term (typically three-year) business plan. In fulfilling this responsibility, the Board meets with Executive Management in two or more dedicated sessions each year, during which the Board:

■
assesses strategic priorities in light of automotive industry trends and developments;

■
engages with, and provides advice and guidance to, Executive Management on the company’s approach to product portfolio, key customers, geographic footprint, core and emerging technologies, R&D priorities, acquisitions/divestitures, talent management and other areas of strategy;

■
considers consolidated and Operating Group three-year business plans, together with sensitivity analyses of the consolidated business plan;

■
evaluates short-, medium- and long-term risks that could erode the value of the company’s businesses and business units, together with Management actions to mitigate such risks;

■
engages in scenario planning to model the impact of events such as potential economic downturns;

■
provides input on capital allocation priorities, as well as capital structure, and approves a capital expenditure budget for the year;

■
approves a three-year consolidated business plan and updated strategic plan; and

■
jointly identifies with Executive Management action plans to address at subsequent Board meetings any open questions/issues arising from the business planning/strategy session.

The company’s strategy is discussed in the company’s Annual Information Form/Annual Report on Form 40-F filed concurrently with this Circular.
■
Capital Allocation: In approving capital, the Board is focused on ensuring that the company can deliver on the Board-approved, long-term strategic priorities, while still meeting its near-term product and program commitments to customers. Updates regarding changes in capital expenditure needs from the approved budget are presented quarterly, and further Board approval is required where the company’s capital expenditures are forecast to exceed the Board-approved amount for that year.

■
Enterprise Risk Management: The Board satisfies itself as to the existence of effective processes to identify and mitigate (to the extent practicable) Magna’s principal business risks. In fulfilling its oversight responsibility, the Board satisfies itself that Management has implemented appropriate strategies to address the strategic and competitive challenges faced by the company over different time horizons, manage day-to-day operational risks, promote legal and regulatory compliance and ethical conduct, safeguard corporate assets and maintain appropriate financial and internal controls designed to protect the integrity of Magna’s financial statements. The Board’s approach to enterprise risk recognizes that risk and reward are “flip sides of the same coin”, but that management decision-making must be infused with both an awareness and understanding of such risks, as well as a clear understanding of the limits of risk that the Board will accept.

The Board maintains risk oversight responsibility for strategic risks and has delegated specific areas of risk oversight to its standing Committees so that the directors on such Committees can bring their particular knowledge and expertise to the risks falling within the Committee’s authority. The key risks overseen by the Board and each standing Board Committee are as follows:
Corporate Governance65

Board
■ Strategic risks including CEO succession, operations, capital structure, product portfolio, impact of megatrends and changes in technologies, as well as customer-related risks ■ Cybersecurity
Audit Committee	GNSC	Technology Committee	TOCC

■
Internal controls and IT general controls

■
Financial reporting

■
Disclosure controls

■
Taxation

■
Material litigation/regulatory risk

■
Ethics and legal compliance

■
Domain 1 (Enterprise) and Domain 2 (Manufacturing) cybersecurity

	■ Corporate governance ■ Enterprise risk management process ■ Board succession planning ■ Sustainability, including environmental compliance	■ Technology, R&D/innovation risks ■ Domain 3 (Product and Solution) cybersecurity	■ Executive compensation ■ Talent management ■ Leadership development and succession planning ■ Occupational health and safety compliance
Each Committee’s risk mandate is described further in the Committee’s Charter. Further risk oversight areas are added from time to time, as applicable, in the course of annual Committee Charter reviews. Moreover, director orientation and education activities related to risk topics are not limited to those in a Committee’s Charter.
■
Disclosure: We have established and maintain policies and procedures designed to ensure that material information disclosed to stakeholders is timely, factual, accurate and in compliance with the applicable regulatory and legal requirements to which Magna is subject. We maintain a disclosure committee comprised of senior management, tasked with reviewing and approving all material information and public regulatory filings prior to such information being made public and/or filed with applicable regulatory agencies. Each Board Committee also reviews the material information relevant to its mandate to be included in regulatory filings prior to consideration and approval by the Board.

■
Shareholder Engagement: Our Board recognizes that being accessible and engaging in open, regular dialogue with shareholders is a vital element of strong corporate governance. The shareholder engagement activities of the Board are discussed in greater detail later in this Corporate Governance section.

■
Fundamental Corporate Actions: In addition to identifying the above responsibilities, the Board Charter helps to define the role of the Board with respect to various fundamental actions, such as financial statements, material public disclosure documents, business plans and capital expenditure budgets, material financing documents, major organizational restructurings, material acquisitions and divestitures, as well as major corporate policies. We believe that the identification and definition of Board responsibility for the foregoing items promotes Board independence.

Board Effectiveness
Recruitment and Nomination Process
The GNSC recommends to the Board the nominees for election at each annual meeting of the company’s shareholders. In carrying out this function, the GNSC considers factors such as the following in determining potential gaps:
■
Magna’s most recent strategic plan;

■
feedback on director recruitment priorities from the annual board effectiveness evaluation process;

■
updated Board skills matrix and succession planning roadmap;

■
Board composition, independence, diversity and other factors;

■
Board Committee staffing needs and regulatory requirements; and

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■
advice from the Board’s independent search firm.

It then seeks to address any potential gaps through recruitment of one or more additional directors identified with the assistance of a professional search firm. Potential candidates may also be recommended by existing directors, members of Management, external advisors, shareholders or others. The names of candidates identified by any such parties are provided to the search firm retained by the GNSC for its recommendation as to suitability. The GNSC will typically interview a short list of three to five candidates for each Board seat it seeks to fill.
Diversity Policy and Targets
Board Diversity
We believe that shareholders benefit from a strong, independent board composed of highly engaged directors who represent a diversity of knowledge, skills, experience, perspectives and backgrounds that will assist the Board in fulfilling its duties. As such, the Board has tasked the GNSC with the responsibility of establishing director recruitment procedures that are aimed at eliciting a diverse range of candidates, without discrimination on the basis of any diversity attributes, including age, gender, cultural background, national origin, religion, physical ability, and sexual or gender orientation.
The Board adopted a Board Diversity Policy targeting gender parity by December 31, 2023, subject to a minimum of not less than 30% female directors prior to that time, and successfully achieved this target. Consistent with the recommendations of the Canadian Coalition for Good Governance, gender parity will be achieved if the balance between male and female directors ranges between 40% and 60% over a rolling three-year time frame. The Board has not adopted specific targets relating to other diversity attributes; however, the Board considers these factors in striving for a composition that is generally reflective of Magna’s customers, shareholders and employees, as well as the geographic markets in which it operates.
Currently, the GNSC uses a professional search firm that operates under instruction to elicit a diverse range of candidates, with none excluded on the basis of personal characteristics or attributes unrelated to the individual’s ability to carry out their duties as a director. The Board is satisfied that the approach thus far has been effective in achieving a diverse Board, as exemplified by the balance of female directors (42% of the Nominees), as well as the proportion of Nominees (42%) representing diversity attributes of LGBTQ+ or underrepresented minority in their home country.
Management Diversity
Diversity within our employee population is also important to us and we strive to create an inclusive work environment throughout the company. We have taken a number of steps in this regard, including: development and implementation of a diversity awareness program; creation of a Global Diversity & Inclusion Council headed by two senior leaders; fostering the establishment of employee resource communities (“ERCs”), including Women’s exchange (Wx), Race & Ethnicity (Eg) and Pride (Pr); as well as establishment of strategic partnerships with a broad range of organizations dedicated to raising the profile of women in the automotive industry.
On a global basis, approximately 28% (2022: 28%) of the employees in our wholly owned operations are women. A total of approximately 4,958 (2022: 4,900) employees in our wholly owned operations occupy critical roles with 885 ( 2022: 873) of such employees, or 18% (2022: 18%), being women. Underrepresentation of women in our workforce is most pronounced in IT, operations and product engineering career streams, a consistent trend throughout the automotive industry.
Recognizing the importance of improving gender diversity within key technical career streams, many of the organizations we have partnered with promote gender diversity in technical career streams. Our current strategic partnerships include: Automotive Women’s Alliance; Build a Dream; Centre for Automotive Diversity, Inclusion & Advancement (CADIA); Catalyst; FIRST Robotics – Girls in STEM; her Career; Institute of Electrical and Electronic Engineers (IEEE); Indspire; Inforum; KnowledgeStart; National Society of Black Engineers; Queen’s University Engineering Society; Society of Hispanic Professional Engineers; Society of Women Engineers (SWE); WISE (Women in Science and Engineering) and Women in Manufacturing.
The Board as a whole continues to advocate for improved gender representation and other diversity in leadership and other critical roles, as well as STEM career streams. In addition to their strong advocacy, the female directors of the Board, currently representing more than one-third of our Board of Directors, have also sought opportunities to mentor and share their experiences with the company’s high-performing female employees.
Our approach to diversity is described in greater detail in our Sustainability Report.
Corporate Governance67

Age and Term Limits
The GNSC is committed to ensuring that Independent Directors remain active, engaged and effective participants on the Board and that they are able to function independently of Management. Decisions regarding continued service on the Board by an Independent Director are based primarily on the Board’s skills needs and the Independent Director’s performance, as determined through the Board’s annual effectiveness evaluation, which includes peer review components. Subject to the foregoing, an Independent Director may serve for a maximum of twelve years.
Expected director retirement dates of current Independent Directors based on the twelve-year tenure limit are set forth in the table below
Name	Retirement Year
Dr. Indira V. Samarasekera	2026
William A. Ruh	2029
Mary S. Chan	2029
Hon. V. Peter Harder	2029
Robert F. MacLellan	2030
Lisa S. Westlake	2031
Mary Lou Maher	2033
Dr. Thomas Weber	2034
Jan R. Hauser	2034
Jay K. Kunkel	2035
Matthew Tsien	2035
Annual Board Effectiveness Assessment
Magna maintains an annual Board effectiveness assessment process which aims to assist in the identification of short- and long-term Board priorities, as well as the assessment of the overall functioning of the Board, its Committees and individual directors. The effectiveness assessment, which is overseen by the GNSC, typically consists of the following components:
Director Orientation and Education
We are committed to ensuring that Independent Directors are provided with a comprehensive orientation aimed at providing them with a solid understanding of a broad range of topics, including:
■
our business, operations and investments;

■
consolidated and Operating Group strategic and business plans;

■
trends and risks impacting the automotive industry;

■
our capital structure;

■
key enterprise risks and risk mitigation policies and practices;

■
cybersecurity risks and risk mitigation;

■
our system of internal controls;

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■
our internal audit program;

■
the external auditors’ audit approach and areas of emphasis;

■
our human resources policies and practices, including talent management, diversity and inclusion, as well as succession planning;

■
our approach to sustainability and environmental and health/safety policies and practices;

■
our Code of Conduct & Ethics, as well as our legal compliance program;

■
our system of corporate governance;

■
fiduciary duties and legal responsibilities applicable to directors of an Ontario corporation; and

■
other matters.

We also aim to provide all directors with continuing education to assist them in furthering their understanding of our business and operations and the automotive industry, as well as emerging trends and issues, including in such areas as:
■
corporate governance;

■
trends and technologies relevant to our operations, products and customers;

■
significant risks and risk management mitigation processes;

■
approach to talent management;

■
executive compensation;

■
ethics and compliance;

■
mergers and acquisitions; and

■
legal/regulatory matters.

Board and Committee education topics during 2023 are set forth in the table below.
Topic	Presenter	Attended By
Global Macroeconomic Update	Management	Full Board
Car of the Future Evolution	Management	Full Board
Digital Transformation	Management	Full Board
Cybersecurity	Management	Full Board
China Update	Management	Full Board
BEV Update	Management	Full Board
Operational Excellence	Management	Full Board
Automotive Supplier Study	Deloitte	Full Board
Sustainability Strategy	Management	Full Board
Succession Planning	Management	Full Board & TOCC
Culture and Employee Engagement	Management	TOCC
Diversity and Inclusion	Management	TOCC
Cybersecurity & IT	Management	Audit Committee
Finance Transformation	Management	Audit Committee
Ethics & Legal Compliance	Management	Audit Committee
Financial Reporting of Sustainability Matters	Management	Audit Committee
Tax Update	Management	Audit Committee
Insurance Update	Management	Audit Committee
Treasury Update	Management	Audit Committee
SAP S/4HANA Implementation	Management	Audit Committee
Mission Critical Risks	Management	GNSC
Sustainability — Human Rights/ Supply Chain Legislation Regulatory Update	Management	GNSC
Artificial Intelligence and Board Governance	Fasken	GNSC
Climate Change Disclosure	Fasken	GNSC
Sustainability — net-zero Pledge	Management	GNSC
Flexible Manufacturing	Management	Technology Committee
Automation and Factory of the Future	Management	Technology Committee
Car of the future: SW/HW emerging vehicle ecosystem	Management	Technology Committee
Battery Enclosures Technology Landscape	Management	Technology Committee
Highly Integrated (Automotive) Systems	Management	Technology Committee
Our director education program is developed based on priorities identified by the Board and may include various elements, including: site visits to our facilities; video overviews of manufacturing facilities; guided visits to major auto shows; in-boardroom presentations by members of Management, external advisors or others; third-party led training programs; membership in organizations representing independent directors; and subscriptions to relevant periodicals or other educational resources.
Independent Directors are encouraged to participate in additional director education activities of their choosing, at our expense. We maintain Board memberships to the Institute of Corporate Directors, as well as the National Association of
Corporate Governance69

Corporate Directors and encourage Independent Directors to attend conferences, seminars and webinars organized by these or other organizations. Additionally, directors are routinely provided with thought leadership materials on a range of topics from a number of respected external sources, including: investor representative organizations such as the Canadian Coalition for Good Governance; various law, accounting, management consulting and executive compensation firms; automotive industry news sources; and general publications relating to public companies. Further, we regularly distribute media articles relating to Magna and the automotive industry, as well as analyst reports and updates relating to Magna, its competitors and the automotive industry.
Shareholder Democracy and Engagement
Shareholder Democracy
Magna’s approach to corporate governance reflects the following basic principles of shareholder democracy:
■
One Share, One Vote: We have a single class of shares, with each share entitled to one vote.

■
Majority Voting: Under applicable corporate law, shareholders can only vote “for” or “withhold” their vote for director nominees. A “withhold” vote is an abstention or non-vote instead of a vote against the nominee. As a result, a single “for” vote can result in a nominee being elected, no matter how many votes were withheld. We have adopted a majority voting policy in our Board Charter, under which we treat “withhold” votes as if they were votes against a nominee in the case of an uncontested election (i.e. one in which the number of nominees equals the number of Board positions). A nominee who is legally elected as a director but receives more “withhold” votes than “for” votes must immediately tender a resignation to the Chair of the GNSC.

Detailed voting results are promptly disclosed in a press release issued after each shareholder meeting, so that shareholders can easily understand the level of support for each nominee, as well as each other item of business at the meeting.
Unless there are exceptional circumstances, the GNSC and Board must accept the resignation, effective within no more than 90 days after the annual meeting. We will promptly disclose in a press release the determination made by the Board and, in the event they reject a resignation under the majority voting policy, we will disclose the nature of the exceptional circumstances underlying the refusal to accept the resignation.
Where the GNSC accepts a director’s resignation under our majority voting policy, it may recommend and the Independent Directors may accept one of the following three outcomes:
■
leave the resulting vacancy unfilled;

■
fill the vacancy by appointing someone other than the director who resigned; or

■
call a special meeting of shareholders at which a nominee other than the one who resigned will be proposed for election.

■
Advance Notice By-Law: Shareholders wishing to nominate a candidate for election to our Board at an annual meeting of shareholders or any special meeting where one of the purposes of the meeting is the election of directors, may do so by complying with the advance notice provisions of our corporate By-Law. These provisions, which are intended to provide a fair and transparent process for shareholder nominations set out, among other things that timely written notice of the nomination(s) must be provided by the nominating shareholder to Magna’s Corporate Secretary within the timelines, and must include the information, specified in the By-Law. The full text of our By-Law is available on our website (www.magna.com) and filed on SEDAR+ (www.sedarplus.ca).

■
Shareholder Proposals and Communication: Subject to meeting certain technical requirements, shareholders are entitled under applicable corporate law to put forward proposals to be voted on at a meeting of shareholders. The Board will give serious consideration to the voting results for shareholder proposals, even if they are only advisory in nature.

Proposals of shareholders intended to be presented at our Annual Meeting of Shareholders to be held in 2025 must be received by us at our principal executive offices on or before March 10, 2025, in order to be included in our 2025 Management Information Circular/Proxy Statement.
■
Corporate Transactions Involving the Issuance of 25% or More of Our Issued and Outstanding Common Shares: Corporate transactions involving the issuance of a significant proportion of Common Shares may be material and should be approved by shareholders. In the event of a transaction which would involve the issuance of 25% or more of our issued and outstanding Common Shares, we will obtain shareholder approval before proceeding with the transaction.

70Corporate Governance

Corporate Governance

Shareholder Engagement
We value constructive dialogue with shareholders and potential investors and regularly engage with shareholders and shareholder representative organizations throughout the year to better understand their perspectives regarding Magna. Where possible, we consider the feedback received from such meetings in refining Magna’s policies, practices and/or public disclosures.
The Board’s shareholder engagement activities are led by Robert F. MacLellan, the Chairman of the Board. Board-led discussions typically relate to matters such as corporate governance and executive compensation. Significant shareholder and investor outreach is also conducted by members of our Executive Management team as part of our regular investor relations activities, as well as by members of our sustainability team as part of our ongoing engagement on ESG topics. Feedback communicated by shareholders and investors to the Executive Management team is shared with the Board on a quarterly basis and the Chairman advises the full Board regarding shareholder engagement activities conducted by him.
The following table provides an overview of the various types of shareholder engagement activities conducted by the Board of Directors and Executive Management, encompassing interactions with existing and prospective shareholders, as well as other stakeholders:
Type of engagement	Frequency	Who engages	Who we engage with, what we talk about
Earnings conference calls	Quarterly	Executive Management	With the investment community to discuss the company’s most recently released financial and operating results.
Bank-sponsored investor conferences	Continuous	Executive Management
With existing and potential institutional shareholders to discuss the company’s business and operations. Typically includes a webcasted investor fireside chat with Executive Management and the conference host’s sell-side analyst as moderator.

Investor Days (Virtual or Live)	As needed, typically every 1-2 years	Executive Management
Presentations on our long-term outlook and strategy as well as new products and innovations. Includes sell-side analysts and institutional investors. Live events include product demonstrations and often a media press conference.

Annual Meeting of Shareholders	Annually	Board of Directors and Executive Management
Holders of our common shares are invited to attend the Annual Meeting of Shareholders and are entitled to vote on the business of the meeting including the annual say-on-pay vote on executive compensation. They also have the opportunity to ask questions relating to the business of the meeting or any other matters from the Board and Executive Management.

News releases	As required	Executive Management	Released to the media throughout the year to disclose material information or newsworthy topics.
Non-deal investor road shows	Continuous	Executive Management	Meetings with existing and potential institutional shareholders to discuss the company’s business and operations, answer questions and obtain feedback.
Other Conferences	Continuous	Executive Management	Participate in industry conferences through product demonstrations, press conferences, panel discussions and other speaking engagements. Audience includes investment community, media, industry participants.
Meetings, calls and discussions	Continuous	Executive Management and Investor Relations	With existing and potential shareholders as well as sell-side analysts to discuss the company’s business and operations, address any shareholder-related concerns and provide public information.
Meetings, calls and discussions	As needed	Board of Directors	With existing shareholders to discuss the company’s business and address any shareholder related concerns.
Shareholders wishing to engage with the Board may do so by contacting the Board Chair, any Committee Chair or any other Independent Director through the office of the company’s Corporate Secretary, as follows:
337 Magna Drive
Aurora, Ontario
Canada
L4G 7K1
Telephone: (905) 726-2462
shareholderengagement@magna.com
Corporate Governance71

Ethical Conduct
Ethical Business Conduct
We maintain a Code of Conduct & Ethics, which is disclosed on the corporate governance section of our website (www.magna.com) in multiple languages. The Code, which is administered and overseen by the Audit Committee, applies equally to all of our directors, officers and employees. The Code is reviewed regularly and proposed amendments must be approved by the Board. Any waivers of the Code for directors or executive officers must be approved by the Audit Committee, while waivers for other employees must be approved by our Chief Legal Officer, Corporate Secretary or Chief Human Resources Officer. No waivers of the Code were requested or granted in 2023.
We maintain an ethics and legal compliance training program (“ELC Program”), which aims to assist employees in understanding the values, standards and principles underlying the Code of Conduct & Ethics, as well as the application of such values, standards and principles to real-life situations encountered by employees in different roles. Our ELC Program, which is overseen by the Audit Committee, involves specialized compliance training modules which target specific functional audiences and high-risk regions. In addition to providing training on legal compliance and ethics topics generally, these specialized programs are designed to be interactive and incorporate real-life scenarios and exercises.
We maintain a confidential and anonymous whistle-blowing line known as the Magna Hotline, which is overseen by the Audit Committee. Stakeholders may make submissions to the Magna Hotline by phone or internet. Submissions are received and tracked by an independent third-party service provider. Non HR-related reports to the Hotline are reviewed by Magna’s Internal Audit Department and, when appropriate, an investigation is conducted in accordance with our Policy on Internal Ethics Investigations.
72Corporate Governance

Corporate Governance

Sustainability at Magna
At Magna we are committed to making a difference through our products and processes, as well as care and concern for our people and the communities in which they live.
Magna’s Climate Change Commitment
We recognize the reality of climate change and its impact on the planet. As a result, we are focused on doing the right things today so that our corporate interests do not come at the expense of the viability of life for the generations that follow. Although combating climate change requires a collective global response, Magna is determined to play its part in addressing this existential threat to our planet. We took a significant step in 2023 by submitting near-term (to 2030) and net-zero (2050) Science-based Targets.
In support of our net-zero commitments, we are targeting 100% renewable electricity usage in our European operations by 2025, and in our global operations by 2030. To date, 75 (2023: 61) Divisions globally have achieved this target). Approximately 22% of our electricity usage in 2023 was renewable, and we exceeded our 1-year stretch goal of reducing energy intensity by 10% from the prior year (achieving an 11% reduction).
Our progress to date with respect to net-zero commitment is detailed in our Sustainability Report which forms part of our Annual Information Form/Annual Report on Form 40-F.
Approach to Sustainable Value Creation
Overall, our approach to sustainable value creation involves:
■
designing, engineering, manufacturing and delivering innovative product solutions for our customers, which achieve shared goals of reduced weight, lower fuel consumption and reduced carbon emissions;

■
optimizing and innovating our manufacturing processes for resource and input efficiency, as well as product quality;

■
enhancing the energy efficiency of our plants and transitioning to 100% renewable energy by 2030 to achieve our SBT requirement to reduce scope 1 and 2 emissions by 42% from a 2021 baseline;

■
engaging our supply chain to reduce Scope 3 emissions 25% by 2030 from a 2021 baseline;

■
staying focused on our SBTi [-verified] commitment to reduce scope 1, 2 and 3 emissions 90% by 2050 from a 2021 baseline;

■
treating our employees fairly and looking out for their health, safety and general well-being;

■
serving as a good community partner, particularly in the communities in which our employees live and work; and

■
enhancing the sustainability of our supply chain with respect to human rights and working conditions through communication, monitoring, and where necessary, corrective action.

Our Sustainability Report aims to provide our stakeholders with a better understanding of how we approach the creation of sustainable, long-term value and our management of sustainability-related risks. The report has been structured to align with the International Sustainability Standards Board (ISSB) IFRS S1 and S2 Climate Related Disclosures Standards, as well as the Sustainability Accounting Standards Board’s (“SASB”) Auto Parts accounting standard, where possible. This includes, for the first time, reporting of our (2021 baseline) Scope 3 emissions. While the Sustainability Report may not currently provide stakeholders with all of the information sought through the ISSB and SASB frameworks; we continue to evolve and enhance our disclosure as our collection and validation of the applicable data improves. While the ISSB and SASB Auto Parts frameworks primarily address climate-related factors, the Sustainability Report aims to go beyond such items to give stakeholders a better understanding of the broad range of environmental, social and governance initiatives that define our approach to sustainable value creation.
For convenience, we have repeated below a summary of ISSB, SASB and other metrics appearing in our Sustainability Report. However, we encourage readers to read the full report to gain a full understanding of the environmental, social and governance factors that define our approach to sustainability.

Corporate Governance73

TOPIC	ISSB CODE	METRIC	UNIT OF MEASURE	MAGNA 2023 DATA(2)	CHANGE FROM 2021 BASELINE(3)
Emissions	ISSB S2, 29(a)(i)	Scope 1 emissions	Metric Tons (t) CO2e	424,561 t	↓ 2.7%
	ISSB S2, 29(a)(i)	Scope 2 emissions(1)	Metric Tons (t) CO2e	1,150,656 t	↑ 5.6%
	ISSB S2, 29(a)(i)	Scope 3 emissions(3)	Metric Tons (t) CO2e	58,655,441 t(4)	—
TOPIC	SASB CODE	METRIC	UNIT OF MEASURE	MAGNA 2023 DATA(2)	CHANGE FROM 2019 BASELINE(3)
Energy Management	TR-AP-130a.1	Aggregate amount of energy consumed	Gigajoules (GJ) MegaWatt hours (MWh)	20,077,657 GJ 5,577,127 MWh	↓ 11.0%
		% of energy consumed supplied from electrical grid	Percentage (%)	59.2%	↑ 240 bps
		% of energy consumed that is renewable energy	Percentage (%)	12.9%	—
	—	Energy intensity	MegaWatt hours (MWh) / Sales (USDm)	130 MWh / USDm	↓ 19.8%
		Energy intensity reduction	MegaWatt hours (MWh) / Sales (USDm)	Target: ≥5% p.a. Actual: 10.6% (2023)	—
Waste Management	TR-AP-150a.1	Aggregate amount of waste generated from manufacturing operations	Metric Tons (t)	1,365,712 t	—
		% of waste generated that is hazardous	Percentage (%)	3.9%	—
		% of waste generated that was recycled	Percentage (%)	91.8%	—
	—	% hazardous waste diverted from landfill	Percentage (%)	91.8%	—
		Waste diversion from landfill	Percentage (%)	Target: ≥95% p.a. Actual: 96.2% (2023)	—
Water Management	—	Annual water withdrawals	Megalitres (ML)	6,571 ML	↓ 15.1%
		Water reduction	Percentage (%)	Target: 1.5% p.a. 15% by 2030 (vs. 2019) Actual: 15% (2023)	—
Environmental Management	—	Annual remediation expenses	Reporting Currency (USD)	<$1.0m	No Change
		Aggregate remediation balance for known events	Reporting Currency (USD)	$18.8m	↑ 40.3%
		Environmental violations > $10,000 USD	Number	1	—
		Amount paid as a result of such environmental violations	Reporting Currency (USD)	$30,000	—
Competitive Behaviour	TR-AP-520a.1	Total amount of monetary losses incurred as a result of legal proceedings associated with anti-competitive behaviour regulations	Reporting Currency (USD)	NIL	—
Health and Safety	—	Accident frequency rate	1.0 = 1 injury / illness per 100 employees working 40 hours/week, 50 weeks/year	0.50	↓ 51.9%
		Accident severity rate	10.0 = 10 lost work days / 100 employees working 40 hours/week, 50 weeks/year	10.22	↓ 17.3%
Gender Diversity	—	% of employees who are women(5)	Percentage (%)	28%	—
		% Women in Critical Positions	Percentage (%)	18%	—
		% Women on the Board of Magna	Percentage (%)	38%(6)	↑ 200 bps
Notes:
(1)
Market-based emissions calculation method.

(2)
2023 data with respect to emissions, and water withdrawals have been verified by an independent third-party verification firm. Energy management, waste management, and health and safety data is preliminary.

(3)
Items indicated by a dash were not tracked in applicable baseline year. We have used a 2021 baseline for our emissions reporting in line with our SBTi near-term and net zero targets. We have used a 2019 baseline for other metrics consistent with our previous sustainability reports. Our 2023 Scope 1 and 2 emissions represent reductions of 17.8% and 28.5%, respectively against our original 2019 baseline.

(4)
Scope 3 emissions data reported is based on 2021 and represents our baseline Scope 3 emissions calculated in connection with our SBTi near-term and net-zero targets submission in 2023. We performed an inventory covering all 15 Scope 3 emissions categories. Our Scope 3 emissions data includes all relevant categories. Categories 8, 13, and 15 are not relevant to Magna.

(5)
Wholly owned operations only.

(6)
As of May 9, 2024, the percentage of women on the Board will be 42%, assuming election of all nominees for Magna’s annual meeting of shareholders.

74Corporate Governance

Board Committees and Committee Reports
Corporate Governance

Board Committees and Committee Reports
Committees
This Board currently maintains four standing committees to assist it in carrying out its duties:
■
Audit Committee;

■
Governance, Nominating and Sustainability Committee;

■
Talent Oversight and Compensation Committee; and

■
Technology Committee.

The Board has delegated certain responsibilities to each Board committee as described below and further in each committee’s charter. All four of our Board committees are comprised entirely of Independent Directors. Each committee member had 100% attendance at all committee meetings held in 2023.
The following table outlines the Board committee composition as of the date of this Circular. The GNSC, at least, annually reviews Board committee memberships and recommends to the Board the allocation of Board members for appointment to each of the Board committees based on the needs of the individual committees.
All Committee Charters have been filed on SEDAR+ (www.sedarplus.ca) and are also available in the Leadership & Governance section of Magna’s website (www.magna.com ).
Director	AC(1)	GNSC	TOCC	TC
Peter G. Bowie(1)	Chair			✓
Mary S. Chan		✓		✓
Hon. V. Peter Harder		Chair		✓
Jan R. Hauser(1)	✓			✓
Jay K. Kunkel(1)	✓			✓
Robert F. MacLellan(1) (Board Chair)				✓
Mary Lou Maher(1)	✓			✓
William A. Ruh			✓	Chair
Dr. Indira V. Samarasekera			Chair	✓
Matthew Tsien			✓	✓
Dr. Thomas Weber		✓		✓
Lisa S. Westlake(1)			✓	✓

(1)
All members of the Audit Committee, together with Mr. MacLellan and Ms. Westlake, meet the requirements to be considered financial experts.

Committee Reports
A report of each standing Board Committee follows. Each report summarizes the Committee’s mandate and principal activities in respect of 2023 and to date in 2024. In addition, a separate TOCC report on compensation and performance can be found on page 31 of this Circular.
Corporate Governance 75

Report of the Audit Committee

Peter G. Bowie (Chair)
Jan R. Hauser
Jay K. Kunkel
Mary Lou Maher
—
Comprised of 100% Independent Directors.

—
All members are “financially literate” within the meaning of the Canadian Securities Administrators rules and the corporate governance listing standards of the New York Stock Exchange.

—
Each committee member had 100% attendance at all meetings.

—
At each meeting, the committee

■
met in camera without Management present.

■
met in camera with the external independent auditor.

■
met in camera with internal auditors.

The Committee is satisfied that it has carried out its duties and responsibilities in accordance with its Charter.

Mandate
The Audit Committee’s primary role is to satisfy itself on behalf of shareholders that the company’s financial statements are accurate in all material respects and can be relied upon by shareholders. This necessarily involves diligent oversight of the company’s: system of internal controls; finance and accounting policies; internal and external audits; relationship with the independent auditors; financial risk mitigation strategies; and the integrity of its financial reports and disclosures.
Composition
The Audit Committee Charter requires that the committee be composed of between three and five Independent Directors, each of whom is “financially literate” and at least one of whom is a “financial expert”, as those terms are defined under applicable law. Audit Committee members cannot serve on the audit committees of more than three boards of public companies in total.
The Audit Committee complied with these requirements throughout 2023.
There was a change to Audit Committee composition during 2023, as follows:
■
appointment of Jay K. Kunkel in May 2023.

In appointing members to the Audit Committee, the Board considers the relevant expertise brought to the Audit Committee by each member, including through the financial leadership and oversight experience gained by each of them in their principal occupations and/or other boards on which they serve.
2023 Accomplishments and Key Areas of Focus
Through the Audit Committee’s work during 2023 and the first few months of 2024, the Audit Committee has fulfilled all of the requirements under its Charter, including satisfying itself regarding the integrity of Magna’s financial statements and financial reporting. Early in 2023, the Audit Committee also oversaw and approved amendments to its Charter which expressly define the Audit Committee’s responsibilities with respect to enterprise and manufacturing environment cybersecurity, as well as financial statement disclosure of sustainability matters.
Specific elements of the Audit Committee’s work in respect of 2023 included:
Financial Reporting and Internal Controls
■
received presentations from the company’s Chief Financial Officer and other members of the Finance Department at each quarterly meeting;

■
reviewed significant accounting policies and critical accounting estimates/judgements;

■
satisfied itself, on behalf of shareholders, as to:

■
disclosure of and accounting for Veoneer Active Safety Business Combination, which was identified as a Critical Audit Matter for the 2023 audit;

■
disclosure controls and procedures, as well as the effectiveness of internal controls over financial reporting; and

■
approved and recommended to the Board all quarterly and annual financial statements, MD&A and earnings press releases.

Oversight of Internal Audit
■
reviewed and approved the Internal Audit work plan and budget; and

■
received quarterly updates regarding the execution of the Internal Audit work plan, as well as Management follow-up on items identified by the IAD, including through in camera sessions at each quarterly Audit Committee meeting.

External Audit Independence and Effectiveness
■
satisfied itself as to Deloitte’s continued independence from Management;

■
received reports from Deloitte regarding Deloitte’s tailored risk assessment and incremental audit procedures of key areas;

■
reviewed and approved Deloitte’s integrated audit plan, preliminary and final fees, as well as scope of and fees for additional audit and all non-audit services arising through the year;

■
discussed audit, accounting and internal controls matters, as well as all required communications, with Deloitte, including through in camera sessions at each quarterly Audit Committee meeting;

■
assessed with Deloitte all audit risks identified as significant, as well as Deloitte’s audit responses to address such risks;

■
reviewed with Deloitte its integrated audit results;

76Corporate Governance

AUDIT COMMITTEE REPORT
Corporate Governance

■
performed an annual audit effectiveness assessment of Deloitte;

■
reviewed and discussed with Deloitte the Critical Audit Matter (Veoneer Active Safety Business Combination) identified for inclusion in Deloitte’s report on Magna’s 2023 financial statements; and

■
continued to monitor the integration of audit quality indicators, as well as audit quality initiatives and developments to promote continuous audit improvement.

Ethics and Compliance
■
received updates from Magna’s Chief Compliance Officer regarding the company’s Ethics and Legal Compliance Program, including administration of the Code of Conduct and Ethics, compliance training initiatives and activities of the company’s Compliance Council.

Whistle-Blowing
■
reviewed summaries of non-HR matters reported and investigated through Magna’s Hotline; and

■
satisfied itself that the Hotline provides an effective mechanism for the reporting of fraud and/or breaches of the Code of Conduct and Ethics.

Topical “Deep Dives”
■
received presentations and updates with respect to Cybersecurity and IT, Financial Reporting of Sustainability Matters, Finance Transformation, SAP S/4HANA Implementation, Financial Reporting Risks, Tax, Insurance and Treasury.

Committee Approval of Report
Management is responsible for the preparation and presentation of Magna’s consolidated financial statements, the financial reporting process and the development and maintenance of Magna’s system of internal controls. The company’s external auditor is responsible for performing an independent audit on, and issuing its reports in respect of Magna’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), as well as the effectiveness of Magna’s internal control over financial reporting, in accordance with the standards of the PCAOB. The Audit Committee monitors and oversees these processes in accordance with the Audit Committee Charter and applicable law.
Based on these reviews and discussions, including a review of Deloitte’s Report on Financial Statements and Report on Internal Controls, the Audit Committee recommended to the Board and the Board approved Magna’s consolidated financial statements and MD&A in respect of the fiscal year ended December 31, 2023.
The Audit Committee is satisfied that it has fulfilled the duties and responsibilities assigned to it under its charter in respect of the year ended December 31, 2023. This report is dated as of March 27, 2024, and is submitted by the Audit Committee.

Corporate Governance 77

Report of the Governance, Nominating and Sustainability Committee

Hon. V. Peter Harder (Chair)
Mary S. Chan
Dr. Thomas Weber
—
Comprised of 100% Independent Directors.

—
Each committee member had 100% attendance at all meetings.

—
At each meeting, the committee met in camera without Management present.

The Committee is satisfied that it has carried out its duties and responsibilities in accordance with its Charter.

Mandate
The GNSC assists the Board in fulfilling its oversight responsibilities with respect to corporate governance, Board succession planning, director compensation and sustainability oversight.
Composition
The GNSC Charter requires that the committee be composed of between three and five Independent Directors. The GNSC complied with this requirement in 2023.
In appointing members to the GNSC, the Board considers the relevant expertise brought to the GNSC by each member, including through the leadership, governance and other experience gained by each of them in their principal occupations and/or other boards on which they serve.
There were a number of changes to the GNSC composition during 2023, as follows:
■
retirement of Dr. Kurt Lauk as a GNSC member in May 2023, on his retirement from the Board; and

■
appointment of Dr. Thomas Weber in May 2023.

2023 Accomplishments and Key Areas of Focus
During 2023 and the first few months of 2024, the GNSC held eight regular meetings, each of which included an in-camera session without Management present, and fulfilled all of the requirements under its Charter, including with respect to Magna’s overall system of corporate governance, Board composition, sustainability and other matters. Some of the GNSC’s significant activities and accomplishments in these areas include:
Corporate Governance
■
reviewed and approved the nominees for election and assessed the director’s independence;

■
oversaw annual Board, committee and peer effectiveness evaluation; and

■
received updates highlighting key Canadian, U.S. and international regulatory and governance developments, as well as proxy advisory firms’ voting policies.

Board Renewal
■
reviewed/assessed updated skills matrix and Board renewal roadmap;

■
oversaw Technology Committee Chair succession and recommended the appointment of William A. Ruh as Chair;

■
developed search profile and oversaw independent search consultant’s efforts resulting in the recruitment of Jay K. Kunkel and Matthew Tsien in 2023; and

■
recommended to the Board the appointment of Jay K. Kunkel to the Audit Committee; Matthew Tsien to the TOCC, and Thomas Weber to the GNSC.

Sustainability
■
satisfied itself as to the continued effectiveness of Magna’s ESG management programs;

■
satisfied itself regarding Magna’s progress with the carbon neutrality commitments within its sustainability strategy, as well as the evolution of this strategy to a net-zero commitment;

■
received presentations on global human rights/supply chain regulatory requirements and Magna’s compliance initiatives; and

■
reviewed and recommended Board approval of the 2023 Sustainability Report.

Risk Oversight
■
received presentations on Magna’s “mission-critical risks” as well as other top risk areas, together with risk mitigation activities.

Committee Approval of Report
This report is dated as of March 27, 2024, and is submitted by the GNSC.

78Corporate Governance

TOCC REPORT
Corporate Governance

Report of the Talent Oversight
and Compensation Committee

Dr. Indira Samarasekera (Chair)
William A. Ruh
Matthew Tsien
Lisa S. Westlake
—
Comprised of 100% Independent Directors.

—
Each committee member had 100% attendance at all meetings.

—
At each meeting, the committee met in camera without Management present.

The Committee is satisfied that it has carried out its duties and responsibilities in accordance with its Charter.

Mandate
The TOCC assists the Board in fulfilling its oversight responsibilities with respect to leadership development, executive succession planning, executive and incentive compensation, employee health and safety as well as talent management.
Composition
The TOCC Charter requires that the committee be composed of between three and five Independent Directors. The TOCC complied with this requirement in 2023.
In appointing members to the TOCC, the Board considers the relevant expertise brought to the TOCC by each member, including through the leadership development and executive succession planning, executive compensation and talent management experience gained by each of them in their principal occupations and/or other boards on which they serve.
There was a change to the TOCC composition during 2023, as follows:
■
appointment of Matthew Tsien as a TOCC member in May 2023.

2023 Accomplishments and Key Areas of Focus
During 2023 and the first few months of 2024, the TOCC fulfilled all of the requirements under its Charter, including with respect to Magna’s overall system of talent management, leadership development and succession planning, executive compensation, employee health and safety and other matters. Some of the TOCC’s significant activities and accomplishments in these areas include:
Talent Management, Development and Diversity
■
monitored succession plan status for critical leadership roles;

■
received presentations on:

■
management and leadership development programs;

■
culture and employee engagement;

■
diversity and inclusion; and

■
the status of enhancements to the company’s pension plans and retirement savings programs.

Executive Compensation
■
reviewed the peer group used for executive compensation benchmarking and affirmed it without changes;

■
received updated benchmarking results for the five most highly compensated roles;

■
recommended Board approval of 2023 target TDC levels, profit sharing percentages and 2021 ROIC PSU and rTSR PSU payouts;

■
recommended Board approval of the decision items described in the CD&A earlier in this Circular;

■
initiated a review of the executive compensation framework and recommended Board approval of the new compensation framework which took effect on January 1, 2024;

■
reviewed and recommended Board approval of a new compensation clawback policy; and

■
satisfied itself on behalf of shareholders that there remains an appropriate linkage between pay and performance in Magna’s system of executive compensation, as well as a range of incentives which continue to be effective in attracting, motivating and retaining key employees, while appropriately balancing risk and reward.

Employee Health & Safety
■
received updates on occupational health and safety incidents, audits and inspections; and

■
satisfied itself as to the continued effectiveness of Magna’s occupational health/safety management programs, generally.

Committee Approval of Report
This report is dated as of March 27, 2024, and is submitted by the TOCC.

Corporate Governance 79

Report of the Technology Committee

William A. Ruh (Chair)
Peter G. Bowie
Mary S. Chan
Hon V. Peter Harder
Jan R. Hauser
Jay K. Kunkel
Robert F. MacLellan
Mary Lou Maher
Dr. Indira A. Samarasekera
Matthew Tsien
Dr. Thomas Weber
Lisa S. Westlake
—
Comprised of 100% Independent Directors.

—
Each committee member had 100% attendance at all meetings.

—
At each meeting, the committee met in camera without Management present.

The Committee is satisfied that it has carried out its duties and responsibilities in accordance with its Charter.

Mandate
The Technology Committee assists the Board in fulfilling its oversight responsibilities with respect to disruptive and other technological trends and risks, as well as the company’s efforts to address them.
Composition
The Technology Committee is a Committee of all the Independent Directors of the Board.
There were a number of changes to the Technology Committee composition during 2023, as follows:
■
retirement of Dr. Kurt Lauk as Technology Committee chair in May 2023, on his retirement from the Board;

■
appointment of William A. Ruh as Technology Committee chair in May 2023; and

■
appointment of Jay Kunkel and Matthew Tsien to the Technology Committee in connection with their election to the Board in May 2023.

2023 Accomplishments and Key Areas of Focus
During 2023 and the first few months of 2024, the Technology Committee fulfilled the requirements of its Charter.
Some of the Technology Committee’s significant activities and accomplishments in respect of 2023 include:
Technology Trends, Opportunities & Risks
■
engaged in “deep dive” reviews of various topics, including:

■
digital transformation;

■
automation and factory of the future;

■
battery enclosures technology landscape;

■
highly integrated (automotive) systems; and

■
considered Domain 3 (product and solution software) cybersecurity in the context of the software defined vehicle.

Research & Development
■
reviewed and assessed Magna’s R&D/innovation initiatives in relation to Magna’s strategy.

Technology Investments and M&A Strategy
■
quarterly reviewed status of Magna’s investments in technology start-ups and investment funds, including as to investment rationale, technology, intellectual property key learnings, overall value proposition and investment performance.

Committee Approval of Report
This report is dated as of March 27, 2024, and is submitted by the Technology Committee.

80Corporate Governance

Additional Information

Additional Information
Interests of Management and Other Insiders in Certain Transactions
Dr. Indira Samarasekera serves on the board of the Canadian Institute for Advanced Research (“CIFAR”), a not-for-profit focused on advanced research and study. Magna has made a multi-year commitment to CIFAR, which included C$150,000 in 2023. The amount of Magna’s contribution to CIFAR is not material to Magna. Dr. Samarasekera does not receive any compensation from CIFAR for her service on the CIFAR board.

Indebtedness of Directors, Executive Officers and Employees
None of Magna’s present or former directors or executive officers (including any of their associates) were indebted at any time during 2023 to Magna or its subsidiaries. As at the Record Date, present and former employees of Magna and its subsidiaries owed Magna and its subsidiaries of approximately $25,000 in aggregate.

Directors’ and Officers’ Insurance
Effective September 1, 2023, Magna renewed its directors’ and officers’ liability insurance for a one-year renewal period. This insurance provides, among other coverages, coverage of up to $330 million (in the aggregate for all claims made during the policy year) for officers and directors of Magna and its subsidiaries, subject to a self-insured retention of $5.0 million for all claims. This policy does not provide coverage for losses arising from the intentional breach of fiduciary responsibilities under statutory or common law or from violations of or the enforcement of pollutant laws and regulations. The aggregate premium payable in respect of the policy year September 1, 2023 to September 1, 2024 for the directors’ and officers’ liability portion of this insurance policy was $3.7 million.

Contacting the Board
Shareholders wishing to communicate with the Board Chair or any other director may do so through the office of the Corporate Secretary at 337 Magna Drive, Aurora, Ontario, Canada, L4G 7K1, telephone (905) 726-2462 or by email shareholderengagement@magna.com.

Approval of Circular	The Board has approved the contents and mailing of this Circular.
Bassem A. Shakeel
Vice-President and Corporate Secretary
March 27, 2024
Magna files an Annual Information Form with the Ontario Securities Commission and Annual Report on Form 40-F with the U.S. Securities and Exchange Commission. A copy of Magna’s most recent Annual Information Form, this Circular and the Annual Report containing Magna’s consolidated financial statements and MD&A, will be sent to any person upon request in writing addressed to the Secretary at Magna’s principal executive offices set out in this Circular. Such copies will be sent to any shareholder without charge. Copies of Magna’s disclosure documents and additional information relating to Magna may be obtained by accessing the disclosure documents available on the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR+) at www.sedarplus.ca. Financial information is provided in Magna’s comparative consolidated financial statements and MD&A for fiscal 2023. For more information about Magna, visit Magna’s website at www.magna.com.
Additional Information 81

Definitions and Interpretation
Certain Defined Terms
In this document, referred to as this “Circular”, the terms “you” and “your” refer to the shareholder, while “we”, “us”, “our”, the “company” and “Magna” refer to Magna International Inc. and, where applicable, its subsidiaries. In this Circular, a reference to “fiscal year” is a reference to the fiscal or financial year from January 1 to December 31 of the year stated.
We also use the following defined terms throughout this Circular:

AC:	the Audit Committee of our Board.
Board:	our Board of Directors.
BoC:	the Bank of Canada.
C$:	Canadian dollars.
Deloitte:	Deloitte LLP
DSUs:	deferred share units.
GNSC:	the Governance, Nominating and Sustainability Committee of our Board.
Independent Directors:	our directors or nominees who have been determined to be independent on the basis described under “Nominees for Election to the Board – Nominee Independence”.
NYSE:	The New York Stock Exchange.
OBCA:	the Business Corporations Act (Ontario).
TC:	the Technology Committee of our Board.
TOCC:	the Talent Oversight and Compensation Committee of our Board.
TSX:	the Toronto Stock Exchange.
Currency, Exchange Rates and Share Prices
Dollar amounts in this Circular are stated in U.S. dollars, unless otherwise indicated, and have been rounded to the nearest thousand. In a number of instances in this Circular, information based on our share price has been calculated on the basis of the closing price of our Common Shares on the NYSE.

Reference Date	NYSE Share Price (US$)
December 29, 2023	59.08
March 20, 2024	54.95
Information Currency	The information in this Circular is current as of March 27, 2024, unless otherwise stated.
Websites not incorporated by Reference	Information contained on or otherwise accessible through Magna’s website and other websites, though referenced herein, does not form part of and is not incorporated by reference into this Circular.
82Definitions and Interpretation

Transfer Agent and Registrar
TSX Trust Company
301-100 Adelaide Street West
Toronto, Ontario M5H 4H1
Telephone:1 (800) 387 0825
or 416-682-3860
Fax:1 (888) 249 6189 or
1 (514) 985 8843
Email:shareholderinquiries@tmx.com
www.tsxtrust.com
Exchange Listings
Common Shares
Toronto Stock Exchange MG
New York Stock Exchange MGA
Corporate Office
Magna International Inc.
337 Magna Drive,
Aurora, Ontario, Canada L4G 7K1
Telephone: (905) 726-2462
Fax: (905) 726-7164
www.magna.com